                                                                   Exhibit 10.34

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                               CREDIT AGREEMENT

                         DATED AS OF NOVEMBER 6, 1996

                                     AMONG

                          OUTSOURCING SOLUTIONS INC.,
                                 AS BORROWER,

                          THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.
                                      AND
                           THE CHASE MANHATTAN BANK,
                         AS CO-ADMINISTRATIVE AGENTS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.
                                      AND
                            CHASE SECURITIES INC.,
                             AS ARRANGING AGENTS,

                                      AND

                            SUNTRUST BANK, ATLANTA,
                              AS COLLATERAL AGENT


================================================================================

                           OUTSOURCING SOLUTIONS INC.

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                              Page
                                                              ----

                      SECTION 1.
                      DEFINITIONS.............................   2
1.1   Certain Defined Terms...................................   2
1.2   Accounting Terms; Utilization of GAAP for Purposes
      of Calculations Under Agreement.........................  31
1.3   Other Definitional Provisions...........................  31

                      SECTION 2.
      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..............  32
2.1   Commitments; Loans......................................  32
2.2   Interest on the Loans...................................  40
2.3   Fees....................................................  44
2.4   Repayments, Prepayments and Reductions in
      Revolving Loan Commitments; General
      Provisions Regarding Payments...........................  44
2.5   Use of Proceeds.........................................  53
2.6   Special Provisions Governing Eurodollar Rate Loans......  54
2.7   Increased Costs; Taxes; Capital Adequacy................  56
2.8   Obligation of Lenders and Issuing Lenders to Mitigate...  61

                      SECTION 3.
                   LETTERS OF CREDIT..........................  62
3.1   Issuance of Letters of Credit and Lenders'
      Purchase of Participations Therein......................  62
3.2   Letter of Credit Fees...................................  65
3.3   Drawings and Payments and Reimbursement
      of Amounts Paid Under Letters of Credit.................  65
3.4   Obligations Absolute....................................  68
3.5   Indemnification; Nature of Issuing Lender's Duties......  69
3.6   Increased Costs and Taxes Relating to Letters of Credit.  70

                      SECTION 4.
       CONDITIONS TO LOANS AND LETTERS OF CREDIT..............  71
4.1   Conditions to Term Loans................................  71
4.2   Conditions to All Loans.................................  78
4.3   Conditions to Letters of Credit.........................  79

                      SECTION 5.


                           (i)

                                                              Page
                                                              ----

            REPRESENTATIONS AND WARRANTIES....................  80
5.1   Organization, Powers, Qualification, Good
      Standing, Business and Subsidiaries.....................  80
5.2   Authorization of Borrowing, etc.........................  81
5.3   Financial Condition; Projections........................  82
5.4   No Material Adverse Change; No Restricted
      Junior Payments.........................................  83
5.5   Title to Properties; Liens..............................  83
5.6   Litigation; Adverse Facts...............................  83
5.7   Payment of Taxes........................................  84
5.8   Performance of Agreements; Materially Adverse Agreements  84
5.9   Governmental Regulation.................................  85
5.10  Securities Activities...................................  85
5.11  Employee Benefit Plans..................................  85
5.12  Certain Fees............................................  85
5.14  Employee Matters........................................  87
5.15  Solvency................................................  87
5.16  Matters Relating to Collateral..........................  87
5.17  Related Agreements......................................  88
5.18  Disclosure..............................................  89
5.19  Subordination of Seller Notes...........................  89

                      SECTION 6.
                 AFFIRMATIVE COVENANTS........................  89
6.1   Financial Statements and Other Reports..................  90
6.2   Corporate Existence, etc................................  95
6.3   Payment of Taxes and Claims; Tax Consolidation..........  95
6.4   Maintenance of Properties; Insurance....................  95
6.5   Inspection; Lender Meeting..............................  96
6.6   Compliance with Laws, etc...............................  96
6.7   Environmental Disclosure and Inspection.................  96
6.8   Company's Remedial Action Regarding Hazardous Materials.  98
6.9  of Subsidiary Guaranty and Subsidiary
      Security Agreements by Subsidiaries and
      Future Subsidiaries.....................................  98
6.10  Interest Rate Protection................................  99
6.11  Further Assurances......................................  99

                      SECTION 7.
                  NEGATIVE COVENANTS.......................... 100
7.1   Indebtedness............................................ 100
7.2   Liens and Related Matters............................... 101
7.3   Investments; Joint Ventures............................. 102
7.4   Contingent Obligations.................................. 103
7.5   Restricted Junior Payments.............................. 104


                        (ii)

                                                              Page
                                                              ----

7.6   Financial Covenants..................................... 105
7.7   Restriction on Fundamental Changes; Asset Sales......... 107
7.8   Sales and Lease-Backs................................... 109
7.9   Transactions with Shareholders and Affiliates........... 109
7.10  Disposal of Subsidiary Stock............................ 109
7.11  Conduct of Business..................................... 110
7.12  Amendments or Waivers of Certain Related
      Agreements; Amendments of Documents Relating
      to Subordinated Indebtedness; Designation of
      "Designated Senior Debt"; Preferred Stock............... 110
7.13  Fiscal Year............................................. 111

                      SECTION 8.
                   EVENTS OF DEFAULT.......................... 111
8.1   Failure to Make Payments When Due....................... 111
8.2   Default in Other Agreements............................. 111
8.3   Breach of Certain Covenants............................. 112
8.4   Breach of Warranty...................................... 112
8.5   Other Defaults Under Loan Documents..................... 112
8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.... 112
8.7   Voluntary Bankruptcy; Appointment of Receiver, etc...... 113
8.8   Judgments and Attachments............................... 113
8.9   Dissolution............................................. 114
8.10  Employee Benefit Plans.................................. 114
8.11  Change in Control....................................... 114
8.12  Invalidity of Guaranties................................ 115
8.13  Failure of Security..................................... 115
8.14  Failure to Consummate Acquisition or Merger............. 115
8.15  Default Under Subordination Provisions.................. 115

                      SECTION 9.
                        AGENTS................................ 116
9.1   Appointment............................................. 116
9.2   Powers; General Immunity................................ 118
9.3   Representations and Warranties; No Responsibility
      For Appraisal of Creditworthiness....................... 119
9.4   Right to Indemnity...................................... 120
9.5   Successor Agents and Swing Line Lender.................. 120
9.6   Collateral Documents.................................... 121

                      SECTION 10.
                     MISCELLANEOUS............................ 121
10.1  Assignments and Participations in Loans,
      Letters of Credit....................................... 121
10.2  Expenses................................................ 124


                        (iii)

                                                              Page
                                                              ----

10.3  Indemnity............................................... 125
10.4  Set-Off; Security Interest in Deposit Accounts.......... 126
10.5  Ratable Sharing......................................... 126
10.6  Amendments and Waivers.................................. 127
10.7  Independence of Covenants............................... 129
10.8  Notices................................................. 129
10.9  Survival of Representations, Warranties and Agreements.. 129
10.10 Failure or Indulgence Not Waiver; Remedies Cumulative... 130
10.11 Marshalling; Payments Set Aside......................... 130
10.12 Severability............................................ 130
10.13 Obligations Several; Independent Nature of
      Lenders' Rights......................................... 130
10.14 Headings................................................ 131
10.15 Applicable Law.......................................... 131
10.16 Successors and Assigns.................................. 131
10.17 Consent to Jurisdiction and Service of Process.......... 131
10.18 Waiver of Jury Trial.................................... 132
10.19 Confidentiality......................................... 132
10.20 Counterparts; Effectiveness............................. 133

Signature pages............................................... S-1


                                    (iv)

                                   EXHIBITS

I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A        FORM OF TRANCHE A TERM NOTE
IV-B        FORM OF TRANCHE B TERM NOTE
V           FORM OF REVOLVING NOTE
VI          FORM OF SWING LINE NOTE
VII         FORM OF SUBSIDIARY GUARANTY
VIII        FORM OF PLEDGE AGREEMENT
IX-A        FORM OF SECURITY AGREEMENT
IX-B        FORM OF LIMITED PARTNERSHIP SECURITY AGREEMENT
IX-C        FORM OF TRADEMARK SECURITY AGREEMENT
X           FORM OF COMPLIANCE CERTIFICATE
XI          FORM OF OPINION OF WHITE & CASE
XII         FORM OF OPINION OF O'MELVENY & MYERS LLP
XIII        FORM OF ASSIGNMENT AGREEMENT
XIV         FORM OF PERMITTED SELLER NOTE
XV          FORM OF CERTIFICATE RE NON-BANK STATUS
XVI         FORM OF COLLATERAL ACCOUNT AGREEMENT


                                       (v)

                                    SCHEDULES

2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES; LENDING
            OFFICES
4.1R        CORPORATE AND CAPITAL STRUCTURE; MANAGEMENT
5.1         SUBSIDIARIES OF COMPANY
5.13        CERTAIN ENVIRONMENTAL MATTERS
7.1         CERTAIN EXISTING INDEBTEDNESS
7.2         CERTAIN EXISTING LIENS
7.4         CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.4(iv)(a)  CERTAIN EXISTING EARN OUT AGREEMENTS
7.4(iv)(b)  CERTAIN EXISTING FORWARD FLOW CONTRACTS


                                      (vi)

                           OUTSOURCING SOLUTIONS INC.

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT is dated as of November 6, 1996 and entered into by and among OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), GOLDMAN SACHS CREDIT PARTNERS L.P. and THE CHASE MANHATTAN BANK, as co-administrative agents (each, in such capacity, a "Co-Administrative Agent" and, collectively, "Co-Administrative Agents"), GOLDMAN SACHS CREDIT PARTNERS L.P. and CHASE SECURITIES INC., as arranging agents (each, in such capacity, an "Arranging Agent" and collectively, "Arranging Agents"), and SUNTRUST BANK, ATLANTA, as collateral agent (in such capacity, "Collateral Agent").

                                 R E C I T A L S

      WHEREAS, Company is party to that certain Agreement and Plan of Merger dated as of August 13, 1996, by and among Company, Boxer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Company ("Acquisition Sub"), and Payco American Corporation, a Wisconsin corporation ("Payco"), pursuant to which, among other things, Company will acquire all of the capital stock of Payco;

      WHEREAS, Company desires that Lenders extend certain credit facilities to Company in an aggregate principal amount of $200,000,000 which, together with the proceeds of the Subordinated Notes (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof) and certain other funds, will be used to fund the acquisition of Payco, to refinance certain indebtedness of Company, Payco and their respective Subsidiaries, to pay Transaction Costs and to provide certain working capital and acquisition facilities to Company;

      WHEREAS, certain domestic Subsidiaries of Company desire to guaranty all of the obligations of Company with respect to the credit facilities provided by Lenders;

      WHEREAS, Company desires to secure all of the Obligations, and each such Subsidiary of Company desires to secure its respective obligations under the Subsidiary Guaranty, by granting to Collateral Agent, for the benefit of Agents and Lenders, (i) a first priority Lien on substantially all of their respective real and personal property and (ii) a first priority pledge of all of the capital stock of their respective direct Subsidiaries;

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Co-Administrative Agents, Arranging Agents and Collateral Agent agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1 Certain Defined Terms.

      The following terms used in this Agreement shall have the following meanings:

      "Acquisition" means the transactions contemplated by the Acquisition Agreement.

      "Acquisition Agreement" means that certain Agreement and Plan of Merger dated as of August 13, 1996, by and among Company, Acquisition Sub and Payco, as in effect on the Closing Date and as such agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

      "Acquisition Sub" has the meaning assigned to that term in the Recitals to this Agreement.

      "Adjustment Eurodollar Rate" means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) the London Interbank offered rate for deposits in U.S. Dollars for maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Page 3750 by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

      "Affected Lender" has the meaning assigned to that term in subsection
2.6C.

      "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, that "Affiliate" as applied to Company or its Subsidiaries shall not include Chase, CSI, GSCP, Goldman, Sachs & Co. or CS First Boston Corporation and their respective Affiliates, except that Goldman, Sachs & Co. and GSCP shall be considered Affiliates of Company and its Subsidiaries for purposes of subsection 7.9 hereof to the extent such Persons are acting as agents or brokers for Company or any of its Subsidiaries in connection with any sales of receivables portfolios.

      "Agent" means, individually, each of Collateral Agent, Co-Administrative Agents and Arranging Agents, and "Agents" means Collateral Agent,
Co-Administrative Agents and Arranging Agents, collectively.

      "Agreement" means this Credit Agreement dated as of November 6, 1996, as it may be amended, restated, supplemented or otherwise modified from time to time.

      "Anniversary" means each of the dates that are anniversaries of the Closing Date.

      "Applicable Base Rate Margin" means, with respect to the applicable Loan set forth below, the corresponding per annum rate set forth below:

         ===============================================================
                                                   APPLICABLE
                      LOAN                      BASE RATE MARGIN
         ===============================================================
         Tranche A Term Loans                        1.50%
         ---------------------------------------------------------------
         Tranche B Term Loans                        2.00%
         ---------------------------------------------------------------
         Revolving Loans                             1.50%
         ===============================================================

; provided that the Applicable Base Rate Margin set forth above with respect to Tranche A Term Loans and Revolving Loans shall be reduced by the Pricing Reduction, if any.

      "Applicable Eurodollar Rate Margin" means, with respect to the applicable Loan set forth below, the corresponding per annum rate set forth below:

         ===============================================================
                                                   APPLICABLE
                                                EURODOLLAR RATE
                      LOAN                           MARGIN
         ===============================================================
         Tranche A Term Loans                        2.50%
         ---------------------------------------------------------------
         Tranche B Term Loans                        3.00%
         ---------------------------------------------------------------
         Revolving Loans                             2.50%
         ===============================================================

; provided that the Applicable Eurodollar Rate Margin set forth above with respect to Tranche A Term Loans and Revolving Loans shall be reduced by the Pricing Reduction, if any.

      "Arranging Agent" and "Arranging Agents" have the respective meanings assigned to such terms in the introduction to this Agreement; provided that after the Closing Date, Arranging Agents shall only mean and include GSCP.

      "Articles of Merger" means the Articles of Merger dated as of November 6, 1996 by and between Acquisition Sub and Payco to be filed with the Secretary of State of Wisconsin, as in effect on the Closing Date and as such articles may be amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under subsection 7.12A.

      "Asset Sale" means the sale (including in any sale-leaseback transaction) by Company or any of its Subsidiaries to any Person (other than Company or any of its Wholly Owned Subsidiaries) of (i) any of the stock of any of Company's Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets other than sales of assets in the ordinary course of business and sales of obsolete equipment, excluding any such other assets to the extent that the aggregate value of such assets sold in any single transaction or transactions is equal to $250,000 or less in any one Fiscal Year; provided that in no event shall a sale of all or any portion of a receivables portfolio be deemed a sale of assets in the ordinary course of business.

      "Assignment Agreement" means an assignment agreement in substantially the form of Exhibit XIII annexed hereto or in such other form as may be approved by Co-Administrative Agents.

      "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

      "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

      "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

      "Business Day" means (i) for all purposes other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings, issuances and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also (a) a day for trading by and between banks in Dollar deposits in the London interbank market and (b) a day on which banking institutions are open for business in London.

      "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

      "Cash" means money, currency or a credit balance in a Deposit Account.

      "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $250,000,000 (each Lender and each such commercial bank being herein called a "Cash Equivalent Bank"); and (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank).

      "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale.

      "Certificate of Merger" means the Certificate of Merger dated as of November 6, 1996 by and between Acquisition Sub and Payco to be filed with the Secretary of State of Delaware, as in effect on the Closing Date and as such certificate may be amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under subsection 7.12A.

      "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XV annexed hereto delivered by a Lender to Chase
Co-Administrative Agent pursuant to subsection 2.7B(iii).

      "Chase" means The Chase Manhattan Bank and its successors, including, without limitation, its successors by merger.

      "Chase Co-Administrative Agent" means Chase, in its capacity as a Co-Administrative Agent, and any successor to Chase in such capacity appointed pursuant to subsection 9.5A.

      "Closing Date" means the date on or before November 30, 1996 on which the initial Loans are made.

      "Co-Administrative Agent" and "Co-Administrative Agents" have the respective meanings assigned to such terms in the introduction to this Agreement and also mean and include any successor Co-Administrative Agent appointed pursuant to subsection 9.5A.

      "Collateral" means all of the properties and assets (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

      "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

       "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Chase Co-Administrative Agent on the Closing Date, substantially in the form of Exhibit XVI annexed hereto, pursuant to which Company may pledge cash to Chase Co-Administrative Agent to secure the obligations of Company to reimburse Issuing Lenders for payments made under one or more Letters of Credit as such Collateral Account Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Collateral Agent" means SunTrust, in its capacity as Collateral Agent, and any successor to SunTrust, in such capacity appointed pursuant to subsection 9.5A.

      "Collateral Documents" means the Pledge Agreement, the Security Agreement, the Limited Partnership Security Agreement, the Trademark Security Agreement, the Collateral Account Agreement, the Mortgages, the Deeds of Trust, and any other documents, instruments or agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant or perfect liens on any assets of such Loan Party as security for the Obligations.

      "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

      "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

      "Company Common Stock" means, collectively, Company's (i) Voting Common Stock, par value $0.01 per share, (ii) Class A Non-Voting Common Stock, par value $0.01 per share, (iii) Class B Non-Voting Common Stock, par value $0.01 per share, and (iv) Class C NonVoting Common Stock, par value $0.01 per share.

      "Company Preferred Stock" means Company's 8.0% Non-Voting Cumulative Redeemable Exchangeable Preferred Stock outstanding as of the Closing Date in the approximate amount of $10,800,000, together with any shares of such preferred stock issued after the Closing Date as dividends thereon permitted under subsection 7.5.

      "Compliance Certificate" means a certificate substantially in the form of
Exhibit X annexed hereto delivered to Chase Co-Administrative Agent by Company pursuant to subsection 6.1(iv).

      "Condemnation Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(d).

      "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property (except inventory, other than any receivables portfolios, in the ordinary course of business) or fixed assets of any Person, or stock or other evidence of beneficial ownership of any Person that, as a result of the acquisition of such stock or other evidence, becomes a Subsidiary of Company.

      "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

      "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

      "Consolidated EBITDA" means, for any period, (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) other non-cash items reducing Consolidated Net Income, (g) to the extent deducted in determining Consolidated Net Income, non-recurring charges not exceeding $10,000,000 identified prior to the first Anniversary (whether or not incurred prior to the first Anniversary) with respect to the rationalization of the business of Company and its Subsidiaries following the Acquisition and (h) to the extent deducted in determining Consolidated Net Income, any non-recurring charges incurred after the Closing Date in connection with the resolution of litigation of Company and its Subsidiaries disclosed in that certain Offering Circular dated October 31, 1996 prepared in connection with the offering of the Subordinated Notes, less (ii) the sum of the amounts for such period of (a) other non-cash items increasing Consolidated Net Income and (b) to the extent not otherwise deducted in determining Consolidated Net Income, payments made during such period with respect to Earn Out Agreements permitted hereunder and Management Fees, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

      "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled cash repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, and (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

      "Consolidated Fixed Charges" means, for any period, an amount equal to the sum of the amounts for such period of (i) scheduled cash repayments of principal of all Indebtedness, as reduced by prepayments previously made, (ii) Consolidated Interest Expense, (iii) Consolidated Maintenance Capital Expenditures and (iv) the portion of taxes based on income actually paid in cash.

      "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) payable in cash of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

      "Consolidated Maintenance Capital Expenditures" means, for any period, all Consolidated Capital Expenditures for such period other than Consolidated Capital Expenditures expended to make Permitted Acquisitions or Permitted Portfolio Acquisitions.

      "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to

Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

      "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all outstanding Indebtedness of Company and its Subsidiaries on a consolidated basis as determined in conformity with GAAP.

      "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

      "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

      "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent

Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

      "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of the MDC Entities.

      "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "Corporate Loan Party" means any Loan Party which is a corporation.

      "CSI" means Chase Securities Inc. and its successors and assigns, including, without limitation, its successors by merger.

      "Debt Collection Laws" means the Fair Debt Collection Practices Act and any similar state laws relating to the collection of consumer debt.

      "Deed of Trust" means any deed of trust granted by Company or any of its Subsidiaries in any interest in real property to secure the Obligations, as such deed of trust may be amended, restated, supplemented or otherwise modified from time to time.

      "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

      "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

      "Dollars" and the sign "$" mean the lawful money of the United States of America.

      "Earn Out Agreement" shall mean (i) the agreements set forth in Schedule 7.4(iv)(a) hereto and (ii) any other agreement entered into after the Closing Date by Company to pay the seller or sellers of any Person or assets acquired in accordance with the provisions of subsection 7.7(v) at any time following the consummation of such acquisition by reference to the financial performance of Company or the Person or assets acquired.

      "Eligible Assignee" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and

Development or a political subdivision of such country; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (d) any other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and has combined capital and surplus or net assets of at least $100,000,000, in each case (under clauses (a) through (d) above) that is reasonably acceptable to Co-Administrative Agents; and (ii) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

      "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is subject to ERISA and which is maintained or contributed to by Company or any of its ERISA Affiliates.

      "Employment Agreements" means, collectively, (i) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and David S. Patterson, (ii) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and James R. Bohmann, (iii) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and William W. Kagel, (iv) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and Patrick E. Carroll, (v) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and Alvin W. Keeley,
(vi) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and Susan Mathison, (vii) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and John P. Stetzenbach, (viii) that certain Employment Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and Neal R. Sparby, and (ix) that certain Consulting Agreement and that certain Covenant Not-To-Compete Agreement, in each case dated as of August 13, 1996 by and between Payco and Dennis Punches.

      "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates that are directly or indirectly controlled by Company, or any Facility.

      "Environmental Laws" means all laws, statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, public health and safety, industrial hygiene or protection of wetlands, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

      "Equity Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Company after the Closing Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of obligations under Section 412 of the Internal Revenue Code or under the applicable sections set forth in Section 414(t)(2) of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

      "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal

Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by Company or any of its ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to Company or any of its ERISA Affiliates; (viii) the imposition on Company or any of its ERISA Affiliates of fines, penalties or taxes under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

      "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

      "Event of Default" means each of the events set forth in Section 8.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "Existing API Credit Agreement" means that certain Credit Agreement dated as of March 21, 1996, by and among Perimeter Credit, L.P., Gulf State Credit, L.P., and Account Portfolios, L.P., as borrowers, SunTrust Bank, Atlanta, as lender and administrative agent, and Wachovia Bank of Georgia, N.A., as lender and collateral agent, as amended, supplemented or otherwise modified to the Closing Date.

      "Existing OSI Credit Agreement" means that certain Credit Agreement dated as of January 10, 1996, by and among Outsourcing Solutions Incorporated, Heller Financial, Inc. and National Westminster Bank Plc ("NatWest"), as lenders, co-arrangers and co-administrative agents, and NatWest, as L/C issuer, as amended, supplemented or otherwise modified to the Closing Date.

      "Existing Seller Note" means that certain 9% Non-Negotiable Subordinated
Note issued by Outsourcing Solutions Incorporated to Alan Miller in the principal amount of $5,000,000, due July 10, 2001, as in effect on the Closing Date and as such note may be amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under subsection 7.12B.

      "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries (but only as to portions of buildings actually leased or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by Company.

      "Fair Debt Collection Practices Act" means the Federal Fair Debt Collection Practices Act, as amended from time to time, and any successor statute.

      "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Chase Co-Administrative Agent from three Federal funds brokers of recognized standing selected by Chase Co-Administrative Agent.

      "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

      "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

      "Forward Flow Contract" shall mean (i) the agreement set forth in Schedule 7.4(iv)(b) hereto and (ii) any other agreement entered into after the Closing Date by Company or any of its Subsidiaries to purchase receivables portfolios from time to time meeting the criteria enumerated therein.

      "Funding and Payment Office" means the office of Chase Co-Administrative Agent and Swing Line Lender located at 270 Park Avenue, New York, New York 10017 or such offices of Chase Co-Administrative Agent or any successor Chase Co-Administrative Agent specified by Chase Co-Administrative Agent or such successor Chase Co-Administrative Agent in a written notice to Loan Parties and Lenders).

      "Funding Date" means the date of the funding of a Loan.

      "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination and specifically, terms used herein applicable to Company and its Subsidiaries defined by reference to GAAP shall give effect to the subtraction of minority interests.

      "Governmental Acts" has the meaning assigned to that term in subsection
3.5.

      "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

      "GSCP" means Goldman Sachs Credit Partners L.P., a Bermuda limited partnership.

      "Guaranty" means the Subsidiary Guaranty and any other guaranty of the Obligations.

      "Guarantors" means the Subsidiary Guarantors.

      "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

      "HBR Services Agreement" means that certain Master Services Agreement dated as of October 1, 1992, by and between Account Portfolios, L.P. and HBR Capital, Ltd., as in effect on the Closing Date and as such agreement may be amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under subsection 7.12A.

      "Immaterial Subsidiaries" means, with respect to any Person, any Subsidiary or Subsidiaries of such Person the assets of which constitute, individually or in the aggregate, less than 5% of the total assets of such Person and its Subsidiaries.

      "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA or under Earn Out Agreements), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements, Currency Agreements and Earn Out Agreements constitute Contingent Obligations and not Indebtedness.

      "Indemnitee" has the meaning assigned to that term in subsection 10.3.

      "Initial Period" means the period commencing on and including the Closing Date and ending on (but excluding) the earlier of (i) 60 days after the Closing Date and (ii) the date on which Arranging Agents notify Company that they have concluded their primary syndication of the Loans and the Commitments.

      "Insurance Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(d).

      "Interest Coverage Ratio" means, as of any date of determination, the ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case calculated for the 12 consecutive months ending on the last day of the month preceding such date of determination.

      "Interest Payment Date" means (i) with respect to any Base Rate Loan, each January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 1997 and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

      "Interest Period" has the meaning assigned to that term in subsection
2.2B.

      "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge Company or any of its Subsidiaries against fluctuations in interest rates.

      "Interest Rate Determination Date" means each date for calculating the Adjusted Eurodollar Rate, for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date in respect of calculating the Adjusted Eurodollar Rate shall be the second Business Day prior to the first day of the related Interest Period.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

      "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a Wholly Owned Subsidiary of Company), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a Wholly Owned Subsidiary of Company, including all indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances and prepayments to suppliers for goods and services in the ordinary course of business, (c) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claims, (d) Cash held in Deposit Accounts with banks and trust companies (other than Lenders) not exceeding $2,000,000 in aggregate amount, (e) Cash held in Deposit Accounts with banks and trust companies (other than Lenders) in which amounts received from credit card issuers are concentrated and held to be swept to Company's operating accounts with a Lender on a daily basis,
(f) Cash held in any Deposit Account with a Lender and (g) shares in a mutual fund that invests solely in Cash Equivalents. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

      "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

      "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

      "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

      "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Loans (including any Revolving Loans made to pay Refunded Swing Line Loans or to reimburse drawings under Letters of Credit) in accordance with subsection 2.1A(iv) or its portion of any unreimbursed drawing or payment under a Letter of Credit in accordance with subsection 3.3C or (ii) a Lender having notified Company and/or Chase Co-Administrative Agent in writing that it does not intend to comply with its obligations under subsection 2.1 or subsections 3.1C, 3.3B or 3.3C, in any such case as a result of any takeover of such Lender by any regulatory authority or agency.

      "Lending Office" means, as to any Lender, the office or offices of such Lender specified as the "Lending Office" on Schedule 2.1, or such other office or offices as such Lender may from time to time notify Company and Chase Co-Administrative Agent.

      "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

      "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

      "Leverage Ratio" means, as of any date of determination, the ratio of Consolidated Total Debt, as of the date of determination, to Consolidated EBITDA, for the 12 consecutive months ending on the last day of such month, in each case, calculated for Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

      "Lien" means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

      "Limited Partnership Security Agreement" means the Limited Partnership Security Agreement entered into by and among Company, certain Subsidiary Guarantors and Collateral Agent dated as of the date hereof, substantially in the form of Exhibit IX-B annexed hereto, as such Limited Partnership Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Loan" or "Loans" means, as the context requires, one or more of the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swing Line Loans or any combination thereof.

      "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranty, and the Collateral Documents.

      "Loan Parties" means Company and each Subsidiary Guarantor.

      "Management Fees" means the fees payable by Company pursuant to the MDC Advisory Services Agreement and the HBR Services Agreement.

      "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of any Loan Party to perform the Obligations and (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; provided that Company's consummation of the Acquisition in accordance with the terms of the Acquisition Agreement shall not be deemed to have a Material Adverse Effect for purposes of subsection 5.4.

      "MDC Advisory Services Agreement" means that certain Advisory Services Agreement dated as of September 21, 1995, by and between Company and MDC Management Company III, L.P., as in effect on the Closing Date and as such agreement may be amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under subsection 7.12A.

      "MDC Entities" means McCown De Leeuw & Co. III, L.P., a California limited partnership, McCown De Leeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership, McCown De Leeuw & Co. III (Asia), L.P., a Bermuda limited partnership and Gamma Fund LLC, a California limited liability company.

      "Merger" means the merger of Acquisition Sub with and into Payco in accordance with the terms of the Acquisition Agreement, the Articles of Merger and the Certificate of Merger, with Payco being the surviving corporation in such merger.

      "Mortgage" means any mortgage or legal charge granted by Company or any of its Subsidiaries in any interest in real property to secure the Obligations, as such mortgage may be amended, restated, supplemented or otherwise modified from time to time.

      "Multiemployer Plan" means a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA, to which Company or any of its ERISA Affiliates is contributing or to which Company or any of its ERISA Affiliates has an obligation to contribute.

      "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within one year of the date of receipt of such Cash Proceeds, (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iv) broker's commissions and reasonable fees and expenses of counsel in connection with such Asset Sale.

      "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

      "Notes" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

      "Notice of Borrowing" means a notice in the form of Exhibit I annexed hereto delivered by Company to Chase Co-Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

      "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Chase
Co-Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

      "Notice of Issuance of Letter of Credit" means a notice in the form of
Exhibit III annexed hereto delivered by Company to Chase Co-Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

      "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise.

      "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), its president, its chief financial officer or a vice president; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer he or she has made or has caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

      "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

      "Partnership Loan Party" means any Loan Party which is a limited partnership.

      "Payco" has the meaning assigned to that term in the Recitals to this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA (or any successor thereto).

      "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA.

      "Permitted Acquisition" means an acquisition of assets or a business (other than receivables portfolios) effected in accordance with the provisions of subsection 7.7(v).

      "Permitted Encumbrances" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

            (ii) statutory Liens of landlords, statutory Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

            (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

            (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

            (vii) any (a) interest or title of a lessor or sublessor under any Capital Lease permitted by subsection 7.1(iii) or any operating lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

            (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers; and

            (xi) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business.

      "Permitted Joint Venture" means a Subsidiary engaged in substantially the same line of business as Company and its Subsidiaries on the date hereof in which (i) at least 51% of the outstanding equity interests are owned by Company or a Wholly Owned Subsidiary of Company, (ii) any equity interests (other than Regulatory Shares) not owned by Company or a Wholly Owned Subsidiary of Company are beneficially owned by non-Affiliates of

Company and (iii) Company or a Wholly Owned Subsidiary, as a general partner or otherwise, controls the management, operations and policies.

      "Permitted Portfolio Acquisition" means an acquisition of a receivables portfolio effected in accordance with the provisions of subsection 7.7(v).

      "Permitted Seller Note" means a promissory note substantially in the form of Exhibit XIV annexed hereto representing any Indebtedness of Company incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12B; provided that no Permitted Seller Note shall (i) be guarantied by any Subsidiary of Company or secured by any property of Company or any of its Subsidiaries or
(ii) bear cash interest at a rate in excess of 12% per annum; and provided further, that no Permitted Seller Note issued after the first Anniversary shall provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of any of the Loans.

      "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Pledge Agreement" means that certain Pledge Agreement by and among Company, the Subsidiary Guarantors and Collateral Agent dated as of the date hereof and substantially in the form of Exhibit VIII annexed hereto, as such Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

      "Portfolio Purchase Business" means assets or operations generating revenues from collections on acquired or purchased portfolios of loans, accounts, chattel paper, general intangibles or instruments.

      "Potential Event of Default" means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

      "Pricing Reduction" means, at any time after the Closing Date, a pricing reduction determined by reference to the correlative Leverage Ratio set forth below:

================================================================================

                      Leverage Ratio                         Pricing Reduction
================================================================================

Greater than or equal to 2.25:1.0, but less than 2.75:1.0         .25%
--------------------------------------------------------------------------------
Less than 2.25:1.0                                                .50%
================================================================================

The Pricing Reduction shall be determined by reference to the Leverage Ratio set forth in the most recent financial statements delivered by Company pursuant to clause (ii) or (iii) of subsection 6.1 (accompanied by a Compliance Certificate delivered by Company pursuant to clause (iv) of subsection 6.1) commencing with the delivery of audited financial statements pursuant to subsection 6.1(iii) with respect to the Fiscal Year ending December 31, 1996; provided, however, that for purposes of determining the Leverage Ratio for any four-Fiscal Quarter period including the Closing Date, Consolidated EBITDA shall be calculated on a pro forma basis assuming that the Closing Date, the related borrowings by Company pursuant to this Agreement and the Subordinated Notes, and the Acquisition occurred on the first day of the applicable four-Fiscal Quarter period, all such calculations to be in form and substance reasonably satisfactory to Co-Administrative Agents. The Pricing Reduction shall be effective on the day following delivery of the relevant Compliance Certificate to Chase Co-Administrative Agent and shall remain in effect through the next scheduled date for delivery of a Compliance Certificate. It is understood that the Pricing Reductions set forth in the table above are not cumulative. Notwithstanding anything herein to the contrary, at any time an Event of Default shall have occurred and be continuing the Pricing Reduction shall be zero.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      "Projections" has the meaning assigned thereto in subsection 5.3B.

      "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender by (y) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued by any Lender or any participations purchased by any Lender therein or in any Swing Line Loans, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders; and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing
(x) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders; in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii),
(iii), and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

      "Qualified Loan Portfolio" means a portfolio of loans, accounts, chattel paper, general intangibles or instruments acquired or purchased by Company or one of its Subsidiaries from any Person, where (i) the portfolio is free and clear of all Liens, except Liens in favor of Collateral Agent for the benefit of Agents and Lenders under this Agreement; (ii) no participation or other interest in the portfolio or the collections from the portfolio exists in favor of any other Person other than a participation or other interest which does not exceed 50% of the portfolio or collections from the portfolio and which is on terms approved in advance by Co-Administrative Agents and Requisite Lenders; and (iii) the portfolio consists of loans, accounts, chattel paper, general intangibles or instruments similar in type, characteristics and quality to those owned or previously owned by Company and its Subsidiaries. Notwithstanding the foregoing, a Qualified Loan Portfolio may be subject to participations, interests and/or Liens granted to Goldman, Sachs & Co. pursuant to arrangements in effect as of the Closing Date or substantially similar thereto.

      "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iv).

      "Register" has the meaning assigned to that term in subsection 2.1D.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Regulatory Shares" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Company or a Wholly Owned Subsidiary of Company in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity such Person and any owners of such shares irrevocably covenant with Company to remit to Company or waive any dividends or distributions paid or payable in respect of such shares.

      "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

      "Related Agreements" means the Subordinated Notes, the Subordinated Note Indenture, the other Subordinated Note Documents, the Acquisition Agreement, the Articles of Merger and the Certificate of Merger.

      "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      "Requisite Lenders" means Non-Defaulting Lenders having or holding not less than 51% of the sum of the aggregate Tranche A Term Loan Exposure of all Non-Defaulting Lenders plus the aggregate Tranche B Term Loan Exposure of all Non-Defaulting Lenders plus the aggregate Revolving Loan Exposure of all Non-Defaulting Lenders.

      "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

      "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii) and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

      "Revolving Loan Commitment Termination Date" means October 15, 2001.

      "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations purchased by other Lenders in such Letters of Credit) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans plus (e) in the case of Swing Line Lender, the sum of the aggregate outstanding principal amount of all Swing Line Loans (in each case net of any participations therein purchased by other Lenders).

      "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

      "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(c) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitment and Revolving Loans of any Lender, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

      "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "Security Agreement" means the Security Agreement entered into by and among Company, the Subsidiary Guarantors and Collateral Agent dated as of the date hereof and substantially in the form of Exhibit IX annexed hereto, as such Security Agreement may be amended, restated, supplemented or otherwise modified from time to time.

      "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of Company or any of its Subsidiaries, (ii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iii) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (iv) such other obligations of Company and its Subsidiaries as may be reasonably acceptable to Co-Administrative Agents;

provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

      "Stockholders Agreement" means that certain Amended and Restated Stockholders Agreement dated as of February 16, 1996, by and among Company and various stockholders of Company, as in effect on the Closing Date and as such agreement may be amended, restated, supplemented or otherwise modified from time to time thereafter to the extent permitted under subsection 7.12A.

      "Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Subordinated Notes, (ii) the Indebtedness of Company evidenced by the Existing Seller Note and any Permitted Seller Notes and (iii) any other Indebtedness of Company or any of its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Co-Administrative Agents and Requisite Lenders.

      "Subordinated Note Documents" means the Subordinated Notes, the Subordinated Note Indenture, the Subordinated Note Guaranty and each other document executed in connection with the Subordinated Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted by subsection 7.12B.

      "Subordinated Note Guaranty" means the guaranty of the Subordinated Notes executed by certain Subsidiaries of Company and contained in the Subordinated
Note Indenture, as such guaranty may be amended, restated, supplemented or otherwise modified from time to time (including by any supplemental indenture thereto executed by any Subsidiary of Company after the Closing Date) to the extent permitted under subsection 7.12B.

      "Subordinated Note Indenture" means the indenture pursuant to which the Subordinated Notes are issued, as in effect on the Closing Date and as such indenture may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12B.

      "Subordinated Notes" means the $100,000,000 in aggregate principal amount of 11% Senior Subordinated Notes due 2006 of Company issued pursuant to the Subordinated Note Indenture.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "Subsidiary Guarantor" means any Wholly Owned Subsidiary of Company that becomes party to the Subsidiary Guaranty on the Closing Date or at any time thereafter pursuant to subsection 6.9.

      "Subsidiary Guaranty" means the Subsidiary Guaranty, substantially in the form of Exhibit VII annexed hereto, delivered by the existing Subsidiary Guarantors on the Closing Date and any additional Subsidiary Guarantor from time to time thereafter pursuant to subsection 6.9, as such Subsidiary Guaranty may be amended, restated, supplemented or otherwise modified from time to time.

      "SunTrust" means SunTrust Bank, Atlanta and its successors and assigns, including, without limitation, its successors by merger.

      "Swing Line Lender" means Chase, or any Person serving as a successor Chase Co-Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

      "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

      "Swing Line Loans" means the Loans made by Swing Line Lender pursuant to subsection 2.1A(iv).

      "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory note issued by Company to any successor Chase Co-Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended, restated, supplemented or otherwise modified from time to time.

      "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its relevant Lending Office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

      "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

      "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

      "Trademark Security Agreement" means the Trademark Security Agreement entered into by and among Company, the Subsidiary Guarantors and Collateral Agent dated as of the date hereof, substantially in the form of Exhibit IX-C annexed hereto, as such Trademark Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Tranche A Term Loan Commitment" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

      "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

      "Tranche A Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

      "Tranche A Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E (i)(a) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

      "Tranche B Term Loan Commitment" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate.

      "Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

      "Tranche B Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

      "Tranche B Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E (i)(b) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

      "Transaction Costs" means the fees, costs and expenses payable by Company and its Subsidiaries on or before the Closing Date in connection with the transactions contemplated hereby and by the Related Agreements.

      "Unfunded Current Liability" means, with respect to any Pension Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Pension Plan's actuary in the most recent annual valuation of such Pension Plan.

      "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than Regulatory Shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

      Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year-end audit adjustments and the absence of explanatory footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3A.

1.3 Other Definitional Provisions.

      References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The words "includes", "including" and similar terms used in any Loan Document shall be construed as if followed by the words "without limitation".

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 Commitments; Loans.

      A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Loan Parties set forth herein and in the other Loan Documents, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iv).

            (i) Tranche A Term Loans. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule
      2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $71,000,000; provided that the Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on February 15, 1997 if the Tranche A Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

            (ii) Tranche B Term Loans. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule
      2.1 annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $71,000,000; provided that the Tranche B Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on February 15, 1997 if the Tranche B Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

            (iii) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount which shall not exceed its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $58,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A or 2.4B. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on February 15, 1997 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Notwithstanding anything contained herein to the contrary, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

            (iv) Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum aggregate amount of all Swing Line Loans outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Base Rate Loans as Swing Line Loans to Company in an aggregate amount not to exceed the amount of the Swing Line Loan Commitment, to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with the sum of Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $2,000,000; provided that the amounts of the Swing Line Loan Commitment are subject to reduction as provided in clause (c) of the next paragraph. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on February 15,

      1997 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Notwithstanding anything contained herein to the contrary, the Swing Line Loans, and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts indicated:

                  (a) in no event shall the Total Utilization of Revolving Loan
            Commitments at any time exceed the Revolving Loan Commitments then in effect;

                  (b) any reduction of the Revolving Loan Commitments made
            pursuant to subsection 2.4A or 2.4B which reduces the aggregate Revolving Loan Commitments to an amount less than the then current sum of the Swing Line Loan Commitment shall result in an automatic corresponding pro rata reduction of the Swing Line Loan Commitment such that the sum thereof equals the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Chase Co-Administrative Agent or Swing Line Lender.

            With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Chase Co-Administrative Agent (with a copy to Company), no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans to Company on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Co-Administrative Agents to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Note issued by Company to Swing Line Lender. Company hereby authorizes each of Chase Co-Administrative Agent and Swing Line Lender to charge Company's accounts with Chase Co-Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

            If for any reason Revolving Loans are not made pursuant to this subsection 2.1A(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount in equal to its respective participation in the applicable unpaid amount in same day funds at the Funding and Payment Office. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance satisfactory to Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate, as applicable.

            Notwithstanding anything contained herein to the contrary, (i) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Lender shall have any such obligation unless (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line

      Loans or unpaid Swing Line Loans were made, or (y) such Lender had actual knowledge, by receipt of any notices required to be delivered to Lenders pursuant to subsection 6.1(ix) or otherwise, that any such condition under
      Section 4 had not been satisfied and such Lender failed to notify Swing Line Lender and Chase Co-Administrative Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swing Line Lender and Chase Co-Administrative Agent), or (z) the satisfaction of any such condition under Section 4 not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (ii) Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Potential Event of Default or Event of Default.

      B. Borrowing Mechanics. Term Loans or Revolving Loans (including any such Loans made as Eurodollar Rate Loans with a particular Interest Period) made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing or payment under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Chase Co-Administrative Agent on behalf of Company a Notice of Borrowing no later than 12:00 Noon (New York time), at least three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan, or at least one Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan. Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Chase Co-Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of any Loans other than Swing Line Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Chase Co-Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Chase Co-Administrative Agent on or before the applicable Funding Date.

      Neither Chase Co-Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Chase Co-Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

      Company shall notify Chase Co-Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing are no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

      C. Disbursement of Funds. All Term Loans and all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Co-Administrative Agents of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Chase Co-Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing and of the amount of such Lender's Pro Rata Share of the applicable Loans.

      Each Lender shall make the amount of its Loan available to Chase Co-Administrative Agent not later than 12:00 Noon (New York time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Chase Co-Administrative Agent not later than 12:00 Noon (New York time) on the applicable Funding Date, in each case in same day funds, at the Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of an honored drawing or payment under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Chase Co-Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Chase Co-Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

      Unless Chase Co-Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Chase Co-Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Chase Co-Administrative Agent may assume that such Lender has made such amount available to Chase Co-Administrative Agent on such Funding Date and Chase Co-Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Chase Co-Administrative Agent by such Lender, Chase Co-Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Chase Co-Administrative Agent, at the customary rate set by Chase Co-Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Chase Co-Administrative Agent's demand therefor, Chase Co-Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount in the to Chase Co-Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Chase Co-Administrative Agent, at the rate applicable to such Loan. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

      D. The Register.

            (i) Chase Co-Administrative Agent shall maintain, at the address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) Chase Co-Administrative Agent shall record in the Register the Commitments and the outstanding Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the outstanding Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

            (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be prima facie evidence of the amount of such Loans; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv) Company, Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any Commitment or Loan shall be effective, in each case unless an until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Chase Co-Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (v) Company hereby designates Chase, and any financial institution serving as a successor Chase Co-Administrative Agent, to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Chase serves in such capacity, Chase and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

      E. Notes. Company shall execute and deliver on the Closing Date (i) to each Lender (or to Co-Administrative Agents for that Lender) (a) a Tranche A Term Note substantially in the form of Exhibit IV-A annexed hereto, to evidence that Lender's Tranche A Term Loans in the principal amount of that Lender's Tranche A Term Loans and with other appropriate insertions, (b) a Tranche B Term Note substantially in the form of Exhibit IV-B annexed hereto to evidence that Lender's Tranche B Term Loans in the principal amount of that Lender's Tranche B Term Loans and with other appropriate insertions, and (c) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions, and (ii) to Swing Line Lender, a Swing Line Note substantially in the form of Exhibit VI annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be guarantied and/or secured by the Collateral as provided in the Loan Documents.

2.2 Interest on the Loans.

      A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day any Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Co-Administrative Agents in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

      Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

            (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Base Rate Margin; or

            (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

      Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin less 0.50% per annum.

      B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, three or six month period; provided that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the fifth Anniversary, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the seventh Anniversary and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

            (vi) no Interest Period with respect to any portion of the Tranche A Term Loans or Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans or Tranche B Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Base Rate Loans plus
      (b) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans or Tranche B Term Loans, as the case may be, on such date;

            (vii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

            (viii) Company may not select an Interest Period of longer than two months prior to the end of the Initial Period;

            (ix) there shall be no more than ten (10) Interest Periods outstanding at any time; and

            (x) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

      C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event that any Swing Line Loans, any Revolving Loans or any Term Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans, Revolving Loans or Term Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

      D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

      Company shall deliver a Notice of Conversion/Continuation to Chase Co-Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Chase Co-Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Chase Co-Administrative Agent on or before the proposed conversion/continuation date.

      Neither Chase Co-Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Chase Co-Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

      E. Post-Default Interest. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans bearing interest at a rate determined by reference to the Base
Rate); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate equal to 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans that are Tranche A Term Loans, Tranche B Term Loans or Revolving Loans, as applicable. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or Lender.

      F. Computation of Interest. Interest on Loans shall be computed on the basis of a 360-day year and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3 Fees.

      A. Commitment Fees. Company agrees to pay to Chase Co-Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to (i) and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding (but not any Swing Line Loans outstanding) plus the Letter of Credit Usage multiplied by (ii) 1/2 of 1% per annum. All such commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 1997.

      B. Annual Collateral Agent's Fee. Company agrees to pay to Collateral Agent an annual Collateral Agent's fee in such amounts as may be agreed between them from time to time.

      C. Other Fees. Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon between Company and the applicable Agents.

2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.

      A. Scheduled Payments of Term Loans.

            (i) Scheduled Payments of Tranche A Term Loans. Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

         ===============================================================
                                              SCHEDULED REPAYMENT
                      DATE                        OF TRANCHE A
                                                   TERM LOANS
         ===============================================================
               January 15, 1997                    $2,125,000
               April 15, 1997                      $2,125,000
               July 15, 1997                       $2,125,000
               October 15, 1997                    $2,125,000
         ---------------------------------------------------------------
               January 15, 1998                    $3,312,500
               April 15, 1998                      $3,312,500
               July 15, 1998                       $3,312,500
               October 15, 1998                    $3,312,500
         ---------------------------------------------------------------

         ===============================================================
                                              SCHEDULED REPAYMENT
                      DATE                        OF TRANCHE A
                                                   TERM LOANS
         ===============================================================
               January 15, 1999                    $3,312,500
               April 15, 1999                      $3,312,500
               July 15, 1999                       $3,312,500
               October 15, 1999                    $3,312,500
         ---------------------------------------------------------------
               January 15, 2000                    $4,250,000
               April 15, 2000                      $4,250,000
               July 15, 2000                       $4,250,000
               October 15, 2000                    $4,250,000
         ---------------------------------------------------------------
               January 15, 2001                    $4,750,000
               April 15, 2001                      $4,750,000
               July 15, 2001                       $4,750,000
               October 15, 2001                    $4,750,000
         ===============================================================

      ; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4C; and provided further, that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than October 15, 2001, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

            (ii) Scheduled Payments of Tranche B Term Loans. Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

         ===============================================================
                                              SCHEDULED REPAYMENT
                      DATE                        OF TRANCHE B
                                                   TERM LOANS
         ===============================================================
               January 15, 1997                    $ 250,000
               April 15, 1997                      $ 250,000
               July 15, 1997                       $ 250,000
               October 15, 1997                    $ 250,000
         ---------------------------------------------------------------
               January 15, 1998                    $ 250,000
               April 15, 1998                      $ 250,000
               July 15, 1998                       $ 250,000
               October 15, 1998                    $ 250,000
         ---------------------------------------------------------------

         ===============================================================
                                              SCHEDULED REPAYMENT
                      DATE                        OF TRANCHE B
                                                   TERM LOANS
         ===============================================================
               January 15, 1999                    $ 250,000
               April 15, 1999                      $ 250,000
               July 15, 1999                       $ 250,000
               October 15, 1999                    $ 250,000
         ---------------------------------------------------------------
               January 15, 2000                    $ 250,000
               April 15, 2000                      $ 250,000
               July 15, 2000                       $ 250,000
               October 15, 2000                    $ 250,000
         ---------------------------------------------------------------
               January 15, 2001                    $ 250,000
               April 15, 2001                      $ 250,000
               July 15, 2001                       $ 250,000
               October 15, 2001                    $ 250,000
         ---------------------------------------------------------------
               January 15, 2002                    $7,000,000
               April 15, 2002                      $7,000,000
               July 15, 2002                       $7,000,000
               October 15, 2002                    $7,000,000
         ---------------------------------------------------------------
               January 15, 2003                    $9,500,000
               April 15, 2003                      $9,500,000
               July 15, 2003                       $9,500,000
               October 15, 2003                    $9,500,000
         ===============================================================

      ; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4C; and provided, further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than October 15, 2003, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

      B. Prepayments and Unscheduled Reductions in Revolving Loan Commitments.

            (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Chase Co-Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount. In addition, so long as no Swing Line Loans are then outstanding, Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case confirmed in writing to Chase Co-Administrative Agent (which notice Chase Co-Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty, the Loans other than Swing Line Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount; provided, however, that in the event Company shall prepay a Eurodollar Rate Loan other than on the expiration of the Interest Period applicable thereto, Company shall, at the time of such prepayment, also pay the amount payable under Section 2.6D hereof. Notice of prepayment having been given as aforesaid, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Any voluntary prepayments pursuant to this subsection 2.4B(i) shall be applied as specified in subsection 2.4C.

            (ii) Voluntary Reductions of Revolving Loan Commitments . Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Chase Co-Administrative Agent (which notice Chase Co-Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Company's notice to Chase Co-Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in such notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4C.

            (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments.

            The Loans shall be prepaid and the Revolving Loan Commitments shall be reduced in the manner provided in subsection 2.4C upon the occurrence of the following circumstances:

                  (a) Prepayments and Reductions from Asset Sales. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of the Cash Proceeds of any Asset Sale (other than any portion of such proceeds that is reinvested (or scheduled for reinvestment) in a Qualified Loan Portfolio and/or assets of the general type used in the business of Company and its Subsidiaries within 270 days from the date of receipt of such proceeds), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in the amount of such proceeds not so reinvested (or scheduled for such reinvestment); provided, that if (1) the Net Cash Proceeds of any individual Asset Sale of receivables portfolios exceed $5,000,000 or
            (2) the Net Cash Proceeds of all such Asset Sales in any Fiscal Year exceed $10,000,000, then in each case the amount of such excess Net Cash Proceeds may not be reinvested (or scheduled for reinvestment); provided further, that if the Net Cash Proceeds of Asset Sales of businesses in any Fiscal Year exceed 10% of Consolidated EBITDA for the preceding Fiscal Year, then the amount of such excess Net Cash Proceeds may not be reinvested (or scheduled for reinvestment); and provided further, that Company may not reinvest (or schedule for reinvestment) Net Cash Proceeds upon the occurrence and during the continuation of an Event of Default. Company shall, no later than 365 days after receipt of any such Net Cash Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be reduced) in the full amount of all such proceeds that have not therefore been so reinvested. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to this subsection 2.4B(iii)(a), Company shall deliver to Chase Co-Administrative Agent an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment or a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a), determine that the prepayments and/or reductions of the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly cause to be made an additional prepayment of the Loans (and/or reduction in the Revolving Loan Commitments) in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Co-Administrative Agents an Officer's Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit.

                  (b) Prepayments and Reductions Due to Issuance of Debt. On or
            prior to the first Business Day after receipt by Company or any of its Subsidiaries of any proceeds of any Indebtedness (other than the Loans and any other Indebtedness permitted by this Agreement), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to the amount of such proceeds; provided that payment or acceptance of the amounts provided for in this subsection 2.4B(iii)(b) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of Agents or Lenders.

                  (c) Prepayments and Reductions Due to Issuance of Equity
            Securities. On or prior to the first Business Day after receipt by Company or any of its Subsidiaries of any Equity Proceeds, Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to such Equity Proceeds; provided that such Equity Proceeds shall not be applied to prepay Loans pursuant to this subsection if (1) such Equity Proceeds were not derived from a public offering of Securities and (2) such Equity Proceeds (y) are, upon receipt, designated for reinvestment in the businesses of Company and its Subsidiaries and (z) are within 30 days of receipt thereof by Company or any of its Subsidiaries, reinvested in the businesses of Company and its Subsidiaries.

                  (d) Prepayments and Reductions from Insurance and Condemnation
            Proceeds. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of any cash payments under any of the casualty insurance policies covering damage to or loss of property maintained pursuant to subsection 6.4 resulting from damage to or loss of all or any portion of the Collateral or any other tangible asset (net of actual and documented reasonable costs incurred by Company or any of its Subsidiaries in connection with adjustment and settlement thereof, "Insurance Proceeds") or any proceeds resulting from the taking of assets by the power of eminent domain, condemnation or otherwise (net of actual and documented reasonable costs incurred by Company or any of its Subsidiaries in connection with adjustment and settlement thereof, "Condemnation Proceeds") (other than any portion of any such proceeds that is reinvested (or scheduled for reinvestment) in assets of the general type used in the business of Company and its Subsidiaries within 270 days from the date of receipt of such proceeds), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in the amount of such proceeds not so reinvested (or scheduled for such reinvestment). Company shall, no later than 270 days after receipt of any such Insurance Proceeds or Condemnation Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be reduced) in the full amount of all such proceeds that have not therefore been reinvested in such assets.

                  (e) Prepayments and Reductions from Consolidated Excess Cash
            Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 1997), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an aggregate amount equal to (1) for Fiscal Year 1997, 50% of the portion of such Consolidated Excess Cash Flow for such Fiscal Year in excess of $7,500,000, and (2) for any Fiscal Year thereafter, 50% of such Consolidated Excess Cash Flow for such Fiscal Year.

                  (f) Prepayments Due to Reductions or Restrictions of Revolving
            Loan Commitments. Company shall prepay the Swing Line Loans and/or the Revolving Loans from time to time to the extent necessary so that (y) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, and (z) the aggregate principal amount of all outstanding Swing Line Loans shall not at any time exceed the Swing Line Loan Commitment then in effect. All Swing Line Loans shall be prepaid in full prior to the prepayment of any Revolving Loans pursuant to this subsection 2.4B(iii)(f).

      C.    Application of Prepayments and Reductions of Revolving Loan
            Commitments.

            (i) Application of Voluntary Prepayments by Type of Loans. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied: first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans to the full extent thereof, and third, to repay outstanding Term Loans to the full extent thereof.

            (ii) Application of Mandatory Prepayments by Type of Loans. Any amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

            (iii) Application of Prepayments of Term Loans to Tranche A Term Loans and Tranche B Term Loans and the Scheduled Installments of Principal Thereof. Any prepayments of the Term Loans pursuant to subsection 2.4B(i) or 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof. Any mandatory prepayments applied to the Tranche A Term Loans or the Tranche B Term Loans pursuant to this subsection shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans or the Tranche

      B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment.

            (iv) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

      D. Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

            (i) Application of Proceeds of Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Collateral Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                  (a) To the payment of all costs and expenses of such sale, collection or other realization, including without limitation reasonable compensation to Collateral Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification under such Collateral Document and all advances made by Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all reasonable costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                  (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (ii) Application of Payments Under Subsidiary Guaranty. All payments received by Collateral Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Collateral Agent in the following order of priority:

                  (a) To the payment of the reasonable costs and expenses of any collection or other realization under the Subsidiary Guaranty, including without limitation reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      E.    General Provisions Regarding Payments.

            (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Chase Co-Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Chase Co-Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Chase Co-Administrative Agent to charge its accounts with such Chase Co-Administrative Agent in order to cause timely payment to be made to Chase Co-Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

            (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Chase

      Co-Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office specified on Schedule 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Chase Co-Administrative Agent and the commitment fees of such Lender when received by Chase Co-Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4E(iii) if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Chase Co-Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5   Use of Proceeds.

      A. Term Loans. The proceeds of Term Loans made to Company shall, together with the proceeds of the Subordinated Notes, be applied to (i) finance the Acquisition, (ii) refinance certain existing Indebtedness, including Indebtedness under the Existing API Credit Agreement and the Existing OSI Credit Agreement, and (iii) pay Transaction Costs.

      B. Revolving Loans; Swing Line Loans. Revolving Loans and Swing Line Loans in an aggregate amount not to exceed $10,000,000 at any time outstanding may be used to finance the general corporate purposes of Company and its Subsidiaries. Revolving Loans and Swing Line Loans in an additional amount not to exceed $48,000,000 at any time outstanding may be used to finance expenditures which are included in the definition of Consolidated Capital Expenditures; provided that Revolving Loans and Swing Line Loans in an aggregate amount not to exceed $58,000,000 at any time outstanding may be used to finance such acquisitions if at all times such additional amount of Revolving Loans is outstanding the sum of
(i) unrestricted Cash and Cash Equivalents on the balance sheet of Company plus
(ii) the excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments equals or exceeds $7,500,000.

      C. Compliance With Laws. Company hereby undertakes that no portion of the proceeds of any Loans or other extensions of credit under this Agreement shall be used by any Loan Party in any manner which would be illegal under, or which would cause the invalidity or unenforceability (in each case in whole or in part) of any Loan Document under, any applicable law.

      D. Margin Regulations. Without limiting the generality of subsection 2.5C, no portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6   Special Provisions Governing Eurodollar Rate Loans.

      Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

      A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 A.M. (New York time) on each Interest Rate Determination Date, Chase Co-Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

      B. Inability to Determine Applicable Interest Rate. In the event that Chase Co-Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate Chase Co-Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans, until such time as Chase Co-Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist (such notification not to be unreasonably withheld or delayed) and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

      C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Chase Co-Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Company and Chase Co-Administrative Agent of such determination (which notice Chase Co-Administra- tive Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Chase Co-Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Chase Co-Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

      D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including without limitation any prepayment pursuant to subsection 2.4B(i)) or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

      E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

      F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

      G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7   Increased Costs; Taxes; Capital Adequacy.

      A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) results in a change in the basis of taxation of such Lender (or its applicable lending office) (other than a change with respect to any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including, without limitation, any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate; or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Lender shall promptly notify Company and Chase Co-Administrative Agent thereof and Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Chase Co-Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be prima facie evidence of such additional amounts.

      B.    Withholding of Taxes.

            (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of Company.

            (ii) Withholding of Taxes. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Chase Co-Administrative Agent or any Lender under any of the Loan Documents:

                  (a) Company shall notify Chase Co-Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                  (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Chase Co-Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Chase Co-Administrative Agent or such Lender;

                  (c) the sum payable by Company in respect of which the
            relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Chase Co-Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is
            required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Chase Co-Administrative Agent evidence of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

            (iii) Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is organized under the laws of any
            jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Chase Co-Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Chase Co-Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or any successor forms) pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Chase Co-Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8 (or any successor form), as the case may be, accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Chase Co-Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) in respect of deductions or withholdings of United States federal income taxes if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a) or 2.7B(iii)(b); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) or 2.7B(iii)(b).

      C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by the National Association of Insurance Commissioners, any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of the National Association of Insurance Commissioners, any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender reasonably determines such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Chase Co-Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      D. Substitute Lenders. In the event Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to Company in accordance with this Agreement, Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination,
(i) Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation amounts, if any, owed under this subsection 2.7) due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to Company and Co-Administra-tive Agents (or, in the case of a Co-Administrative Agent that is also the Lender to be terminated, its successor Co-Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Co-Administrative Agents (or, in the case of a Co-Administrative Agent that is also the Lender to be terminated, its successor Co-Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by Co-Administrative Agents as of such date.

2.8   Obligation of Lenders and Issuing Lenders to Mitigate.

      Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Chase Co-Administrative Agent) shall be conclusive absent manifest error.




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                                  SECTION 3.
                               LETTERS OF CREDIT

3.1   Issuance of Letters of Credit and Lenders' Purchase of Participations
      Therein.

      A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii), and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and no Lender shall issue):

            (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

            (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

            (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and
      (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on the last day on which such Issuing Lender may give notice to the beneficiary that it will not extend such Standby Letter of Credit;

            (iv) any Commercial Letter of Credit (a) having an expiration date later than the earlier of (X) 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

            (v) any Letter of Credit denominated in a currency other than Dollars; or



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

            (vi) any Letter of Credit during any period when a Lender Default exists, unless each Issuing Lender has entered into arrangements satisfactory to it and Company to eliminate such Issuing Lender's risk with respect to the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage (after giving effect to the issuance of the proposed Letter of Credit).

      B.    Mechanics of Issuance.

            (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Chase Co-Administrative Agent, at the Funding and Payment Office, a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York time) at least five Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of or maximum aggregate liability under, as applicable, the Letter of Credit,
      (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; provided further that no Letter of Credit shall require payment against a conforming draft or other request for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft or other request for payment is required to be presented is located) that such draft or other request for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

            Company shall notify the applicable Issuing Lender (and Chase Co-Administrative Agent, if Chase Co-Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

            (ii) Determination of Issuing Lender. Upon receipt by Chase Co-Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to


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      subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Chase Co-Administrative Agent elects to issue such Letter of Credit, Chase Co-Administrative Agent shall promptly so notify Company, and such Chase Co-Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Chase Co-Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Chase Co-Administrative Agent shall promptly so notify the Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Chase Co-Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Chase Co-Administrative Agent not to issue such Letter of Credit, Chase Co-Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the sum of the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Chase Co-Administrative Agent, when aggregated with Chase Co-Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Chase Co-Administrative Agent's Revolving Loan Commitment then in effect.

            (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures (any such issuance by Chase Co-Administrative Agent being effected through the Funding and Payment Office), and upon its issuance of such Letter of Credit the Issuing Lender shall promptly notify Chase Co-Administrative Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

            (iv) Reports to Lenders. Within 30 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Chase Co-Administrative Agent and Chase Co-Administrative Agent shall deliver to each Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit that were outstanding during such calendar quarter.

      C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored or payments made thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the


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

Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn or required to be paid thereunder.

3.2   Letter of Credit Fees.

      Company agrees to pay the following amounts to each Issuing Lender with respect to Letters of Credit issued by it for the account of Company:

            (i) with respect to each Letter of Credit, (a) a fronting fee equal to 1/4 of 1% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a Letter of Credit fee equal to the product of (x) the Applicable Eurodollar Rate Margin with respect to Revolving Loans and (y) the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to each January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 1997, and computed on the basis of a 360-day year for the actual number of days elapsed; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Promptly upon receipt by such Issuing Lender of any amount described in clause
(i)(b) of this subsection 3.2, such Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

3.3 Drawings and Payments and Reimbursement of Amounts Paid Under Letters of Credit.

      A. Responsibility of Issuing Lender With Respect to Requests For Drawings and Payments. In determining whether to honor any drawing or request for payment under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

      B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing or request for payment under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Chase Co-Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored or such payment is made (the applicable "Reimbursement Date"), in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified


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

Chase Co-Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date of such drawing or request for payment that Company intends to reimburse such Issuing Lender for the amount of such honored drawing or payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Chase Co-Administrative Agent requesting Lenders to make Revolving Loans which are Base Rate Loans, on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the applicable Reimbursement Date, make Revolving Loans and in the amount of such honored drawing or payment, the proceeds of which shall be applied directly by Chase Co-Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing or payment; provided further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment, Company shall reimburse such Issuing Lender, on demand, in an amount in Dollars and in same day funds equal to the excess of the amount of such honored drawing or payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

      C.    Payment by Lenders of Unreimbursed Payments Under Letters of Credit.

            (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any honored drawing or payment made by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing or payment and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing
      Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the


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

      payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

            (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any honored drawing or payment made by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing or payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing or payment when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

      D.    Interest on Amounts Paid Under Letters of Credit.

            (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored or payments made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing or payment from the date such drawing is honored or payment is made to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored or payment is made to but excluding the applicable Reimbursement Date, the Base Rate plus the Applicable Base Rate Margin with respect to Revolving Loans, and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest described in the foregoing clause (a). Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing or payment under a Letter of Credit is reimbursed in full.

            (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date of the applicable honored drawing or payment under a Letter of Credit issued by such Issuing Lender to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing or payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the Letter of Credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored or payment had


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

      been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing or payment, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing or payment such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing or payment so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing or payment is reimbursed by Company. Any such distribution shall be made to a Lender at its Lending Office set forth on Schedule 2.1 or at such other address as such Lender may request.

3.4   Obligations Absolute.

      The obligation of Company to reimburse each Issuing Lender for drawings honored or payments made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (i)  any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;


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

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5   Indemnification; Nature of Issuing Lender's Duties.

      A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing or other request for payment under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

      B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary


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

of any such Letter of Credit of the proceeds of any drawing or payment under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

      Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6   Increased Costs and Taxes Relating to Letters of Credit.

      In the event that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) results in any change in the basis of taxation of such Issuing Lender or Lender (or its applicable lending or letter of credit office) (other than a change with respect to any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

            (ii) imposes, modifies or holds applicable any reserve (including, without limitation, any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

            (iii) imposes any other condition on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;


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and the result of any of the foregoing is to increase the cost to such Issuing
Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (reasonably determined by such Issuing Lender or Lender) as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be prima facie evidence of such additional amounts.

                                   SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1   Conditions to Term Loans.

      The obligations of Lenders to make the Term Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

      A. Company Documents. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Chase Co-Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

            (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

            (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

            (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;



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

            (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

            (v) Executed originals of this Agreement and the other Loan Documents to which it is a party; and

            (vi) Such other documents as Agents may reasonably request.

      B. Subsidiary Documents. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Chase Co-Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

            (i) Certified copies of the Certificate of Incorporation (or equivalent organizational document) of each domestic corporate Wholly Owned Subsidiary of Company, together with a good standing certificate from the secretary of state of its jurisdiction of incorporation and each other state in which it is qualified as a foreign corporation to do business (except any such other state or states in which failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date;

            (ii) Copies of the Bylaws of each such domestic corporate Wholly Owned Subsidiary of Company, certified as of the Closing Date by its corporate secretary or an assistant secretary;

            (iii) Resolutions of the Board of Directors of each such domestic corporate Wholly Owned Subsidiary of Company approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Limited Partnership Security Agreement (as applicable) and the other Loan Documents and Related Agreements to which such Subsidiary is party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            (iv) Conformed copies of the partnership agreement of each domestic Subsidiary of Company that is a partnership, certified by each general partner of such partnership as of the Closing Date as being in full force and effect without modification or amendment;

            (v) Certificates of limited partnership or statements of partnership, as applicable, of each such Subsidiary of Company that is a partnership, certified by the Secretary of State (or similar official) of its jurisdiction of formation and a certificate of existence or good standing, as the case may be, from the Secretary of State (or similar official) of such jurisdiction, together with a certificate or other evidence of good standing from the secretary of state of each other state in which it is authorized


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

      as a foreign limited partnership to do business (except any such other state or states in which failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), each dated as of a recent date prior to the Closing Date;

            (vi) All documents executed by the appropriate partners approving or authorizing, the execution, delivery and performance of the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Limited Partnership Security Agreement (as applicable) and the other Loan Documents and Related Agreements to which such Subsidiary is a party, each certified as of the Closing Date by the general partner of such partnership Subsidiary or other Loan Party;

            (vii) Signature and incumbency certificates of its officers, partners or other Persons executing the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Limited Partnership Security Agreement (as applicable) and the other Loan Documents to which such Subsidiary is party;


            (viii) Executed originals of the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement and the other Loan Documents to which any corporate or partnership Subsidiary of Company is a party; and

            (ix)  Such other documents as Agents may reasonably request.

      C. Acquisition Agreement. On the Closing Date (i) Agents shall have received executed or conformed copies of the Acquisition Agreement and any amendments thereto and documents executed in connection therewith, (ii) such Acquisition Agreement shall be in full force and effect and, no term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of Arranging Agents,
(iii) the parties thereto shall not have failed in any material respect to perform any material obligation or covenant required by any such Acquisition Agreement to be performed or complied with by any of them on or before the Closing Date, and (iv) Agents shall have received an Officer's Certificate from Company to the effect set forth in clauses (ii) and (iii).

      D. Issuance of Subordinated Debt. On or before the Closing Date, Company shall have issued and sold the Subordinated Notes in an aggregate principal amount of not less than $100,000,000 and Company shall have delivered to Arranging Agents complete, correct and conformed copies of the Subordinated Notes and the Subordinated Note Documents, all in form and substance satisfactory to Arranging Agents. In addition, all opinions by counsel to Company or any of its Subsidiaries (and, if requested by Co-Administrative Agents, any certificates and letters) delivered in connection with the Subordinated Notes, Subordinated Note Documents and the Acquisition shall be addressed to Agents and Lenders or accompanied by a written authorization from each Person


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

delivering such an opinion stating that Agents and Lenders may rely on such opinion as though it were addressed to them.

      E. Related Agreements. Co-Administrative Agents shall have received (i) a fully executed or conformed copy of each Related Agreement and all principal documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agents to be material, in each case without consent of Agents and (ii) an Officer's Certificate from Company to the effect set forth in clause (i), and each such Related Agreement shall be satisfactory in form and substance to Agents.

      F. Consummation of Acquisition and Merger.

            (i) All conditions to the Acquisition and the Merger set forth in the Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Arranging Agents;

            (ii) Agents shall have received evidence in form and substance satisfactory to Agents that (a) the Acquisition shall become effective in accordance with the terms of the Acquisition Agreement immediately upon the making of the initial Loans and (b) the Merger shall become effective in accordance with the terms of the Articles of Merger and the Certificate of Merger and the laws of the States of Delaware and Wisconsin immediately upon the making of the initial Loans;

            (iii) the aggregate cash consideration paid to the holders of equity interests in respect of such equity interests in connection with the Acquisition shall not exceed $150,235,000;

            (iv) Transaction Costs shall not exceed $20,000,000, and Arranging Agents shall have received evidence satisfactory in form and substance to Arranging Agents to such effect: and

            (v) Agents shall have received an Officer's Certificate of Company to the effect set forth in clauses (i)-(iv) above and stating that Company will proceed to consummate the Acquisition and the Merger immediately upon the making of the initial Loans.

      G. Repayment of Existing Debt. All Indebtedness of Company and its Subsidiaries (other than existing Indebtedness identified in Schedule 7.1 annexed hereto, the terms and conditions of which Indebtedness shall be in form and in substance satisfactory to Arranging Agents), including Indebtedness under the Existing OSI Credit Agreement and the Existing API Credit Agreement, shall have been paid in full, redeemed or defeased, any commitments to lend thereunder shall have been terminated, all security interests created to secure the obligations arising in connection therewith shall have been terminated or effectively assigned to Collateral Agent for the benefit of Agents and Lenders, and Company


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

shall have delivered to Chase Co-Administrative Agent UCC-3 termination statements or assignments (or comparable forms) and any and all other instruments of release, satisfaction, assignment and/or reconveyance (or evidence of the filing thereof) as may be necessary or advisable to terminate or assign to Agents and Lenders all such security interests and all other security interests in the Collateral. Arranging Agents shall have received evidence satisfactory to Arranging Agents and their counsel that Indebtedness under the Existing OSI Credit Agreement was paid in full with the proceeds of Term Loans.

      H. Necessary Consents. Company shall have obtained all consents necessary or advisable in connection with the Acquisition and the Merger, the transactions contemplated by the Loan Documents and Related Agreements and the continued operation of the business conducted by Company and its Subsidiaries, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to Arranging Agents (except as disclosed to and approved by Arranging Agents). All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the Merger or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion shall have expired.

      I. No Utilization of Revolving Loan Commitments On the Closing Date, after giving effect to the Acquisition and the Merger, the Total Utilization of Revolving Loan Commitments shall equal zero.

      J. Perfection of Security Interests in Personal Property and Mixed Collateral. Company shall have taken or caused to be taken such actions in such a manner so that Collateral Agent has, for the benefit of Agents and Lenders, a valid and perfected first priority security interest in the entire personal property and mixed Collateral (subject to Liens permitted by this Agreement). Such actions shall include, without limitation: (i) the delivery pursuant to the applicable Collateral Documents of (a) certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Chase Co-Administrative Agent) representing all of the shares of capital stock and all of the limited partnership interests required to be pledged pursuant to the Collateral Documents, together with an acknowledgment from each partnership Subsidiary that the pledge to Collateral Agent of all limited and general partnership interests constituting Collateral is recorded on the books of such partnership Subsidiary, and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Chase Co-Administrative Agent) evidencing any Collateral; (ii) delivery to Agents of (a) the results of a recent search, by a Person satisfactory to Agents, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search;
(iii) the delivery to Chase Co-Administrative Agent of Uniform Commercial Code financing statements executed by the applicable Loan Parties as to all such Collateral granted by such Loan Parties for all jurisdictions as


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

may be necessary or desirable to perfect Collateral Agent's security interest in such Collateral; and (iv) the delivery to Chase Co-Administrative Agent of evidence reasonably satisfactory to Chase Co-Administrative Agent that all other filings (including, without limitation, Uniform Commercial Code termination statements and filings with the United States Patent and Trademark Office of trademark assignments for all trademarks used by Company and its Subsidiaries registered in the United States), recordings and other actions that either Chase Co-Administrative Agent or Collateral Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens (subject to Liens consented to in writing by Co-Administrative Agents and Requisite Lenders or permitted by subsection 7.2 with respect to such Collateral) granted to Collateral Agent in personal and mixed property shall have been made.

      K. Solvency Appraisal; Financial Condition Certificate. Company shall have delivered to Co-Administrative Agents and Lenders a certificate from the chief financial officer of Company dated the Closing Date, in form, scope and substance satisfactory to Arranging Agents, with appropriate attachments demonstrating that, after giving effect to the consummation of the Acquisition and the Merger and the financing transactions contemplated hereby, Company and its Subsidiaries are Solvent.

      L. Transaction Costs. Not less than three days prior to the Closing Date, Company shall have delivered to Co-Administrative Agents and Lenders a schedule, in a form satisfactory to Co-Administrative Agents, setting forth Company's reasonable best estimate of the Transaction Costs (other than amounts payable to Agents and Lenders).

      M. Opinions of Loan Parties' Counsel. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of White & Case, counsel for the Loan Parties, in form and substance reasonably satisfactory to Arranging Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit XI annexed hereto and as to such other matters as Arranging Agents acting on behalf of Lenders may reasonably request, and (ii) evidence satisfactory to Arranging Agents that Loan Parties have instructed such counsel to deliver such opinions to Lenders.

      N. Opinions of Agents' Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Arranging Agents and Co-Administrative Agents, dated as of the Closing Date, substantially in the form of Exhibit XII annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

      O. Fees. Company shall have paid to Agents, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

      P. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of each of Company (or, with respect to years prior to 1995, Account Portfolios, L.P., as predecessor


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

of Company) and Payco and their respective Subsidiaries for the fiscal years ending December 31 of 1993, 1994 and 1995, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal years, (ii) unaudited financial statements of each of Company and Payco and their respective Subsidiaries as at June 30, 1996, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of each of Company and Payco and their respective Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and
(iii) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as at June 30, 1996 prepared in accordance with GAAP and reflecting the consummation of the Acquisition and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, which pro forma balance sheets shall be in form and substance satisfactory to Lenders.

      Q. Insurance Appraisal; Evidence of Insurance. Chase Co-Administrative Agent shall have received (i) a copy of the insurance report prepared by Aon Corp. with respect to Company and its Subsidiaries and such report shall be in form and substance satisfactory to Arranging Agents, and (ii) satisfactory certificates of insurance with respect to each of the insurance policies required pursuant to subsection 6.4, and Arranging Agents shall be satisfied with the nature and scope of these insurance policies.

      R.    Corporate Structure; Management.

            (i) Corporate Structure. The corporate organizational structure, capital structure and ownership of Company and its Subsidiaries, after giving effect to the Acquisition and the Merger, shall be as set forth on
      Schedule 4.1R annexed hereto.

            (ii) Management. The management structure of Company after giving effect to the Acquisition and the Merger shall be as set forth on Schedule 4.1R annexed hereto. Arranging Agents shall have received duly executed copies of, and shall be satisfied with the form and substance of, the Employment Agreements, certified by the corporate secretary of Company as being in full force and effect as of the Closing Date without modification, waiver or amendment.

      S. Representations and Warranties; Performance of Agreements. Company shall have delivered to Chase Co-Administrative Agent an Officer's Certificate, in form and substance satisfactory to Chase Co-Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or


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

before the Closing Date, except as otherwise disclosed to and agreed to in writing by Chase Co-Administrative Agent.

      T. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Arranging Agents, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Arranging Agents and such counsel, and Arranging Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Arranging Agents may reasonably request.

4.2   Conditions to All Loans.

      The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

      A. Chase Co-Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, signed by the chief executive officer, the chief financial officer or the controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Chase Co-Administrative Agent.

      B.    As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by it on or before that Funding Date;

            (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it, on that Funding Date;


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

            (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

            (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing and that is required to be so disclosed pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed that, in either event, in the opinion of Chase Co-Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3   Conditions to Letters of Credit.

      The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

      A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

      B. On or before the date of issuance of such Letter of Credit, Chase Co-Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, signed by the chief executive officer, the chief financial officer or the controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Chase Co-Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

      C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


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

                                  SECTION 5.
                        REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date, and on the date of issuance of each Letter of Credit, that the following statements are true and correct:

5.1   Organization, Powers, Qualification, Good Standing, Business and
      Subsidiaries.

      A. Organization and Powers. Each Corporate Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Partnership Loan Party is a duly organized and validly existing limited partnership under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. Each Loan Party has all requisite corporate or partnership (as applicable) power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby. Company has all requisite corporate power and authority to issue and pay the Notes.

      B. Qualification and Good Standing. Each Corporate Loan Party is qualified to do business and in good standing, and each Partnership Loan Party is authorized as a foreign limited partnership to do business, in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified, authorized or in good standing has not had and will not have a Material Adverse Effect.

      C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

      D. Company and Subsidiaries. All of the Subsidiaries of Company as of the Closing Date after giving effect to the Acquisition and the Merger are identified in Schedule 5.1 annexed hereto. The capital stock of each of the domestic Subsidiaries of Company identified in Schedule 5.1 annexed hereto which are corporations is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. The limited and general partnership interests of each of the subsidiaries of Company identified in Schedule 5.1 annexed hereto which are limited partnerships are duly and validly issued. Company and each of the domestic Subsidiaries of Company identified in Schedule 5.1 annexed hereto are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation set forth therein, have full corporate or partnership (as applicable) power and authority to own their assets and properties and to operate their business as presently owned and conducted and as proposed to be conducted, and are qualified to do business and in good standing in every jurisdiction where their assets are located and wherever necessary


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

to carry out their business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto correctly sets forth the ownership interest of Company in each of its Subsidiaries identified therein.

5.2   Authorization of Borrowing, etc.

      A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate and/or partnership (as applicable) action on the part of each of the Loan Parties thereto.

      B. No Conflict. After giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, the execution, delivery and performance by each of the Loan Parties of the Loan Document and the Related Agreements to which they are parties, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws (or other analogous organizational document) of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Chase Co-Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date.

      C. Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents and Related Agreements to which they are party, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for such registrations, consents, approvals, notices or other actions which will be made, obtained or taken on or before the Closing Date.

      D. Binding Obligation. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by


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

bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      E. Valid Issuance of Subordinated Notes. Company has the corporate power and authority to issue the Subordinated Notes. The Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Subordinated Notes will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3   Financial Condition; Projections.

      A. Financial Statements. Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries (or, with respect to years prior to 1995, Account Portfolios, L.P. (as predecessor of Company) and its Subsidiaries) as at December 31 of 1993, 1994 and 1995, and the related audited consolidated statements of operations, stockholders' equity and cash flows of Company and its Subsidiaries for the periods then ended, together with the report on such consolidated financial statements of Deloitte & Touche LLP setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year (other than the Fiscal Year ending December 31, 1992),
(ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at June 30, 1996 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of Company and its Subsidiaries for the six months then ended, together with the corresponding figures for the corresponding periods of the previous Fiscal Year (other than the Fiscal Year ending December 31, 1992), and (iii) the audited consolidated balance sheet of Payco and its subsidiaries as at December 31 of 1993, 1994 and 1995, and the audited consolidated statement of operations, stockholders' equity, and cash flows of Payco and its Subsidiaries for the fiscal year then ended, together with the report on such consolidated financial statements of Arthur Andersen & Co setting forth in comparative form the corresponding figures for the previous fiscal year (other than the fiscal year ending December 31, 1992) and (iv) the unaudited consolidated balance sheet of Payco and its Subsidiaries as at June 30, 1996 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of Payco and its Subsidiaries for the six months then ended, together with the corresponding figures for the corresponding period of the previous fiscal year (other than the fiscal year ending December 31, 1992). All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP. Neither Company nor Payco has (and will not immediately following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the most recent financial statements delivered pursuant to subsection 6.1, the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

      B. Projections. On and as of the Closing Date, the financial projections of Company and its Subsidiaries for the period from December 31, 1996 through December 31, 2003 (giving effect to the Acquisition) previously delivered to Lenders (the "Projections") are based on good faith estimates and assumptions made by the management of Company, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. Notwithstanding the foregoing, as of the Closing Date, management of Company and Payco believed that the Projections were reasonable and attainable.

5.4   No Material Adverse Change; No Restricted Junior Payments.

      Since December 31, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5   Title to Properties; Liens.

      After giving effect to the transactions contemplated by this Agreement to occur on the Closing Date, Company and its Subsidiaries have good, sufficient and legal title to all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6   Litigation; Adverse Facts.

      There is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its


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

Subsidiaries or any property of Company or any of its Subsidiaries that, either individually or in the aggregate together with all other such actions, proceedings and investigations, has had, or could reasonably be expected to result in, a Material Adverse Effect, it being understood, solely for purposes of this sentence, that any money judgments or settlements the occurrence of which do not give rise to an Event of Default under subsection 8.8 shall not be deemed to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is or has been (i) in violation of any applicable law (including any Debt Collection Laws) that has had, or could reasonably be expected to result in, a Material Adverse Effect, it being understood for purposes of this clause (i) that any such violation which results in money judgments or settlements the occurrence of which do not give rise to an Event of Default under subsection 8.8 shall not be deemed to have a Material Adverse Effect, or
(ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.7   Payment of Taxes.

      Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company does not know of any proposed tax assessment against Company or any of its Subsidiaries other than those which are being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

5.8   Performance of Agreements; Materially Adverse Agreements.

      A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

      B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected (based upon assumptions that are reasonable at the time made) to result in, individually or in the aggregate, a Material Adverse Effect.


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

5.9   Governmental Regulation.

      Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  Securities Activities.

      Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11  Employee Benefit Plans.

      A. Company and each of its ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not result in material liability of Company or any of its ERISA Affiliates.

      B. No ERISA Event has occurred which has resulted or is reasonably likely to result in any material liability to the PBGC or to any other Person.

      C. Except to the extent required under Section 4980B of the Internal Revenue Code and/or Section 601 of ERISA, neither Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its Subsidiaries, except to the extent that the provision of such benefits would not have a Material Adverse Effect.

      D. No Pension Plan has an Unfunded Current Liability in an amount that would have a Material Adverse Effect.

5.12  Certain Fees.

      No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the loan transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.


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

5.13  Environmental Protection.

      Except as set forth on Schedule 5.13 annexed hereto:

            (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

            (ii) Company and each of its Subsidiaries have obtained all material Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

            (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable state laws, and, to the best knowledge of Company, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

            (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

            (v) to the knowledge of Company, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims that could reasonably be expected to have a Material Adverse Effect;

            (vi) neither Company nor any of its Subsidiaries has any material contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

            (vii) neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;


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

            (viii) to the knowledge of Company, no Hazardous Materials exist on or under any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

            (ix) neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

            (x) to the knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility; and

            (xi) to the knowledge of Company, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14  Employee Matters.

      There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15  Solvency.

      Each Loan Party is, and Company and its Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.

5.16  Matters Relating to Collateral.

      A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1J and 6.9 and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Agents and Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected first priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing


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

of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

      B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Chase Co-Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Chase Co-Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

      C. Absence of Third-Party Filings. Except such as may have been filed in favor of Chase Co-Administrative Agent as contemplated by subsection 5.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the intellectual property Collateral is on file in the United States Patent and Trademark Office.

      D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

      E. Information Regarding Collateral. All information supplied to any Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17  Related Agreements.

      A. Delivery of Related Agreements. Company has delivered to Agents complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

      B. Payco's Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Payco to Company in the Acquisition Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Acquisition Agreement.

      C. Warranties of Company. Subject to the qualifications and the schedules set forth therein, each of the representations and warranties given by Company to Payco in the


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

Acquisition Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date.

      D. Survival. Notwithstanding anything in the Acquisition Agreement to the contrary, the representations and warranties of Company set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Agents and Lenders.

5.18  Disclosure.

      The representations of Company and its Subsidiaries contained in the Loan Documents, Related Documents and in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to Company or the applicable Subsidiary, in the case of any document not furnished by Company or such Subsidiary) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.19  Subordination of Seller Notes.

      The subordination provisions of the Existing Seller Note and any Permitted Seller Notes are enforceable against the holders thereof, and the Loans and other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions.

                                  SECTION 6.
                             AFFIRMATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.



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

6.1   Financial Statements and Other Reports.

      Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Chase Co-Administrative Agent (and Chase Co-Administrative Agent will, after receipt thereof, deliver to each Lender):

            (i) Monthly Financials: as soon as available and in any event within 30 days after the calendar month-end for the months of January 1997 through and including June 1997 and within 20 days after each calendar month-end thereafter, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of each fiscal month ending after the Closing Date and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

            (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;


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

            (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Chase Co-Administrative Agent, which report shall be unqualified as to the ability of Company and its Subsidiaries to continue as a going concern and as to scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iv) Officer's and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signer has reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

            (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial


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

      statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i),
      (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

            (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a reading of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, and (b) stating whether, in connection with their audit examination, any condition or event, insofar as such condition or event relates to the covenants set forth in subsection 7.6 or to accounting matters, that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

            (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its respective Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

            (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other


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

      statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

            (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Chase Co-Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or Chase Co-Administrative Agent any material development in any Proceeding that, in any case:

                  (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                  (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within 45 days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $250,000 and promptly after request by either Co-Administrative Agent such other information as may be reasonably requested by such Co-Administrative Agent to enable such Co-Administrative Agent and its counsel to evaluate any of such Proceedings;



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

            (xi) ERISA Events: promptly upon becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xii) ERISA Notices: with reasonable promptness, copies of (a) all written notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) such other documents or governmental reports or filings relating to any Employee Benefit Plan as either Co-Chase Co-Administrative Agent shall reasonably request;

            (xiii) Financial Plans: as soon as practicable and in any event no later than the beginning of each Fiscal Year, a monthly consolidated and consolidating plan and financial forecast for the next succeeding Fiscal Year, including, without limitation, (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections as either Co-Administrative Agent may reasonably request;

            (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Co-Administrative Agents outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

            (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

            (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

            (xvii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement); and



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            (xviii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by either Co-Administrative Agent.

      For purposes of subsection 4.1P(iii) and this subsection 6.1, "consolidating" balance sheets and "consolidating" statements of income, stockholders equity and cash flows refer to financial statements consolidating the financial position, results of operations and cash flows of the major operating groups of Company's Subsidiaries, which operating groups as of the Closing Date consist of (1) A.M. Miller & Associates, Inc. and its Subsidiaries,
(2) Account Portfolios, Inc. and its Subsidiaries, (3) Continental Credit Services, Inc., Alaska Financial Services, Inc., Southwest Credit Services, Inc. and their respective Subsidiaries, and (4) Payco and its Subsidiaries.

6.2   Corporate Existence, etc.

      Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the business of Company and its Subsidiaries (on a consolidated basis). Without limiting the foregoing, Company shall, and shall cause each of its Subsidiaries to, file and diligently process to completion applications for all material permits, licenses and other governmental approvals necessary for the operation of its debt collection business.

6.3   Payment of Taxes and Claims; Tax Consolidation.

      A. Company will, and will cause each of its Subsidiaries to, pay all material taxes and all assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings timely instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

      B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company and its Subsidiaries).

6.4   Maintenance of Properties; Insurance.

      Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and


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

from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of casualty insurance covering damage to or loss of property shall name Chase Co-Administrative Agent for the benefit of Agent and Lenders as the loss payee thereunder for all losses, subject to application of proceeds as required by subsection 2.4B(iii)(d), and shall provide for at least 30 days' prior written notice to Chase Co-Administrative Agent of any modification or cancellation of such policy.

6.5   Inspection; Lender Meeting.

      Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Chase Co-Administrative Agent, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Chase Co-Administrative Agent) at such time as may be agreed to by Company and Chase Co-Administrative Agent.

6.6   Compliance with Laws, etc.

      Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Debt Collection Laws), noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7   Environmental Disclosure and Inspection.

      A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

      B. Company agrees that Chase Co-Administrative Agent may, from time to time and in its reasonable discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use all reasonable


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efforts to obtain permission for Chase Co-Administrative Agent's professional consultant to conduct its own investigation of any such Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company shall use its reasonable efforts to obtain for Chase Co-Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Company, to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Chase Co-Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Chase Co-Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Chase Co-Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Chase Co-Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Chase Co-Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless each Agent and Lender from any costs, losses or liabilities relating to any Loan Party's use of or reliance on such report, (ii) no Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, no Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

      C. Company shall promptly advise Chase Co-Administrative Agent in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

      D. Company shall promptly notify Chase Co-Administrative Agent of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in,


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Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

      E. Company shall, at its own expense, provide copies of such documents or information as either Co-Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8   Company's Remedial Action Regarding Hazardous Materials.

      Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on or under any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event Company or any of its Subsidiaries takes any remedial action with respect to any Hazardous Materials on or under any Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

6.9 of Subsidiary Guaranty and Subsidiary Security Agreements by Subsidiar-ies and Future Subsidiaries.

      In the event that any Person becomes a domestic Subsidiary after the date hereof, Company will promptly notify Chase Co-Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Chase Co-Administrative Agent and Collateral Agent a counterpart of the Subsidiary Guaranty and the Pledge Agreement, the Security Agreement, the Limited Partnership Security Agreement and the Trademark Security Agreement (collectively, the "Subsidiary Security Agreements"), and to take all such further actions and execute all such further documents and instruments as may be required to grant and perfect in favor of Collateral Agent, for the benefit of Lenders, a first-priority security interest in all of the personal property assets of such Subsidiary described in the Subsidiary Security Agreements. Company shall deliver to Chase Co-Administrative Agent and Collateral Agent, together with such Loan Documents,
(i) certified copies of such Subsidiary's Articles or Certificate of Incorporation (or comparable constituent documents), together, if applicable, with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to


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Chase Co-Administrative Agent, (ii) a copy, if applicable, of such Subsidiary's
Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Chase Co-Administrative Agent and Collateral Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty and to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and the Subsidiary Security Agreements to which such Subsidiary is a party are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Chase Co-Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of the Subsidiary Guaranty and the Subsidiary Security Agreements to which such Subsidiary is a party, (c) the enforceability of the Subsidiary Guaranty and the Subsidiary Security Agreements to which such Subsidiary is a party against such Subsidiary, and (d) such other matters as Chase Co-Administrative Agent and Collateral Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Chase Co-Administrative Agent and its counsel and Collateral Agent.

6.10  Interest Rate Protection.

      At all times after the date which is 180 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount of not less than $50,000,000, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate of not more than 10% per annum with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance satisfactory to Co-Administrative Agents and with a term of not less than three years.

6.11  Further Assurances.

      At any time or from time to time upon the request of either Co-Administrative Agent, Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Co-Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, Company shall take, and cause each of its Subsidiaries to take, such actions as either Co-Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by Subsidiary Guarantors and are secured by substantially all of


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the assets of Company and its domestic Subsidiaries. In the event that Company or any of its Subsidiaries creates a new domestic Subsidiary, all of the capital stock or partnership interests of such new domestic Subsidiary shall be duly and validly pledged to Collateral Agent for the benefit of Agents and Lenders pursuant to the Collateral Documents, subject to no other Liens.

                                  SECTION 7.
                              NEGATIVE COVENANTS

      Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1   Indebtedness.

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Company may become and remain liable with respect to the Obligations;

            (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

            (iv) Indebtedness of Company and its Subsidiaries (a) under Capital Leases capitalized on the consolidated balance sheet of Company as liabilities or (b) secured by Liens permitted under subsection 7.2A(iii), in an aggregate amount not exceeding $15,000,000 at any time outstanding;

            (v) Company may become and remain liable with respect to Indebtedness to any of its domestic Wholly Owned Subsidiaries, and any domestic Wholly Owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other domestic Wholly Owned Subsidiary of Company provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its respective Subsidiaries shall be subordinated in right of payment to the payment in full of the


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      Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, in each case in form and substance satisfactory to Co-Administrative Agents, and (c) any payment by Company or by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by Company or by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

            (vi) Company may become and remain liable with respect to the Subordinated Notes;

            (vii) Company may become and remain liable with respect to Permitted Seller Notes, provided that the aggregate principal amount of such notes issued shall not exceed $5,000,000 prior to the first Anniversary and $25,000,000 thereafter; and

            (viii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $5,000,000.

7.2   Liens and Related Matters.

      A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

            (i)   Permitted Encumbrances;

            (ii)  Liens described in Schedule 7.2 annexed hereto;

            (iii) Purchase money security interests (including mortgages, conditional sales, Capital Leases and any other title retention or deferred purchase devices) in tangible personal property of Company or any of its Subsidiaries existing or created at the time of acquisition thereof or within 30 days thereafter, and the renewal, extension and refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that such Indebtedness is permitted by subsection 7.1(iv) hereof;



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            (iv) Other Liens on assets of Company and its Subsidiaries securing
      Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding; and

            (v)   Liens granted pursuant to the Collateral Documents.

      B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any consensual Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

      C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3   Investments; Joint Ventures.

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

            (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date (after giving effect to the Acquisition and the Merger) in any Subsidiaries of Company;

            (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(v);



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            (iv) Payco may continue to own the Joint Ventures owned by it as of the Closing Date (after giving effect to the Acquisition and the Merger);

            (v) Company and its Subsidiaries may make and own Investments in Permitted Joint Ventures; provided that (a) at the time of such Investment, and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing, (b) the aggregate amount of all such Investments made after the Closing Date shall not exceed $5,000,000, and (c) Company and its Subsidiaries shall pledge all of their respective equity interests in any Permitted Joint Venture to Collateral Agent to secure the Obligations under the Loan Documents (except to the extent, and only to the extent, such pledge of the equity interests in a Permitted Joint Venture organized under the laws of a foreign country would result in Company incurring additional liabilities for taxes);

            (vi) Company may make and own Investments consisting of notes received in connection with any Asset Sale limited to 20% of the total sale price of the assets sold in such Asset Sale; provided that the aggregate principal amount of such notes at any time outstanding shall not exceed $2,000,000;

            (vii) Company and its Subsidiaries may make and own Investments in connection with a Permitted Acquisition or a Permitted Portfolio Acquisition;

            (viii) Company and its Subsidiaries may make Consolidated Maintenance Capital Expenditures permitted by subsection 7.8; and

            (ix) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $2,500,000.

7.4   Contingent Obligations.

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit, as applicable, and Subsidiaries of Company may become and remain liable with respect to Contingent Obligations arising under the Subsidiary Guaranty;

            (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 6.10;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification


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      and purchase price adjustment obligations incurred in the ordinary course of business in connection with Asset Sales or other sales of assets;

            (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $1,000,000;

            (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business with respect to the performance by Company or any of its Subsidiaries of obligations under collection contracts;

            (vi) Company may become and remain liable with respect to Contingent Obligations in respect of Earn Out Agreements in connection with Permitted Acquisitions and Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Forward Flow Contracts; provided that to the extent that purchases of receivables portfolios from a single seller (together with all Affiliates of such seller) party to a Forward Flow Contract with Company or any of its Subsidiaries exceed $750,000 in any 12-month period, any receivables portfolio purchased during such 12-month period under a Forward Flow Contract with such seller shall be a Qualified Loan Portfolio;

            (vii) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto;

            (viii) Subsidiaries of Company may become and remain liable with respect to the Subordinated Note Guaranty; and

            (ix) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $1,000,000.

7.5   Restricted Junior Payments.

      Company shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make scheduled interest payments in respect of the Subordinated Notes in accordance with the terms of the Subordinated Note Indenture; (ii) Company may make scheduled interest and principal payments in respect of the Existing Seller Note and any Permitted Seller Notes permitted by subsection 7.1(viii) in accordance with the terms of the Existing Seller Note and such Permitted Seller Notes; (iii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing


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or shall be caused thereby, Company may make payments in an aggregate amount not to exceed $1,000,000 in any Fiscal Year to the extent necessary to repurchase shares of Company Common Stock from officers, directors or employees of Company or any of its Subsidiaries following termination of employment of any such officer, director or employee by reason of death, disability, retirement or resignation or following other events customarily requiring or permitting such repurchase, in each case in accordance with the terms of customary terms of management and/or employee stock plans, stock subscription agreements or shareholder agreements entered into with officers, directors or employees of Company or any of its Subsidiaries; (iv) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may repurchase Company Preferred Stock and make payments of accrued and unpaid dividends to the holders of Company Preferred Stock, provided that in no event may Company pay any dividend on or repurchase Company Preferred Stock unless both (x) the Leverage Ratio for the most recently ended four-Fiscal Quarter period does not exceed 2.0:1.0 and (y) at least 50% of the initial aggregate principal amount of the Term Loans has been repaid.

7.6   Financial Covenants.

      A. Minimum Interest Coverage Ratio. The ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period (or for any of the one, two or three consecutive Fiscal Quarter periods, as the case may be, ending after the Closing Date and on or prior to June 30, 1997) (each applicable one-, two-, three-or four-Fiscal Quarter period being a "Calculation Period") ending during any of the periods set forth below shall not be less than the correlative ratio indicated:

         ===============================================================
                 PERIOD DURING                      MINIMUM
               WHICH CALCULATION               INTEREST COVERAGE
                  PERIOD ENDS                        RATIO
         ===============================================================
            Closing Date - 12/31/97                2.25:1.00
         ---------------------------------------------------------------
              01/01/98 - 12/31/98                  2.50:1.00
         ---------------------------------------------------------------
              01/01/99 - 12/31/99                  2.75:1.00
         ---------------------------------------------------------------
                   Thereafter                      3.00:1.00
         ===============================================================

      B. Maximum Leverage Ratio. The ratio of (i) Consolidated Total Debt as of the last day (any such day being a "Calculation Date") of any Fiscal Quarter ending during any of the periods set forth below to (ii) Consolidated EBITDA for the Calculation Period ending on such Calculation Date shall not exceed the correlative ratio indicated:


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

         ===============================================================
                 PERIOD DURING                      MAXIMUM
               WHICH CALCULATION                    LEVERAGE
                  DATE OCCURS                        RATIO
         ===============================================================
            Closing Date - 12/31/97                4.00:1.00
         ---------------------------------------------------------------
              01/01/98 - 12/31/98                  3.75:1.00
         ---------------------------------------------------------------
              01/01/99 - 12/31/99                  3.50:1.00
         ---------------------------------------------------------------
              01/01/00 - 12/31/00                  3.25:1.00
         ---------------------------------------------------------------
              01/01/01 - 12/31/01                  3.00:1.00
         ---------------------------------------------------------------
                   Thereafter                      2.75:1.00
         ===============================================================

      C. Minimum Fixed Charge Coverage Ratio. The ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any Calculation Period ending after the Closing Date shall not be less than 1.05:1.00.

      D. Consolidated Maintenance Capital Expenditures. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Maintenance Capital Expenditures, in any Fiscal Year (or specified portion thereof) indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Maintenance Capital Expenditures Amount") set forth below opposite such Fiscal Year (or such portion thereof); provided that the Maximum Consolidated Maintenance Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any (but in no event more than 25% of the Maximum Consolidated Maintenance Capital Expenditures Amount for the previous Fiscal Year (or, in the event such previous Fiscal Year is 1996, for the specified portion of such previous Fiscal Year)), of the Maximum Consolidated Maintenance Capital Expenditures Amount for the previous Fiscal Year (or such portion of Fiscal Year 1996, if applicable) over the actual amount of Consolidated Maintenance Capital Expenditures for such previous Fiscal Year (or such portion of Fiscal Year 1996, if applicable); and provided further, that the Maximum Consolidated Maintenance Capital Expenditures Amount for any Fiscal Year (or, in the case of Fiscal Year 1996, the specified portion thereof) and for each Fiscal Year thereafter shall be increased, immediately following any acquisition permitted under subsection 7.7(v), by an amount (in each such Fiscal Year (or portion thereof, if applicable)) equal to the product of (i) the Maximum Consolidated Maintenance Capital Expenditures Amount in effect immediately prior to such acquisition multiplied by (ii) the ratio of (a) Consolidated EBITDA attributable to the business or assets so acquired but not attributable to any Portfolio Purchase Business so acquired to (b) Consolidated EBITDA not attributable to the Portfolio Purchase Business of Company and its Subsidiaries without giving effect to such acquisition, determined in the case of clauses (a) and (b) for the four-Fiscal Quarter period most recently ended prior to such acquisition.

         ===============================================================
                                              MAXIMUM CONSOLIDAT-
                  FISCAL YEAR                    ED MAINTENANCE
              (OR PORTION THEREOF)            CAPITAL EXPENDITURES
         ===============================================================

            Closing Date - 12/31/96                $3,000,000
         ---------------------------------------------------------------
                      1997                         $8,000,000
         ---------------------------------------------------------------
                   Thereafter                      $8,000,000
         ===============================================================

      E. Certain Calculations. With respect to any period during which new Subsidiaries, assets or businesses are acquired pursuant to subsection 7.7(v), for purposes of determining compliance with the financial covenants set forth in this subsection 7.6, Consolidated EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such Subsidiaries, assets or businesses on a pro forma basis (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Securities Act) using the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated (i) as if such acquisition, and any acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (ii) otherwise in conformity with certain procedures to be agreed upon between Co-Administrative Agents and Company, all such calculations to be in form and substance satisfactory to Co-Administrative Agents.

7.7   Restriction on Fundamental Changes; Asset Sales.

      Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, create any new Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

            (i) any Subsidiary of Company may be merged with or into Company or any domestic Wholly Owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any domestic Wholly Owned Subsidiary of

      Company; provided that, in the case of such a merger, Company or such Wholly Owned Subsidiary shall be the continuing or surviving corporation;

            (ii) Company and its Subsidiaries may acquire inventory (other than receivables portfolios), equipment and other assets in the ordinary course of business;

            (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company);

            (iv) Company and its Subsidiaries may make any Asset Sale of assets that have, in the aggregate, a fair market value (determined in good faith by the board of directors of Company) not in excess of 20% of Consolidated EBITDA for the four-Fiscal Quarter period most recently ended prior to such Asset Sale; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company);
      (y) not less than 80% of the consideration received therefor shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and

            (v) Company may make acquisitions of receivables portfolios and other assets and businesses (including acquisitions of the capital stock of another Person), provided that:

                  (a) in the event that the aggregate amount of all such
            acquisitions in any Fiscal Year would exceed $5,000,000 after giving effect to any such proposed acquisition, (y) the Interest Coverage Ratio (calculated on a pro forma basis giving effect to the proposed acquisition) shall not be less than the ratio set forth in subsection 7.6A applicable at the time of such acquisition plus 0.25 and (z) the Leverage Ratio (calculated on a pro forma basis giving effect to the proposed acquisition) shall not be greater than the ratio set forth in subsection 7.6B applicable at the time of such acquisition minus 0.25.

                  (b) any receivables portfolio acquired shall be a Qualified
            Loan Portfolio;

                  (c) the aggregate amount expended for such acquisitions during any successive twelve-month period following the Closing Date shall not exceed $30,000,000; provided that such amount shall, in any such twelve-month period, be increased by an amount equal to the excess, if any (but in no event more than $10,000,000), of $30,000,000 over the actual amount expended for acquisitions under this clause (v) for the twelve-month period immediately preceding such twelve-month period;

                  (d) that portion of Consolidated EBITDA attributable to any assets so acquired, as projected by Company for the twelve-month period immediately following the date of such acquisition, shall not exceed 20% of Consolidated EBITDA for the four-Fiscal Quarter period most recently ended prior to the date of such acquisition, and Company shall have delivered an Officer's Certificate to Co-Administrative Agents (together with supporting information therefor) to the foregoing effect; and

                  (e) no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of such acquisition or shall be caused thereby.

7.8   Sales and Lease-Backs.

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

7.9   Transactions with Shareholders and Affiliates.

      Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (ii) reasonable and customary fees paid to members of the boards of directors of Company and its Subsidiaries, (iii) fees, expenses and other amounts payable to the MDC Entities on the Closing Date, and (iv) the Management Fees.

7.10  Disposal of Subsidiary Stock.

      Company shall not:

            (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its

      Subsidiaries, except as permitted under this Agreement or the Collateral Documents or to qualify directors if required by applicable law; or

            (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except as permitted under this Agreement or the Collateral Documents or to Company, another wholly-owned Subsidiary of Company, or to qualify directors if required by applicable law.

7.11  Conduct of Business.

      Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date (after giving effect to the Acquisition and the Merger) and similar or related businesses and (ii) such other lines of business as may be consented to by Co-Administrative Agents and Requisite Lenders.

7.12 Amendments or Waivers of Certain Related Agreements; Amendments of Documents Relating to Subordinated Indebtedness; Designation of "Designated Senior Debt"; Preferred Stock.

      A. Amendments or Waivers of Certain Related Agreements. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness), the MDC Advisory Services Agreement, the HBR Services Agreement or the Stockholders Agreement after the Closing Date if such amendment or waiver would be adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver; provided, however, that if certain performance criteria determined by the Board of Directors of Company are met from time to time, Company may amend the MDC Advisory Services Agreement without the consent of Lenders to provide for an increase or increases in the annual Management Fee payable thereunder, provided that such Management Fee shall not exceed $750,000 annually.

      B. Amendments of Documents Relating to Subordinated Indebtedness. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or Subordinated Note Document, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or trustee or other representative on their behalf) which would be adverse to Company or Lenders.

      C. Designation of "Designated Senior Debt". Company shall not designate any Indebtedness as "Designated Senior Debt" (as defined in the Subordinated
Note Indenture) for purposes of the Subordinated Note Indenture without the prior written consent of Requisite Lenders.

      D. Preferred Stock. Without the prior written approval of Requisite Lenders, Company shall not amend, restate, supplement or otherwise modify its Articles of Incorporation if the effect of such amendment, restatement, supplement or modification is to (i) increase the dividend rate payable on, or change the redemption provisions of, the Company Preferred Stock, (ii) together with all other amendments or changes made, increase materially the obligations of Company to the holders of the Company Preferred Stock, (iii) confer any additional rights on the holders of the Company Preferred Stock which would be adverse to Company or Lenders, or (iv) provide for the issuance of any preferred stock of Company in addition to the Company Preferred Stock or the filing or amendment of any certificate of designation with respect thereto.

7.13  Fiscal Year.

      Company shall not change its Fiscal Year-end from December 31.

                                  SECTION 8.
                               EVENTS OF DEFAULT

      IF any of the following conditions or events ("Events of Default") shall occur:

8.1   Failure to Make Payments When Due.

      Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing honored or payment made under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2   Default in Other Agreements.

      (i) Failure of Company or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if in any case under this clause (ii) the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3   Breach of Certain Covenants.

      Failure of Company to perform or comply with any term or condition contained in subsection 2.4, 2.5 or 6.2 or Section 7 of this Agreement; or

8.4   Breach of Warranty.

      Any material representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   Other Defaults Under Loan Documents.

      Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from any Agent or Lender of such default; or

8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.

      (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7   Voluntary Bankruptcy; Appointment of Receiver, etc.

      (i) Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   Judgments and Attachments.

      (i) Any money judgment, writ or warrant of attachment or similar process involving (a) in any individual case an amount in excess of $2,500,000 or (b) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or (ii) any money judgment shall be rendered against Company or any of its Subsidiaries or any of their respective assets, or any settlement shall require payment by, Company or any of its Subsidiaries in any individual case in an amount in excess of $12,000,000; (iii) any of the following shall occur twice or both of the following shall occur: (a) a money judgment in excess of $5,000,000 in an individual case shall be rendered against Company or any of its Subsidiaries or any of their respective assets, or
(b) a settlement shall require payment by Company or any of its Subsidiaries in excess of $5,000,000 in an individual case; provided, however, that the amount of any money judgment or required settlement under the preceding clauses (ii) and (iii) shall not include for the purposes of such clauses any portion thereof which has been paid for by insurance or which is adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage; or

8.9   Dissolution.

      Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10  Employee Benefit Plans.

      There shall occur one or more ERISA Events which individually or in the aggregate results in a Material Adverse Effect; or there shall exist an Unfunded Current Liability, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no Unfunded Current Liability), which would have a Material Adverse Effect; or

8.11  Change in Control.

      (i) Prior to the consummation of any initial public offering of Company Common Stock, (a) the MDC Entities shall at any time not own, in the aggregate, at least 51% of the combined voting power of Company voting Securities; or (b) any Person (other than the MDC Entities), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Securities of Company and, as a result of such purchase or acquisition, any Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 35% of the combined voting power of Company voting Securities; or (ii) at any time thereafter, (a) the MDC Entities together shall own, directly or indirectly, in the aggregate, a lesser percentage of the combined voting power of Company voting Securities than any other holder, including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such holder, of such voting Securities; (b) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (c) any Person (other than the MDC Entities), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Securities of Company and, as a result of such purchase or acquisition, any Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 25% of the combined voting power of Company voting Securities; or

8.12  Invalidity of Guaranties.

      At any time after the execution and delivery thereof, any Guaranty of the Obligations of Company, for any reason other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void (except with respect to the obligations thereunder of Immaterial Subsidiaries of Company) or any Loan Party (other than Immaterial Subsidiaries of Company) denies in writing that it has any further liability, including, without limitation, with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13  Failure of Security.

      Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void; or the validity or enforceability thereof shall be contested in writing by any Loan Party; or Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of Agents or any Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents; or

8.14  Failure to Consummate Acquisition or Merger.

      The Acquisition or the Merger shall not be consummated in accordance with this Agreement and the applicable Related Agreements concurrently with the making of the initial Loans, or the Acquisition or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

8.15  Default Under Subordination Provisions.

      Company or any guarantor of Subordinated Indebtedness shall fail to comply with the subordination provisions contained in the Subordinated Note Indenture or any other instrument, indenture or agreement pursuant to which such Subordinated Indebtedness is issued;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Chase Co-Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Chase Co-Administrative Agent shall, upon the written request of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Chase Co-Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

      Any amounts described in clause (b) above, when received by Chase Co-Administrative Agent, shall be held by Chase Co-Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

      Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder or preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                                  SECTION 9.
                                    AGENTS

9.1   Appointment.

      A. Each of GSCP and Chase is hereby appointed a Co-Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes each Co-Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each of GSCP and CSI is hereby appointed an Arranging


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Agent hereunder and under the other Loan Documents and each Lender hereby authorizes each Arranging Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. SunTrust is hereby appointed Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Upon the conclusion of the Initial Period, all obligations of Arranging Agents hereunder shall terminate.

      B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Chase Co-Administrative Agent deems that by reason of any present or future law of any jurisdiction Collateral Agent may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Chase Co-Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

      In the event that Chase Co-Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Chase Co-Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Collateral Agent shall be deemed to be references to Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.


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      Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Chase Co-Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Chase Co-Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Collateral Agent until the appointment of a new Supplemental Collateral Agent.

9.2   Powers; General Immunity.

      A. Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents, and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished by any Agent to Lenders or by or on behalf of Company and/or its Subsidiaries to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, neither Co-Administrative Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Total Utilization of Revolving Loan Commitments or the component amounts thereof.

      C. Exculpatory Provisions. Neither any Agent nor any of such Agent's respective officers, directors, employees or agents shall be liable to Lenders for any action taken or


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omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Without prejudice to the generality of the foregoing, (i) such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Such Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).


      D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company and/or its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on


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behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   Right to Indemnity.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

9.5   Successor Agents and Swing Line Lender.

      A. Successor Agents. Any Agent may resign at any time by giving 30 days' prior written notice thereof to the other Agents, Lenders and Company, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Co-Administrative Agents and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      B. Successor Swing Line Lender. Any resignation or removal of Chase Co-Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Chase or its successor as Swing Line Lender, and any successor Chase Co-Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Chase Co-Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Chase Co-Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Chase Co-Administrative


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Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6   Collateral Documents.

      Each Lender and Agent hereby further authorizes Collateral Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Agents and Lenders and agrees to be bound by the terms of each Collateral Document; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Requisite Lenders, Collateral Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with subsection 7.7. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document (including, without limitation, through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Account may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof.

                                  SECTION 10.
                                 MISCELLANEOUS

10.1  Assignments and Participations in Loans, Letters of Credit.

      A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments (together with its Letters of Credit or participations therein made or arising pursuant to its Revolving Loan Commitment) or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale,


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assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Chase Co-Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Chase Co-Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

      B.    Assignments.

            (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit, or participation therein or other Obligation may (a) be assigned in any amount to another Lender who is a Non-Defaulting Lender, or to an Affiliate of the assigning Lender or another Lender who, in either such case, is a Non-Defaulting Lender, with the consent of Co-Administrative Agents (which consent shall not be unreasonably withheld) and the giving of notice to Company; provided that, after giving effect to a proposed assignment to another Lender, the assigning Lender shall have an aggregate Commitment of at least $5,000,000 unless the proposed assignment constitutes the aggregate amount of the Commitments, Loans, Letters of Credit, and participations therein and other Obligations of the assigning Lender, or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit, and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Co-Administrative Agents (which consent shall not be unreasonably withheld) and the giving of notice to Company. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit, or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Chase Co-Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,000 payable by the assigning Lender and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Chase Co-Administrative Agent pursuant to subsection 2.7B(iii) (a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment


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      Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall surrender its applicable Notes and, upon such surrender, new Notes shall be issued to the assignee and, if applicable, to the assigning Lender, substantially in the form of
      Exhibit IV, Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and the assigning Lender.

            (ii) Acceptance by Chase Co-Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Chase Co-Administrative Agent pursuant to subsection 2.7B(iii) (a), Chase Co-Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit XIII hereto and if Co-Administrative Agents have consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Chase Co-Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Chase Co-Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

      C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action
(i) effecting the extension of the final maturity of the Loan allocated to such participation, (ii) effecting a reduction of the principal amount of or affecting the rate of interest payable on any Loan allocated to such participation, (iii) releasing all or substantially all of the Collateral, or
(iv) releasing all of the Guarantors from their obligations under the Guaranties, and all amounts payable by Company hereunder (including, without limitation, amounts payable to such Lender


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pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

      D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

      F. Limitation. No assignee, participant or other transferee or any Lender's rights shall be entitled to receive any greater payment under subsection 2.7 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Company's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

      G. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2  Expenses.

      Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and out of pocket expenses of Co-Administrative Agents in connection with the preparation of the Loan Documents; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for


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Company (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Agents in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  Indemnity.

      In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, trustees, partners, employees, agents, attorneys and affiliates of any of Agents and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) (collectively called the "Indemnified Liabilities"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent, and only to the extent, of any particular liability, obligation, loss, damage, penalty, claim, cost, expense or disbursement that arose from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the



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extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4  Set-Off; Security Interest in Deposit Accounts.

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender (at any office of that Lender wherever located) to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to each Agent and Lender a security interest in all deposits and accounts maintained with such Agent or Lender as security for the Obligations.

10.5  Ratable Sharing.

      Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Chase Co-Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy, reorganization or insolvency proceeding of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6  Amendments and Waivers.

      A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company or any other Loan Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: reduces the principal amount of any of the Loans; changes in any manner the definition of "Requisite Lenders" or "Pro Rata Share"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral; releases all of the Guarantors from their obligations under the Guaranties; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes the obligations of Lenders relating to the purchase of participations in Letters of Credit in any manner that could be adverse to any Issuing Lender; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6; shall be effective only if evidenced by a writing signed by or on behalf of all Lenders to whom are owed Obligations being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Co-Administrative Agents and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of this Agreement which disproportionately and adversely affects the obligation of any Loan Party to make payments (including without limitation mandatory prepayments) to the holders of the Tranche A Term Loans, the holders of the Tranche B Term Loans or the holders of the Revolving Loans and Revolving Loan Commitments, shall be effective without the written concurrence of the holders of 51% in principal amount of the class (i.e., Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and Revolving Loan Commitments each being a "class" of Loans) of Loans so disproportionately and adversely affected; (iv) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Events of Default, Potential Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, (v) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (vi) no amendment, modification, termination or waiver of any provision of Section 3 relating to the rights or obligations of any or all Issuing Lenders shall be effective without the written concurrence of Chase Co-Administrative Agent and each Lender who is an Issuing Lender with respect to any Letter of Credit then outstanding, and (vii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Chase Co-Administrative Agent or Co-Administrative Agent shall be effective without the written concurrence of Chase Co-Administrative Agent or Co-Administrative Agent, as the case may be, Chase Co-Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

      B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the proviso in the first sentence of this subsection 10.6, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Company shall pay that Lender all principal, interest and fees and other amounts due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to Company and Co-Administrative Agents (or if either Co-Administrative Agent is also a Lender to be terminated, the successor Co-Administrative Agent and the Co-Administrative Agent not so terminated) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Co-Administrative Agents (or if either Co-Administrative Agent is also a Lender to be terminated, the successor Co-Administrative Agent and the Co-Administrative Agent not so terminated) to evidence the substitution of such Lender shall have been received and approved by Co-Administrative Agents as of such date.

10.7  Independence of Covenants.

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  Notices.

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Chase Co-Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Chase Co-Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Chase Co-Administrative Agent.

10.9  Survival of Representations, Warranties and Agreements.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.4, 10.5 and 10.20 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn or paid thereunder, and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.

      No failure or delay on the part of Chase Co-Administrative Agent, Collateral Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11       Marshalling; Payments Set Aside.

      Neither Chase Co-Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Chase Co-Administrative Agent, Collateral Agent or Lenders (or to Chase Co-Administrative Agent or Collateral Agent for the benefit of Lenders), or Chase Co-Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12       Severability.

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13       Obligations Several; Independent Nature of Lenders' Rights.

      The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 Applicable Law.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16 Successors and Assigns.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Company's rights or obligations hereunder nor any interest therein may not be assigned or delegated by Company without the prior written consent of all Lenders.

10.17 Consent to Jurisdiction and Service of Process.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEX- CLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN

      ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18       Waiver of Jury Trial.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19       Confidentiality.

      Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or by the National Association of Insurance Commissioners or in connection with the exercise of any remedy under the Loan Documents; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20       Counterparts; Effectiveness.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Chase Co-Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

      COMPANY:                      OUTSOURCING SOLUTIONS INC.

                                    By:    /s/ Tyler T. Zachem
                                       -------------------------------------
                                          Tyler T. Zachem
                                          Vice President

                                    Notice Address:

                                    300 Galleria Parkway
                                    Suite 690
                                    Atlanta, Georgia 30339
                                    Attention:  Chief Financial Officer
                                    Facsimile:  (770) 988-2910

                                    with a copy to:

                                    McCown De Leeuw & Co.
                                    101 East 52nd Street
                                    31st Floor
                                    New York, New York 10022
                                    Attention:  Tyler T. Zachem
                                    Facsimile:  (212) 355-6283
                                                (212) 355-6945

                                    and a copy to:

                                    White & Case
                                    1155 Avenue of the Americas
                                    New York, New York 10036
                                    Attention:  Frank L. Schiff, Esq.
                                    Facsimile:  (212) 819-7817

      AGENTS AND LENDERS:           GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    individually, as a Co-Administrative Agent and as an Arranging Agent

                                    By: /s/ Edward Forst
                                       -------------------------------------
                                          Authorized Signatory

                                    Notice Address:

                                    Goldman Sachs Credit Partners L.P.
                                    c/o Goldman, Sachs & Co.
                                    85 Broad Street
                                    New York, New York 10004
                                    Attention:  Justin Vorwerk
                                    Telephone:  (212) 902-1608
                                    Facsimile:  (212) 902-2417

                                    with a copy to:

                                    Goldman Sachs Credit Partners L.P.
                                    c/o Goldman, Sachs & Co.
                                    85 Broad Street
                                    New York, New York 10004
                                    Attention:  Kathy King
                                                Jennifer Perry
                                    Telephone:  (212) 902-4425
                                    Facsimile:  (212) 902-3757

                                    THE CHASE MANHATTAN BANK,
                                    individually and as a
                                    Co-Administrative Agent


                                    By:    /s/ William J. Caggiano
                                       -------------------------------------
                                          William J. Caggiano
                                          Managing Director

                                    Notice Address:

                                    270 Park Avenue, 9th Floor
                                    New York, New York 10017
                                    Attention:  William J. Caggiano
                                    Telephone:  (212) 270-1338
                                    Facsimile:  (212) 972-0009

                                    with a copy to:

                                    29th Floor
                                    140 East 45th Street
                                    New York, New York 10017
                                    Attention:  Sandra Miklave
                                                Loan Servicing Group
                                    Telephone:  (212) 622-0005
                                    Facsimile:  (212) 622-0002

                                    SUNTRUST BANK, ATLANTA,
                                    individually and as Collateral Agent


                                    By:    /s/ Dennis H. James, Jr.
                                       -------------------------------------
                                          Dennis H. James, Jr.
                                          Assistant Vice President


                                    By:    /s/ John G. Taylor
                                       -------------------------------------
                                          Name:   John G. Taylor
                                          Title:    Vice President

                                    Notice Address:

                                    Suntrust Bank, Atlanta
                                    25 Park Place, 23rd Floor
                                    Atlanta, Georgia 30303
                                    Attention:  Dennis H. James, Jr.
                                    Telephone:  (404) 588-7963
                                    Facsimile:  (404) 588-8833

                                    With a copy to:

                                    Suntrust Bank, Atlanta
                                    25 Park Place, 23rd Floor
                                    Atlanta, Georgia 30303
                                    Attention:  Devyonne Aabeel
                                    Telephone:  (404) 588-7077
                                    Facsimile:  (404) 588-8833

                                    FLEET NATIONAL BANK


                                    By:    /s/ John E. Duncan
                                       -------------------------------------
                                          Name:   John E. Duncan
                                          Title:    Managing Director

                                    Notice Address:

                                    Fleet National Bank
                                    One Federal Street, MAOFD03C
                                    Boston, Massachusetts 02211
                                    Attention:  James Silva
                                    Telephone:  (617) 346-4399
                                    Facsimile:  (617) 346-4806

                                    With a copy to:

                                    Fleet National Bank
                                    One Federal Street, MAOFD03C
                                    Boston, Massachusetts 02211
                                    Attention:  Paul Tarantino
                                    Telephone:  (617) 346-4401
                                    Facsimile:  (617) 346-4806

                                    NBD BANK


                                    By:    /s/ Larry E. Schuster
                                       -------------------------------------
                                          Name:   Larry E. Schuster
                                          Title:    Authorized Agent

                                    Notice Address:

                                    NBD Bank
                                    611 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Attention:  John DeFrancesco
                                    Telephone:  (313) 225-1403
                                    Facsimile:  (313) 225-2649

                                    With a copy to:

                                    NBD Bank
                                    611 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Attention:  Phyllis Bonzani
                                    Telephone:  (313) 225-2273
                                    Facsimile:  (313) 225-2649

                                    BANK OF SCOTLAND


                                    By:    /s/ Catherine M. Oniffrey
                                       -------------------------------------
                                          Name:   Catherine M. Oniffrey
                                          Title:  Vice President


                                    Notice Address:

                                    Bank of Scotland
                                    565 Fifth Avenue, 5th Floor
                                    New York, New York 10017
                                    Attention:  John Kelly
                                    Telephone:  (212) 450-0830
                                    Facsimile:  (212) 682-5720


                                    With a copy to:

                                    Bank of Scotland
                                    565 Fifth Avenue, 5th Floor
                                    New York, New York 10017
                                    Attention:  Janet Taffe
                                                Assistant Vice President
                                    Telephone:  (212) 450-0872
                                    Facsimile:  (212) 557-9460

                                    MERRILL LYNCH SENIOR FLOATING
                                    RATE FUND, INC.

                                    By:   Merrill Lynch Asset Management, L.P.,
                                          as Investment Advisor


                                          By:    /s/ Anthony R. Clemente
                                              ----------------------------------
                                                Name:   Anthony R. Clemente
                                                Title:    Authorized Signatory

                                    Notice Address:

                                    Merrill Lynch Asset Management
                                    800 Scudders Mill Road - Area 2C
                                    Plainsboro, New Jersey 08536
                                    Attention:  Douglas Henderson
                                    Telephone:  (609) 282-2059
                                    Facsimile:  (609) 282-2756

                                    LASALLE NATIONAL BANK


                                    By:    /s/ Marc Pressler
                                       -------------------------------------
                                          Name:   Marc Pressler
                                          Title:    Vice President

                                    Notice Address:

                                    LaSalle National Bank
                                    135 South LaSalle Street, Suite 301
                                    Chicago, Illinois 60603
                                    Attention:        Marc A. Pressler
                                    Telephone:        (312) 904-8284
                                    Facsimile:        (312) 904-6242

                                    With a copy to:

                                    LaSalle National Bank
                                    135 South LaSalle Street, Suite 301
                                    Chicago, Illinois 60603
                                    Attention:        Kelly Whitney
                                    Telephone:        (312) 904-7049
                                    Facsimile:        (312) 904-6242

                                    CREDITANSTALT - BANKVEREIN


                                    By:    /s/ Robert M. Biringer
                                       -------------------------------------
                                          Robert M. Biringer
                                          Executive Vice President



                                    By:    /s/ Carl G. Drake
                                       -------------------------------------
                                          Carl G. Drake
                                          Senior Associate

                                    Notice Address:

                                    Creditanstalt
                                    Two Ravina Drive, Suite 1680
                                    Atlanta, Georgia 30346
                                    Attention:  Robert M. Biringer
                                    Telephone:  (770) 390-1850
                                    Facsimile:  (770) 390-1851

                                    THE FIRST NATIONAL BANK OF BOSTON



                                    By:    /s/ Gregory R.D. Clark
                                       -------------------------------------
                                          Name:   Gregory R.D. Clark
                                          Title:  Director

                                    Notice Address:

                                    Bank of Boston
                                    Diversified Finance
                                    100 Federal Street, MS 01-08-05
                                    Boston, Massachusetts 02110
                                    Attention:  Clifford A. Gaysunas
                                                Assistant Vice President
                                    Telephone:  (617) 434-3051
                                    Facsimile:  (617) 434-4929

                                    With a copy to:

                                    Bank of Boston
                                    Commercial Loan Services
                                    100 Federal Street, MS 01-08-04
                                    Boston, Massachusetts 02110
                                    Attention:  Joan Broderick
                                                Administrative Officer
                                    Telephone:  (617) 434-2456
                                    Facsimile:  (617) 434-9820

                                    HELLER FINANCIAL, INC.


                                    By:    /s/ Steven Laux
                                       -------------------------------------
                                          Name:   Steve Laux
                                          Title:  Vice President

                                    Notice Address:

                                    Heller Financial
                                    500 West Monroe Street
                                    Chicago, Illinois 60661
                                    Attention:  Christina M. Rashid
                                    Telephone:  (312) 441-7571
                                    Facsimile:  (312) 441-7357

                                    GIROCREDIT BANK AKTIENGESELLSCHA-
                                    FT DER SPARKASSEN


                                    By:    /s/ Timothy Daileader
                                       -------------------------------------
                                          Name:   Timothy Daileader
                                          Title:  Assistant Vice President

                                    Notice Address:

                                    GiroCredit Bank A.G. Sparkassen, NY Branch
                                    Park Avenue Tower
                                    65 East 55th Street, 29th Floor
                                    New York, New York 10022
                                    Attention:  Timothy Daileader
                                                Assistant Vice President
                                    Telephone:  (212) 644-0660
                                    Facsimile:  (212) 644-0644

                                    With a copy to:

                                    GiroCredit Bank A.G. Sparkassen, NY Branch
                                    Park Avenue Tower
                                    65 East 55th Street, 29th Floor
                                    New York, New York 10022
                                    Attention:  JoMarie Rivera
                                    Telephone:  (212) 909-0747
                                    Facsimile:  (212) 223-0283

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:    /s/ Thomas R. Colwell
                                       -------------------------------------
                                          Name:   Thomas R. Colwell
                                          Title:    Vice President

                                    Notice Address:

                                    PNC Bank
                                    345 Park Avenue, 29th Floor
                                    New York, New York 10154
                                    Attention:  Mark Williams
                                    Telephone:  (212) 409-3724
                                    Facsimile:  (212) 409-3737

                                    With a copy to:

                                    PNC Bank
                                    345 Park Avenue, 29th Floor
                                    New York, New York 10154
                                    Attention:  Anna Di Rocco
                                    Telephone:  (212) 409-3717
                                    Facsimile:  (212) 409-3737

                                    SOUTHERN PACIFIC THRIFT & LOAN
                                    ASSOCIATION


                                    By:    /s/ Charles D. Martorano
                                       -------------------------------------
                                          Name:   Charles D. Martorano
                                          Title:    Senior Vice President

                                    Notice Address:

                                    Southern Pacific Thrift & Loan Association
                                    12300 Wilshire Blvd., Suite 200
                                    Los Angeles, California 90025
                                    Attention:  Chris Kelleher
                                                Charles T. Martorano
                                    Telephone:  (310) 442-3351/3315
                                    Facsimile:  (310) 207-4067

                                    With a copy to:

                                    Southern Pacific Thrift & Loan Association
                                    12300 Wilshire Blvd., Suite 200
                                    Los Angeles, California 90025
                                    Attention:  Charles Williams
                                    Telephone:  (310) 442-3312
                                    Facsimile:  (310) 207-4067

                                    VAN KAMPEN AMERICAN CAPITAL
                                    PRIME RATE INCOME TRUST


                                    By:    /s/ Jeffrey W. Maillet
                                       -------------------------------------
                                        Name:   Jeffrey W. Maillet
                                        Title:  Senior Vice President & Director

                                    Notice Address:

                                    Van Kampen American Capital
                                    One Parkview Plaza
                                    Oakbrook Terrace, Illinois 60181
                                    Attention:  Jeffrey Maillet
                                    Telephone:  (630) 684-6438
                                    Facsimile:  (630) 684-6740

                                    EXHIBIT I

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

     Pursuant to that certain Credit Agreement dated as of November 6, 1996, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Outsourcing Solutions Inc., a Delaware corporation ("Company"), the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank ("Chase"), as Co-Administrative Agents (Chase, in such capacity, "Chase Co-Administrative Agent"), SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, this represents Company's request to borrow as follows:

     1.  Date of borrowing:         ___________________, [199_] [200_]

     2.  Amount of borrowing:       $___________________

     3.  Lender(s):                 |_| a.  Lenders, in accordance with their
                                            applicable Pro Rata Shares
                                    |_| b.  Swing Line Lender

     4.  Type of Loans:             |_| a.  Tranche A Term Loans
                                    |_| b.  Tranche B Term Loans
                                    |_| c.  Revolving Loans
                                    |_| d.  Swing Line Loan

     5.  Interest rate option:(1)   |_| a.  Base Rate Loan(s)
                                    |_| b.  Eurodollar Rate Loans with an
                                            initial Interest Period of
                                            ____________ month(s)

The proceeds of such Loans are to be deposited in Company's account at Chase Co-Administrative Agent.

--------
     (1) Term Loans and Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans. Swing Line Loans shall be Base Rate Loans.

     The undersigned officer, to the best of his or her knowledge, and Company certify that:

          (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; [and]

          (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof[; and][.]

          [(iv) FOR REVOLVING LOANS: The amount of the proposed borrowing will not cause the Total Utilization of Revolving Loan Commitments to exceed the Revolving Loan Commitments.]


DATED: ____________________            OUTSOURCING SOLUTIONS INC.


                                       By:__________________________________
                                          Name:
                                          Title:

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION

     Pursuant to that certain Credit Agreement dated as of November 6, 1996, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Outsourcing Solutions Inc., a Delaware corporation ("Company"), the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, this represents Company's request to convert or continue Loans as follows:

     1.  Date of conversion/continuation: __________________, [199_] [200_]

     2.  Amount of Loans being converted/continued:  $___________________

     3.  Type of Loans being converted/continued:

         |_|  a. Tranche A Term Loans
         |_|  b. Tranche B Term Loans
         |_|  c. Revolving Loans

     4.  Nature of conversion/continuation:

         |_| a. Conversion of Base Rate Loans to Eurodollar Rate Loans |_| b. Conversion of Eurodollar Rate Loans to Base Rate Loans |_| c. Continuation of Eurodollar Rate Loans as such

     5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: _______________ month(s)

     In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.


DATED: _____________________           OUTSOURCING SOLUTIONS INC.


                                       By:______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT III

                [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]

                     NOTICE OF ISSUANCE OF LETTER OF CREDIT

     Pursuant to that certain Credit Agreement dated as of November 6, 1996, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Outsourcing Solutions Inc., a Delaware corporation ("Company"), the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, this represents Company's request for the issuance of a Letter of Credit by Chase Co-Administrative Agent as follows:

     1.  Date of issuance of Letter of Credit:  ________________, [199_] [200_]

     2.  Type of Letter of Credit:

         |_|  a.  Commercial Letter of Credit
         |_|  b.  Standby Letter of Credit

     3.  Face amount of Letter of Credit:  $________________________

     4.  Expiration date of Letter of Credit:  ________________, [199_] [200_]

     5.  Name and address of beneficiary:

         ______________________________________________
         ______________________________________________
         ______________________________________________
         ______________________________________________

     6.  Attached hereto is:

         |_|  a.  the verbatim text of such proposed Letter of Credit
         |_| b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.


                                      III-1

     The undersigned officer, to the best of his or her knowledge, and Company certify that:

          (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

          (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

          (iv) The issuance of the proposed Letter of Credit will not cause (a) the Letter of Credit Usage to exceed $5,000,000 or (b) the Total Utilization of Revolving Loan Commitments to exceed the Revolving Loan Commitments.


DATED: ____________________            OUTSOURCING SOLUTIONS INC.



                                       By:____________________________________
                                          Name:
                                          Title:


                                      III-2

                                  EXHIBIT IV-A

                          [FORM OF TRANCHE A TERM NOTE]

                           OUTSOURCING SOLUTIONS INC.

                      PROMISSORY NOTE DUE OCTOBER 15, 2001


$[1]                                                          New York, New York
                                                                  [Closing Date]


     FOR VALUE RECEIVED, OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), promises to pay to [2] ("Payee") or its registered assigns the principal amount of [3] ($[1]) in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 6, 1996, by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank ("Chase"), as Co-Administrative Agents (Chase, in such capacity, "Chase Co-Administrative Agent"), SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

     Company shall make principal payments on this Note in consecutive quarterly installments as set forth in the Credit Agreement, commencing on January 15, 1997 and ending on October 15, 2001. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

--------
[1] Insert amount of Lender's Tranche A Term Loan in numbers.

[2] Insert Lender's name in capital letters.

[3] Insert amount of Lender's Tranche A Term Loan in words.


                                     IV-A-1

     This Note is one of Company's "Tranche A Term Notes" in the aggregate principal amount of $71,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Chase Co-Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Chase Co-Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     This Note is entitled to the benefits of the Guaranty and is secured pursuant to the Collateral Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.


                                     IV-A-2

     This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       OUTSOURCING SOLUTIONS INC.


                                       By:_____________________________________
                                          Name:
                                          Title:


                                     IV-A-3

                                  EXHIBIT IV-B

                          [FORM OF TRANCHE B TERM NOTE]

                           OUTSOURCING SOLUTIONS INC.

                      PROMISSORY NOTE DUE OCTOBER 15, 2003


$[1]                                                          New York, New York
                                                                  [Closing Date]


     FOR VALUE RECEIVED, OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), promises to pay to [2] ("Payee") or its registered assigns the principal amount of [3] ($[1]) in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 6, 1996, by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank ("Chase"), as Co-Administrative Agents (Chase, in such capacity, "Chase Co-Administrative Agent"), SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

     Company shall make principal payments on this Note in consecutive quarterly installments as set forth in the Credit Agreement, commencing on January 15, 1997 and ending on October 15, 2003. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

--------
[1] Insert amount of Lender's Tranche B Term Loan in numbers.

[2] Insert Lender's name in capital letters.

[3] Insert amount of Lender's Tranche B Term Loan in words.


                                     IV-B-1

     This Note is one of Company's "Tranche B Term Notes" in the aggregate principal amount of $71,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Chase Co-Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Chase Co-Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     This Note is entitled to the benefits of the Guaranty and is secured pursuant to the Collateral Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.


                                     IV-B-2

     This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       OUTSOURCING SOLUTIONS INC.


                                       By:____________________________________
                                          Name:
                                          Title:


                                     IV-B-3

                                    EXHIBIT V

                            [FORM OF REVOLVING NOTE]

                           OUTSOURCING SOLUTIONS INC.

                      PROMISSORY NOTE DUE OCTOBER 15, 2001

$[1]                                                          New York, New York
                                                                  [Closing Date]


     FOR VALUE RECEIVED, OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), promises to pay to the order of [2] ("Payee") or its registered assigns, on or before October 15, 2001, the lesser of (x) [3] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 6, 1996, by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank ("Chase"), as Co-Administrative Agents (Chase, in such capacity, "Chase Co-Administrative Agent"), SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

     This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $58,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office

--------
[1] Insert amount of Lender's Revolving Loan Commitment in numbers. [2] Insert Lender's name in capital letters.
[3] Insert amount of Lender's Revolving Loan Commitment in words.

or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Chase Co-Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Chase Co-Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     This Note is entitled to the benefits of the Guaranty and is secured pursuant to the Collateral Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       OUTSOURCING SOLUTIONS INC.


                                       By:___________________________________
                                          Name:
                                          Title:

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE


                                                        Outstanding
          Type of       Amount of        Amount of       Principal
         Loan Made      Loan Made     Principal Paid      Balance       Notation
Date     This Date      This Date        This Date       This Date      Made By
----     ---------      ---------        ---------       ---------      -------

                                   EXHIBIT VI

                            [FORM OF SWING LINE NOTE]

                           OUTSOURCING SOLUTIONS INC.

                      PROMISSORY NOTE DUE OCTOBER 15, 2001

$2,000,000.00                                                 New York, New York
                                                                  [Closing Date]


     FOR VALUE RECEIVED, OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), promises to pay to THE CHASE MANHATTAN BANK ("Payee") or its registered assigns, on or before October 15, 2001, the lesser of (x) Two Million and no/100 Dollars ($2,000,000.00) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 6, 1996, by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank ("Chase"), as Co-Administrative Agents (Chase, in such capacity, "Chase Co-Administrative Agent"), SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

     This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     This Note is entitled to the benefits of the Guaranty and is secured pursuant to the Collateral Documents.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       OUTSOURCING SOLUTIONS INC.


                                       By:__________________________________
                                          Name:
                                          Title:

                                  TRANSACTIONS
                                       ON
                                 SWING LINE NOTE


                                   Outstanding
               Amount of       Amount of       Principal
               Loan Made     Principal Paid     Balance       Notation
   Date        This Date       This Date       This Date      Made By
   ----        ---------       ---------       ---------      -------

                                   EXHIBIT VII

                          [FORM OF SUBSIDIARY GUARANTY]

                               SUBSIDIARY GUARANTY


     This SUBSIDIARY GUARANTY is entered into as of November 6, 1996 by THE UNDERSIGNED DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES of Outsourcing Solutions Inc., a Delaware corporation ("Company") (each such undersigned Subsidiary a "Guarantor" and collectively, "Guarantors"; provided that after the Closing Date, Guarantors shall be deemed to include any Additional Guarantors (as hereinafter defined)), in favor of and for the benefit of SUNTRUST BANK, ATLANTA, as agent for and representative of (in such capacity herein called "Guarantied Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                                    RECITALS

     A. Company has entered into that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Guarantied Party, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents.

     B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with or one or more Lenders or their Affiliates (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "Interest Rate Obligations"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

     C. A portion of the proceeds of the Loans may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

     D. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.


                                      VII-1

     E. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

     NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, Guarantors hereby agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1  Certain Defined Terms.

     As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

          "Beneficiaries" means Guarantied Party, Lenders and any Interest Rate Exchangers.

          "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

          "Guaranty" means this Subsidiary Guaranty dated as of November 6, 1996, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations, including without limitation all principal, interest, costs, fees and expenses (including without limitation legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Lender Interest Rate Agreements.

1.2  Interpretation.

     (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

     (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.


                                      VII-2

                                   SECTION 2.
                                  THE GUARANTY

2.1  Guaranty of the Guarantied Obligations.

     Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

          (a) any and all Obligations of Company and any and all Interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

          (b) those expenses set forth in subsection 2.8 hereof.

2.2  Limitation on Amount Guarantied; Contribution by Guarantors.

     (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, the obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (ii) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or


                                      VII-3
contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b)).

     (b) Guarantors under this Guaranty together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this subsection 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

2.3  Payment by Guarantors; Application of Payments.

     Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or


                                      VII-4
otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including without limitation interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 2.4D of the Credit Agreement.

2.4  Liability of Guarantors Absolute.

     Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) This Guaranty is a guaranty of payment when due and not of collectibility.

          (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Guaranty) notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.

          (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

          (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied


                                      VII-5

     Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

          (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement or the applicable Lender Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Lender Interest Rate Agreements.

          (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents the Lender Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied


                                      VII-6

     Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, such Lender Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Lender Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

2.5  Waivers by Guarantors.

     Each Guarantor hereby waives, for the benefit of Beneficiaries:

          (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or
     (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including without limitation any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation


                                      VII-7
     of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder,
     (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, the Lender Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

2.6  Guarantors' Rights of Subrogation, Contribution, Etc.

     Until the Guarantied Obligations have been paid in full and the Commitments terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold


                                      VII-8
exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.7  Subordination of Other Obligations.

     Any indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

2.8  Expenses.

     Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

2.9  Continuing Guaranty.

     This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.


                                      VII-9

2.10 Authority of Guarantors or Company.

     It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

2.11 Financial Condition of Company.

     Any Loans may be granted to Company or continued from time to time, and any Lender Interest Rate Agreement may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Lender Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

2.12 Rights Cumulative.

     The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

     (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.14), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement


                                     VII-10
of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

2.14 Notice of Events.

     As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Guarantied Party written notice of any condition or event which has resulted in a breach of or noncompliance with any term, condition or covenant contained herein.

2.15 Set Off.

     In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time upon the occurrence and during the continuation of any Event of Default, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.


                                     VII-11

2.16 Discharge of Guaranty Upon Sale of Guarantor.

     If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the applicable Net Cash Proceeds.

                                   SECTION 3.
                                  MISCELLANEOUS

3.1  Survival of Warranties.

     All agreements, representations and warranties made herein shall survive the and delivery of this Guaranty and the other Loan Documents and the Lender Interest Rate Agreements and any increase in the Commitments under the Credit Agreement.

3.2  Notices.

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile or telex (with received answerback) or three Business Days after depositing it in the United States mail with postage pre-paid and properly addressed; provided, notices to Guarantied Party shall not be effective until received. For purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to any party, such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

3.3  Severability.

     In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4  Amendments and Waivers.

     No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective


                                     VII-12
without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

3.5  Headings.

     Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

3.6  Applicable Law; Rules of Construction.

     THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

3.7  Successors and Assigns.

     This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

3.8  Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN


                                     VII-13

ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
(III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

3.9  Waiver of Trial by Jury.

     EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

3.10 No Other Writing.

     This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement


                                     VII-14
or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

3.11 Further Assurances.

     At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

3.12 Additional Guarantors.

     The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Chase Co-Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Chase Co-Administrative Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

3.13 Counterparts; Effectiveness.

     This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such and authorization of delivery thereof.

3.14 Guarantied Party as Agent.

     (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate


                                     VII-15
notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this subsection 3.14, each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Guarantied Party for the benefit of Beneficiaries in accordance with the terms of this subsection 3.14.

     (b) Guarantied Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Collateral Agent under subsection 9.5 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.


                  [Remainder of page intentionally left blank]


                                     VII-16

     IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                       ALASKA FINANCIAL SERVICES, INC.
                                       CFC SERVICES CORP.
                                       THE CONTINENTAL ALLIANCE, INC.
                                       SOUTHWEST CREDIT SERVICES, INC.



                                       By:___________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS, L.P.
                                       GULF STATE CREDIT, L.P.
                                       PERIMETER CREDIT, L.P.

                                       By:  ACCOUNT PORTFOLIOS G.P., INC.,
                                            general partner



                                            By:______________________________
                                               Name:
                                               Title:


                                     VII-17

                                       A.M. MILLER & ASSOCIATES, INC.
                                       ACCOUNT PORTFOLIOS G.P., INC.
                                       ACCOUNT PORTFOLIOS, INC.
                                       ASSET RECOVERY & MANAGEMENT CORP.
                                       FM SERVICES CORPORATION
                                       FURST AND FURST, INC.
                                       INDIANA MUTUAL CREDIT ASSOCIATION, INC.
                                       JENNIFER LOOMIS & ASSOCIATES, INC.
                                       NATIONAL ACCOUNT SYSTEMS, INC.
                                       PAYCO AMERICAN CORPORATION
                                       PAYCO AMERICAN INTERNATIONAL CORP.
                                       PAYCO-GENERAL AMERICAN CREDITS, INC.
                                       PROFESSIONAL RECOVERIES INC.
                                       QUALINK, INC.
                                       UNIVERSITY ACCOUNTING SERVICE, INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                       Notice Address for the foregoing
                                       Guarantors:

                                       300 Galleria Parkway
                                       Suite 690
                                       Atlanta, Georgia 30339
                                       Attention: Chief Financial Officer
                                       Facsimile: (770) 988-2910

                                       with a copy to:

                                       McCown De Leeuw & Co.
                                       101 East 52nd Street
                                       31st Floor
                                       New York, New York 10022
                                       Attention: Tyler T. Zachem
                                       Facsimile: (212) 355-6283
                                                  (212) 355-6945


                                     VII-18
                                       and a copy to:

                                       White & Case
                                       1155 Avenue of the Americas
                                       New York, New York 10036
                                       Attention: Frank L. Schiff, Esq.
                                       Facsimile: (212) 819-7817


                                     VII-19

      IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, [199_] [200_].

                                       [NAME OF ADDITIONAL GUARANTOR]


                                       By:___________________________________
                                          Name:
                                          Title:

                                       Notice Address:

                                       ________________________________
                                       ________________________________
                                       ________________________________
                                       ________________________________


                                     VII-20

                                  EXHIBIT VIII

                           [FORM OF PLEDGE AGREEMENT]

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (this "Agreement") is dated as of November 6, 1996 and entered into by and among OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), each of THE UNDERSIGNED DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "Subsidiary Pledgor" and collectively "Subsidiary Pledgors", and each of Company and Subsidiary Pledgors being a "Pledgor" and collectively "Pledgors"; provided that after the Closing Date, "Pledgors" shall be deemed to include any Additional Pledgors (as hereinafter defined)) and SUNTRUST BANK, ATLANTA, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

     A. Pledgors are the legal and beneficial owners of (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the corporations named therein and (ii) the indebtedness (the "Pledged Debt") described in Part B of said Schedule I and issued by the obligors named therein.

     B. Pursuant to that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Secured Party, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

     C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreement (collectively, the "Lender Interest Rate Agreements") with one or more Lenders or their Affiliates (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "Interest Rate Obligations"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.


                                     VIII-1

     D. Subsidiary Pledgors have executed and delivered that certain Subsidiary Guaranty dated as of November 6, 1996 (said Subsidiary Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which each Subsidiary Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.

     E. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that each Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees with Secured Party as follows:

SECTION 1.  Pledge of Security.

     Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

          (a) the Pledged Shares owned by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, however, that to the extent the issuer of any of the Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 957(a) or a successor provision of the Internal Revenue Code of 1986, as amended from time to time), such Pledgor shall only be required to pledge Pledged Shares of, certificates representing Pledged Shares of, and such interests pertaining to Pledged Shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

          (b) the Pledged Debt owned by such Pledgor and the instruments evidencing such Pledged Debt, and all interest, cash, instruments and other property or proceeds


                                     VIII-2
     from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt;

          (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of any Pledged Shares from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "Additional Pledged Shares"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares; provided, however, that to the extent that the issuer of any Additional Pledged Shares is a controlled foreign corporation, such Pledgor shall only be required to pledge Additional Pledged Shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares;

          (d) all additional indebtedness from time to time owed to such Pledgor by any obligor on any Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "New Pledged Shares"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however, that in the event that any such direct Subsidiary is a controlled foreign corporation, such Pledgor shall only be required to pledge New Pledged Shares of such Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such Subsidiary, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or


                                     VIII-3
     otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares;

          (f) all indebtedness from time to time owed to such Pledgor by any Person that, after the date of this Agreement, becomes, as a result of such any occurrence, a direct or indirect Subsidiary of such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

SECTION 2.  Security for Obligations.

     This Agreement secures, and the Pledged Collateral pledged and assigned by each Pledgor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations with respect to such Pledgor. "Secured Obligations" means

          (a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Interest Rate Agreements, and

          (b) with respect to each Subsidiary Pledgor and Additional Pledgor, all obligations and liabilities of every nature of Pledgors now or hereafter existing under or arising out of or in connection with the Guaranty, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased,


                                     VIII-4
created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgors now or hereafter existing under this Agreement.

SECTION 3.  Delivery of Pledged Collateral.

     All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the appropriate Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement), Secured Party shall have the right, without notice to any Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4.  Representations and Warranties.

     Each Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares owned by such Pledgor have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt owned by such Pledgor has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (b) Description of Pledged Collateral. The Pledged Shares owned by such Pledgor constitute the percentage of the issued and outstanding shares of stock of each issuer thereof set forth on Schedule I annexed hereto, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt owned by such Pledgor constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Pledgor.


                                     VIII-5

          (c) Ownership of Pledged Collateral. Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by such Pledgor free and clear of any Lien except for the security interest created by this Agreement.

          (d) Perfection. The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

SECTION 5.  Transfers and Other Liens; Additional Pledged Collateral; etc.

     Each Pledgor shall:

          (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that if the surviving or resulting corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Pledgor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; provided further that in the event any Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to such Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; and provided further, that as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Cash Proceeds of such Asset Sale in the event and to the extent that all or any portion of such Net Cash Proceeds are required to be applied to prepay the Loans under the Credit Agreement.

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to a Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of any Pledgor; provided, that notwithstanding anything contained in this clause (b) to the contrary, such


                                     VIII-6

     Pledgor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote;

          (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of any Pledgor;

          (d) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

          (e) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

SECTION 6.  Further Assurances; Pledge Amendments.

     (a) Each Pledgor agrees that from time to time, at the expense of Pledgors, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, such Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

     (b) Each Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged


                                     VIII-7

Debt listed on any such Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of a Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

SECTION 7.  Voting Rights; Dividends; Etc.

     (a) Pledgors' Rights. So long as no Event of Default shall have occurred and be continuing:

          (i) Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement;

          (ii) Pledgors shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (1) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (2) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (3) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements); and

          (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgors all such proxies, dividend payment orders and other instruments as Pledgors may from time to time reasonably request for the purpose of enabling Pledgors to exercise the voting and other consensual rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal


                                     VIII-8
     or interest payments which they are authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Secured Party's Rights. Upon acceleration of the maturity of the Loans in accordance with Section 8 of the Credit Agreement and upon the occurrence and during the continuation of an Event of Default:

          (i) upon written notice from Secured Party to a Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgors to receive the dividends and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest payments which are received by a Pledgor contrary to the provisions of paragraph (ii) of this
     Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

     (c) Irrevocable Proxy. In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Secured Party an IRREVOCABLE PROXY to vote the Pledged Shares owned by such Pledgor and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including without limitation giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.


                                     VIII-9

SECTION 8.  Secured Party Appointed Attorney-in-Fact.

     Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

SECTION 9.  Secured Party May Perform.

     If any Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgors under Section 13(b).

SECTION 10.  Standard of Care.

     The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the


                                     VIII-10

Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

SECTION 11.  Remedies.

     (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees (as defined in Section 15(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged


                                     VIII-11

Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

     (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, such Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

     (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares owned by such Pledgor to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 12.  Application of Proceeds.

     All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

SECTION 13.  Indemnity and Expenses.

     (a) Pledgors jointly and severally agree to indemnify Secured Party, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.


                                     VIII-12

     (b) Pledgors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

     (c) The obligations of Pledgors in this Section 13 shall survive the termination of this Agreement and the discharge of Pledgors' other obligations under this Agreement, the Lender Interest Rate Agreements, the Credit Agreement and the other Loan Documents.

SECTION 14.  Continuing Security Interest; Transfer of Loans.

     This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgors and their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgors. Upon any such termination Secured Party will, at Pledgors' expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 15.  Secured Party as Agent.

     (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 11 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement


                                     VIII-13
and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 15(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this
Section 15(a).

     (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.5 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 16.  Amendments; Etc.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgors; provided that any Pledge Amendment in the form of Schedule II annexed hereto or any amendment hereto pursuant to Section 19 shall be effective upon by any Pledgor and Pledgors hereby waive any requirement of notice of or


                                     VIII-14
consent to any such Pledge Amendment or amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 17.  Notices.

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 18.  Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 19.  Additional Pledgors.

     The initial Subsidiary Pledgors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Pledgors (each an "Additional Pledgor"), by executing an acknowledgement to this Agreement substantially in the form of
Schedule III annexed hereto. Upon delivery of any such counterpart to Chase Co-Administrative Agent and Secured Party, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Chase Co-Administrative Agent not to cause any Subsidiary of Company to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.


                                     VIII-15

SECTION 20.  Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 21.  Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 22.  Governing Law; Terms; Rules of Construction.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 23.  Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT


                                     VIII-16

ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 17; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 23 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 24.  Waiver of Jury Trial.

     PLEDGORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor and Secured Party acknowledge that this waiver is a material inducement for Pledgors and Secured Party to enter into a business relationship, that Pledgors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 25.  Counterparts.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                                     VIII-17

                  [Remainder of page intentionally left blank]



                                     VIII-18

     IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       OUTSOURCING SOLUTIONS INC.
                                       ALASKA FINANCIAL SERVICES, INC.
                                       CFC SERVICES CORP.
                                       THE CONTINENTAL ALLIANCE, INC.
                                       SOUTHWEST CREDIT SERVICES, INC.



                                       By:____________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS, L.P.
                                       GULF STATE CREDIT, L.P.
                                       PERIMETER CREDIT, L.P.

                                       By:  ACCOUNT PORTFOLIOS G.P., INC.,
                                            general partner



                                            By:_______________________________
                                               Name:
                                               Title:


                                     VIII-19

                                       A.M. MILLER & ASSOCIATES, INC.
                                       ACCOUNT PORTFOLIOS G.P., INC.
                                       ACCOUNT PORTFOLIOS, INC.
                                       ASSET RECOVERY & MANAGEMENT CORP.
                                       FM SERVICES CORPORATION
                                       FURST AND FURST, INC.
                                       INDIANA MUTUAL CREDIT
                                       ASSOCIATION, INC.
                                       JENNIFER LOOMIS & ASSOCIATES, INC.
                                       NATIONAL ACCOUNT SYSTEMS, INC.
                                       PAYCO AMERICAN CORPORATION
                                       PAYCO AMERICAN INTERNATIONAL CORP.
                                       PAYCO-GENERAL AMERICAN CREDITS, INC.
                                       PROFESSIONAL RECOVERIES INC.
                                       QUALINK, INC.
                                       UNIVERSITY ACCOUNTING SERVICE, INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                       Notice Address for the foregoing
                                       Pledgors:

                                       300 Galleria Parkway
                                       Suite 690
                                       Atlanta, Georgia 30339
                                       Attention: Chief Financial Officer
                                       Facsimile: (770) 988-2910

                                       with a copy to:

                                       McCown De Leeuw & Co.
                                       101 East 52nd Street
                                       31st Floor
                                       New York, New York  10022
                                       Attention:  Tyler T. Zachem
                                       Facsimile:  (212) 355-6283
                                                   (212) 355-6945


                                     VIII-20
                                       and a copy to:

                                       White & Case
                                       1155 Avenue of the Americas
                                       New York, New York 10036
                                       Attention:  Frank L. Schiff, Esq.
                                       Facsimile:  (212) 819-7817


                                     VIII-21

                                       SUNTRUST BANK, ATLANTA,
                                       as Secured Party



                                       By:____________________________________
                                          Name:
                                          Title:



                                       By:____________________________________
                                          Name:
                                          Title:


                                     VIII-22

                                   SCHEDULE I
                               TO PLEDGE AGREEMENT


     Attached to and forming a part of the Pledge Agreement dated as of November 6, 1996, by and among the Pledgors referred to therein and SunTrust Bank, Atlanta, as Secured Party.

                                     Part A

================================================================================
                                                                        Percent-
                                                                         age of
                                                                          Out-
                                           Stock               Number   standing
                            Class of    Certificate    Par       of      Shares
Pledgor    Stock Issuer      Stock         Nos.       Value    Shares    Pledged
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


                                     Part B

================================================================================
          Pledgor                     Debt Issuer              Amount of
                                                             Indebtedness
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


                                     VIII-23

                                   SCHEDULE II
                               TO PLEDGE AGREEMENT

                           [FORM OF PLEDGE AMENDMENT]

     This Pledge Amendment, dated _______________, [199_] [200_] is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of November 6, 1996, by and among the Pledgors referred to therein and SunTrust Bank, Atlanta, as Secured Party (the "Pledge Agreement", capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                       [NAME OF PLEDGOR]


                                       By:_____________________________________
                                          Name:
                                          Title:

================================================================================
                                                                 Percentage of
                Class of      Stock           Par    Number of    Outstanding
Stock Issuer     Stock    Certificate Nos.   Value    Shares     Shares Pledged
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


               =====================================================
                                                      Amount of
                           Debt Issuer               Indebtedness
               =====================================================

               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------

               =====================================================


                                     VIII-24

                                  SCHEDULE III
                               TO PLEDGE AGREEMENT

                        [FORM OF PLEDGE ACKNOWLEDGEMENT]


     This Pledge Acknowledgement, dated _______________, [199_] [200_], is delivered pursuant to Section 19 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Acknowledgement may be attached to the Pledge Agreement dated November 6, 1996, by and among the Pledgors referred to therein and SunTrust Bank, Atlanta, as Secured Party (the "Pledge Agreement", capitalized terms defined therein being used herein as therein defined), that the undersigned by executing and delivering this Acknowledgement hereby becomes a Pledgor under the Pledge Agreement in accordance with Section 19 thereof and agrees to be bound by all of the terms thereof, and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Acknowledgement shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                       [NAME OF ADDITIONAL PLEDGOR]


                                       By:_____________________________________
                                          Name:
                                          Title:


                                       Notice Address:


                                     VIII-25

================================================================================
                                                                 Percentage of
                Class of      Stock           Par    Number of    Outstanding
Stock Issuer     Stock    Certificate Nos.   Value    Shares     Shares Pledged
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


               =====================================================
                                                       Amount of
                           Debt Issuer               Indebtedness
               =====================================================

               -----------------------------------------------------

               -----------------------------------------------------

               -----------------------------------------------------

               =====================================================



                                     VIII-26

                                  EXHIBIT IX-A

                          [FORM OF SECURITY AGREEMENT]

                               SECURITY AGREEMENT


     This SECURITY AGREEMENT (this "Agreement") is dated as of November 6, 1996 and entered into by and among OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), each of THE UNDERSIGNED DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "Subsidiary Grantor" and collectively "Subsidiary Grantors", and each of Company and Subsidiary Grantors being a "Grantor" and collectively "Grantors"; provided that after the Closing Date, "Grantors" shall include any Additional Grantors (as hereinafter defined)) and SUNTRUST BANK, ATLANTA, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

     A. Pursuant to that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among Company, Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Secured Party, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

     B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreement (collectively, the "Lender Interest Rate Agreements") with one or more Lenders or their Affiliates (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "Interest Rate Obligations"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

     C. Subsidiary Grantors have executed and delivered that certain Subsidiary Guaranty dated as of November 6, 1996 (said Subsidiary Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant


                                     IX-A-1
to which Subsidiary Grantors have guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.

     D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

SECTION 1.  Grant of Security.

     Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

          (a) all equipment in all of its forms (including, but not limited to, all machinery, all computers, all data processing, computer or office equipment, all furniture and all trucks and other vehicles), all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

          (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and
     (iv) all goods which are returned to or repossessed by such Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "Negotiable Document of Title");

          (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other


                                     IX-A-2
     contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "Accounts", and any and all such security agreements, leases and other contracts being the "Related Contracts");

          (d) all agreements to which such Grantor is a party, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time (said agreements, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as an "Assigned Agreement" and collectively as the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (e) all cash, money, currency and deposit accounts, including without limitation demand, time, savings, passbooks or similar accounts maintained with Lenders or other banks, savings and loan associations or other financial institutions (but excluding deposit accounts maintained in trust by such Grantor or otherwise segregated from other funds of such Grantor for the benefit of customers of such Grantor and containing only funds owing to such customers);

          (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights owned by such Grantor, and all goodwill associated with any of the foregoing;

          (g) to the extent not included in any other paragraph of this Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

          (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

          (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under


                                     IX-A-3
     insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

     Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 2.  Security for Obligations.

     This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations with respect to such Grantor. "Secured Obligations" means

          (a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Interest Rate Agreement, and

          (b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Guaranty, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate


                                     IX-A-4

Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

SECTION 3.  Grantors Remain Liable.

     Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.  Representations and Warranties.

     Each Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien.

          (b) Locations of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in
     Schedule 4(b) annexed hereto.

          (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

          (d) Office Locations. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, and, except as set forth on Schedule 4(d) annexed hereto, have been for the four month period preceding the date hereof, located at the locations set forth on Schedule 4(d) annexed hereto.


                                     IX-A-5

          (e) Names. No Grantor has in the past done, and no Grantor now does, business under any other name (including any trade-name or fictitious business name) except the names listed in Schedule 4(e) annexed hereto.

          (f) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

          (g) Perfection. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers hereunder constitute valid security interests in the Collateral. Upon the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices set forth on Schedule 4(g) annexed hereto, the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers will, to the extent a security interest in the Collateral may be perfected by filing UCC financing statements, constitute perfected security interests therein prior to all other Liens.

SECTION 5.  Further Assurances.

     (a) Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will:
(i) at the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) promptly after the acquisition by such Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar year and


                                     IX-A-6

June 30 of each calendar year, deliver to Agent copies of all such applications or other documents filed during such semiannual period and copies of all such certificates of title issued during such semiannual period indicating the security interest created hereunder in the items of Equipment covered thereby,
(vi) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (vii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

     (b) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     (c) Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

SECTION 6.  Certain Covenants of Grantors.

     Each Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts; and

          (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.


                                     IX-A-7

SECTION 7.  Special Covenants With Respect to Equipment and Inventory.

     Each Grantor shall:

          (a) keep the Equipment and Inventory owned by such Grantor at the places therefor specified on Schedule 4(b) annexed hereto or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

          (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices. Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor;

          (c) keep correct and accurate records of Inventory owned by such Grantor, itemizing and describing the kind, type and quantity of such Inventory, such Grantor's cost therefor and (where applicable) the current list prices for such Inventory;

          (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $500,000, and in any event upon the occurrence of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement), instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party.

          (e) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party.

SECTION 8.  Insurance.

     Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.


                                     IX-A-8

SECTION 9.  Special Covenants with respect to Accounts and Related Contracts.

     (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

     (b) Each Grantor shall, for not less than 3 years from the date on which such Account arose, maintain (i) complete records of each Account of such Grantor, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

     (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided


                                     IX-A-9
by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 10.  Special Provisions With Respect to the Assigned Agreements.

     (a) Each Grantor shall at its expense:

          (i) if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

          (ii) upon the reasonable request of Secured Party, furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

     (b) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall:

          (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

          (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

          (iii) waive any default under or breach of the Assigned Agreements;

          (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

          (v) take any other action in connection with the Assigned Agreements that would materially impair the value of the interest or rights of such Grantor thereunder or that would materially impair the interest or rights of Secured Party.


                                     IX-A-10

SECTION 11.  Deposit Accounts.

     Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral.

SECTION 12.  License of Patents, Trademarks, Copyrights, etc.

     Each Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

SECTION 13.  Transfers and Other Liens.

     No Grantor shall:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

          (b) except for the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

SECTION 14.  Secured Party Appointed Attorney-in-Fact.

     Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:


                                     IX-A-11

          (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 8;

          (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

          (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 15.  Secured Party May Perform.

     If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Grantor under Section 19(b).


                                     IX-A-12

SECTION 16.  Standard of Care.

     The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 17.  Remedies.

     If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees (as defined in Section 21(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any


                                     IX-A-13
time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

SECTION 18.  Application of Proceeds.

     Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

SECTION 19.  Indemnity and Expenses.

     (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

     (c) The obligations of Grantors in this Section 19 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Lender Interest Rate Agreements, the Credit Agreement and the other Loan Documents.


                                     IX-A-14

SECTION 20.  Continuing Security Interest; Transfer of Loans.

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantors and their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 21.  Secured Party as Agent.

     (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 17 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 21(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 21(a).

     (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 9.5 of the Credit Agreement


                                     IX-A-15
shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.5 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 22.  Additional Grantors.

     The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Grantors (each an "Additional Grantor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Chase Co-Administrative Agent and Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Chase Co-Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 23.  Amendments; Etc.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided that any amendment hereto pursuant to Section 22 shall be effective upon by any Additional Grantor and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or


                                     IX-A-16
consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 24.  Notices.

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 25.  Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 26.  Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 27.  Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


                                     IX-A-17

SECTION 28.  Governing Law; Terms; Rules of Construction.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 29.  Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.


                                     IX-A-18

SECTION 30.  Waiver of Jury Trial.

     GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 31.  Counterparts.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]


                                     IX-A-19

     IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       OUTSOURCING SOLUTIONS INC.
                                       ALASKA FINANCIAL SERVICES, INC.
                                       CFC SERVICES CORP.
                                       THE CONTINENTAL ALLIANCE, INC.
                                       SOUTHWEST CREDIT SERVICES, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS, L.P.
                                       GULF STATE CREDIT, L.P.
                                       PERIMETER CREDIT, L.P.

                                       By:  ACCOUNT PORTFOLIOS G.P., INC.,
                                            general partner



                                            By:________________________________
                                               Name:
                                               Title:


                                     IX-A-20

                                       A.M. MILLER & ASSOCIATES, INC.
                                       ACCOUNT PORTFOLIOS G.P., INC.
                                       ACCOUNT PORTFOLIOS, INC.
                                       ASSET RECOVERY & MANAGEMENT CORP.
                                       FM SERVICES CORPORATION
                                       FURST AND FURST, INC.
                                       INDIANA MUTUAL CREDIT
                                       ASSOCIATION, INC.
                                       JENNIFER LOOMIS & ASSOCIATES, INC.
                                       NATIONAL ACCOUNT SYSTEMS, INC.
                                       PAYCO AMERICAN CORPORATION
                                       PAYCO AMERICAN INTERNATIONAL CORP.
                                       PAYCO-GENERAL AMERICAN CREDITS, INC.
                                       PROFESSIONAL RECOVERIES INC.
                                       QUALINK, INC.
                                       UNIVERSITY ACCOUNTING SERVICE, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Notice Address for the foregoing
                                       Grantors:

                                       300 Galleria Parkway
                                       Suite 690
                                       Atlanta, Georgia 30339
                                       Attention: Chief Financial Officer
                                       Facsimile: (770) 988-2910

                                       with a copy to:

                                       McCown De Leeuw & Co.
                                       101 East 52nd Street
                                       31st Floor
                                       New York, New York  10022
                                       Attention:  Tyler T. Zachem
                                       Facsimile:  (212) 355-6283
                                                   (212) 355-6945


                                     IX-A-21
                                       and a copy to:

                                       White & Case
                                       1155 Avenue of the Americas
                                       New York, New York 10036
                                       Attention:  Frank L. Schiff, Esq.
                                       Facsimile:  (212) 819-7817


                                     IX-A-22

                                       SUNTRUST BANK, ATLANTA,
                                       as Secured Party



                                       By:_____________________________________
                                          Name:
                                          Title:



                                       By:_____________________________________
                                          Name:
                                          Title:


                                     IX-A-23

     IN WITNESS WHEREOF, the undersigned Additional Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of __________, [199_] [200_].


                                       [NAME OF ADDITIONAL GRANTOR]


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Notice Address:

                                       ____________________________

                                       ____________________________

                                       ____________________________


                                     IX-A-24

                                  SCHEDULE 4(b)
                                       TO
                               SECURITY AGREEMENT

                      Locations of Equipment and Inventory


Name of Company/Limited Partner-      Locations of Equipment and Inventory
--------------------------------      ------------------------------------
ship
----



                                     IX-A-25

                                  SCHEDULE 4(d)
                                       TO
                               SECURITY AGREEMENT

                                Office Locations


Name of Company/Limited Partnership        Office Locations
-----------------------------------        ----------------


                                     IX-A-26

                                  SCHEDULE 4(e)
                                       TO
                               SECURITY AGREEMENT

                                   Other Names

Name of Company/Limited Partnership      Other Names
-----------------------------------      -----------



                                     IX-A-27

                                  SCHEDULE 4(g)
                                       TO
                               SECURITY AGREEMENT

                                 Filing Offices


                                     IX-A-28

                                  EXHIBIT IX-B

                [FORM OF LIMITED PARTNERSHIP SECURITY AGREEMENT]

                     LIMITED PARTNERSHIP SECURITY AGREEMENT

     This LIMITED PARTNERSHIP SECURITY AGREEMENT (this "Agreement") is dated as of November 6, 1996 and entered into by and among each of THE UNDERSIGNED DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES of Outsourcing Solutions Inc., Delaware corporation ("Company") (each of such undersigned Subsidiaries being a "Grantor" and collectively, "Grantors"; provided that after the Closing Date, "Grantors" shall include any Additional Grantors (as hereinafter defined)), and SUNTRUST BANK, ATLANTA, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

     A. Pursuant to that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among Company, Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Secured Party, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

     B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreement (collectively, the "Lender Interest Rate Agreements") with one or more Lenders or their Affiliates (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement.

     C. Grantors are party to the limited partnership agreements described on
Schedule I annexed hereto (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, the "Partnership Agreements"), and Grantors own the limited partnership interests and general partnership interests in the applicable limited partnerships as set forth on Schedule I annexed hereto (collectively, the "Partnerships");

     D. Grantors, together with certain other Subsidiaries of Company, have executed and delivered that certain Subsidiary Guaranty dated as of November 6, 1996 (said Subsidiary


                                     IX-B-1

Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which each Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of the termination thereof.

     E. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

SECTION 1.  Grant of Security.

     Each Grantor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following (the "Collateral"):

          (a) all of such Grantor's right, title and interest as a limited and/or general partner in the Partnerships, whether now owned or hereafter acquired, including without limitation all of such Grantor's right, title and interest in, to and under the Partnership Agreements to which it is a party (including without limitation, if such Grantor is a general partner of any Partnership, the right to vote with respect to and to manage and administer the business of such Partnership) together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to its limited and/or general partnership interest in the Partnerships, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including without limitation all of the rights of such Grantor as a limited and/or general partner: (i) to (x) receive money due and to become due (including without limitation dividends, distributions, interest, income from partnership properties and operations, proceeds of sale of partnership assets and returns of capital) under or pursuant to the Partnership Agreements, (y) receive payments upon termination of the Partnership Agreements, and (z) receive any other payments or distributions, whether cash or noncash, in respect of such Grantor's limited and/or general partnership interest evidenced by the Partnership Agreements; (ii) in and with respect to claims and causes of action arising out of or relating to the Partnerships; and (iii) to have access to the Partnerships' books and records and to other information concerning or affecting the Partnerships;


                                     IX-B-2

          (b) any "certificate of interest" or "certificates of interest" (or other certificates or instruments however designated or titled) issued by the Partnerships and evidencing such Grantor's interest as a limited and/or general partner in the Partnerships (collectively, the "Certificates") and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Grantor's interest as a limited and/or general partner in the Partnerships;

          (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (d) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

SECTION 2.  Security for Obligations.

     This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations with respect to such Grantor. "Secured Obligations" means all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Guaranty, together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.


                                     IX-B-3

SECTION 3.  No Assumption.

     Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Secured Party, any Lender or any purchaser at a foreclosure sale under this Agreement to assume any of Grantors' obligations, duties, expenses or liabilities under the Partnership Agreement (including without limitation any obligation of any Grantor as a general partner thereunder) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Grantor Obligations") unless Secured Party, any Lender or any such purchaser otherwise expressly agrees to assume any or all of said Grantor Obligations in writing.

SECTION 4. Delivery of Certificate; Instructions to Partnerships Regarding Registration of Pledge.

     Any Certificate shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Grantor, at its own expense, shall deliver to such of the Partnerships in which it is a partner an order, satisfactory in form and substance to Secured Party, requesting that the pledge of Grantor's interest as a limited and/or general partner in such Partnership be registered on the books of such Partnership.

SECTION 5.  Representations and Warranties.

     Each Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor is the legal and beneficial owner of the Collateral pledged and assigned hereunder free and clear of any Lien.

          (b) Description of Collateral. Such Grantor is the owner and holder of the limited and/or general partnership interests set forth on Schedule I annexed hereto. The interest of such Grantor as a limited and/or general partner in the Partnerships is not evidenced by one or more "certificates of interest" or any other certificates or instruments however designated or titled.

          (c) Partnership Agreements. Each Partnership Agreement to which such Grantor is a party, true and complete copies of which have been furnished to Secured Party, is in full force and effect and has not been amended or modified except as disclosed in writing to Secured Party. No default by such Grantor exists under the Partnership Agreements and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by any Grantor thereunder.


                                     IX-B-4

          (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, located at the locations set forth on Schedule II annexed hereto.

          (e) Names. No Grantor has in the past done, and no Grantor now does, business under any other name (including any trade-name or fictitious business name) except the names listed on Schedule II annexed hereto.

          (f) Consents or Governmental Authorizations. No consent of any other Person (including without limitation any other limited or general partner of the Partnerships or any creditor of Grantors), and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantors of the security interests granted hereby, (ii) the , delivery or performance of this Agreement by Grantors, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantors).

          (g) Perfection. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers hereunder constitute valid security interests in the Collateral. Upon the registration of the security interest of Secured Party hereunder on the books and records of the Partnerships and the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices set forth on Schedule III annexed hereto, the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers will, to the extent a security interest in the Collateral may be perfected by such registration and by filing UCC financing statements, constitute valid and perfected security interests therein prior to all other Liens.

SECTION 6.  Further Assurances; New Partnership Interests.

     (a) Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will:
(i) deliver to any Partnership in which it is a partner such orders requesting that the pledge of such Grantor's interest as a limited or general partner, as the case may be, be registered on the books of such Partnership, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iii) at Secured Party's reasonable request, appear in and


                                     IX-B-5
defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

     (b) Each Grantor further agrees that it will, upon obtaining any additional partnership interests required to be pledged hereunder as provided in the Credit Agreement, promptly (and in any event within ten Business Days), deliver to Secured Party an amendment, duly executed by such Grantor, in substantially the form of Schedule IV annexed hereto (an "Amendment"), in respect of the additional partnership interests to be pledged pursuant to this Agreement. Each Grantor hereby authorizes Secured Party to attach each Amendment to this Agreement and agrees that all partnership interests listed on any such Amendment shall for all purposes hereunder be considered Collateral; provided that the failure of a Grantor to execute an Amendment with respect to any additional partnership interests pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

     (c) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     (d) Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

SECTION 7.  Certain Covenants of Grantor.

     Except as otherwise permitted pursuant to the Credit Agreement, each Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) not (i) cancel or terminate any of the Partnership Agreements or consent to or accept any cancellation or termination thereof, (ii) sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its limited or general partnership interest in any of the Partnerships,
     (iii) amend, supplement or otherwise modify any of the Partnership Agreements (as in effect on the date hereof), (iv) waive any default under or breach of any of the Partnership Agreements or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any of the Partnership Agreements or vary or agree to the variation in any respect of any of the provisions of any of the Partnership Agreements or of the performance of any other Person under any of the Partnership Agreements, or (v)


                                     IX-B-6
     petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend any of the Partnership Agreements or to amend or modify any of the Partnership Agreements, except where such amendment or modification would not have a material adverse effect on Secured Party's rights in the Collateral;

          (c) at its expense (i) perform and comply in all material respects with all terms and provisions of the Partnership Agreements required to be performed or complied with by it, (ii) maintain the Partnership Agreements to which it is a party in full force and effect, (iii) enforce each of the Partnership Agreements to which it is a party in accordance with its terms, and (iv) take all such action to that end as from time to time may be reasonably requested by Secured Party;

          (d) not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person, except for the security interest created by this Agreement;

          (e) not vote to permit the Partnerships to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

          (f) notify Secured Party of any change in Grantor's name, identity or corporate or partnership structure within 15 days of such change;

          (g) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Collateral; and

          (h) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

SECTION 8.  Voting Rights; Profits, Interest and Dividends.

     (a) So long as no Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement) shall have occurred and be continuing:


                                     IX-B-7

          (i) Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof (including without limitation rights of approval arising under the Partnership Agreements and, in the case of any Grantor which is a general partner in any Partnership, the right to manage and administer the business of such Partnership) for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement;

          (ii) Grantors shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all payments, including but not limited to profits, dividends and other distributions, paid in respect of the Collateral; provided, however, that any and all

               (A) profits, dividends, and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

               (B) profits, dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, and

               (C) cash paid, payable or otherwise distributed in redemption of or in exchange for any Collateral,

     shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements); and

          (iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Grantors all such proxies and other instruments as Grantors may from time to time reasonably request for the purpose of enabling Grantors to exercise the voting and other consensual rights that it is entitled to exercise pursuant to Section 8(a)(i) and to receive the profits, dividends and other distributions that it is authorized to receive and retain pursuant to Section 8(a)(ii).

     (b) Upon acceleration of the maturity of the Loans in accordance with
Section 8 of the Credit Agreement and upon the occurrence and during the continuation of an Event of Default:

          (i) upon written notice from Secured Party to any Grantors, all rights of such Grantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;


                                     IX-B-8

          (ii) all rights of each Grantor to receive any and all payments under or in connection with the Partnership Agreements, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii), shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold such payments as Collateral; and

          (iii) all payments which are received by any Grantor contrary to the provisions of Section 8(b)(ii) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

SECTION 9.  Secured Party Appointed Attorney-in-Fact.

     Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse and collect all instruments made payable to such Grantor representing any payment of profits, dividends or any other distribution in respect of any of the Collateral;

          (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

          (d) to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 10.  Secured Party May Perform.


                                     IX-B-9

     If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable such Grantor under Section 14 hereof.

SECTION 11.  Standard of Care.

     The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.

SECTION 12.  Remedies.

     (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees (as defined in Section 16(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party


                                     IX-B-10
shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

     (b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Partnerships to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Partnerships would, or should, agree to so register it.

     (c) If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, Grantors shall and shall cause the Partnerships from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of the interests included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 13.  Application of Proceeds.

     Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.


                                     IX-B-11

SECTION 14.  Indemnity and Expenses.

     (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

     (c) The obligations of Grantors in this Section 14 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Lender Interest Rate Agreements, the Credit Agreement and the other Loan Documents.

SECTION 15.  Continuing Security Interest; Transfer of Loans.

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantors and their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.


                                     IX-B-12

SECTION 16.  Secured Party as Agent.

     (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 12 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 16(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 16(a).

     (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.5 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.


                                     IX-B-13

SECTION 17.  Amendments; Etc.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided that any amendment hereto pursuant to Section 20 or Section 6(b) shall be effective upon by any Additional Grantor and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 18.  Notices.

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 19.  Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 20.  Additional Grantors.

     The initial Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Grantors (each an "Additional Grantor"), by executing an acknowledgement to this Agreement substantially in the form of Schedule V annexed hereto. Upon delivery of any such acknowledgment to Chase Co-Administrative Agent and Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such


                                     IX-B-14

Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Chase Co-Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 21.  Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 22.  Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 23.  Governing Law; Terms; Rules of Construction.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 24.  Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF


                                     IX-B-15

COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 18; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 25.  Waiver of Jury Trial.

     GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.


                                     IX-B-16

SECTION 26.  Counterparts.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 [Remainder of page intentionally left blank]


                                     IX-B-17

     IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       ACCOUNT PORTFOLIOS G.P., INC.
                                       ACCOUNT PORTFOLIOS, INC.



                                       By:____________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS, L.P.

                                       By:  ACCOUNT PORTFOLIOS G.P., INC.
                                            General Partner



                                            By:_______________________________
                                               Name:
                                               Title:

                                       Notice Address for the foregoing
                                       Grantors:

                                       300 Galleria Parkway
                                       Suite 690
                                       Atlanta, Georgia 30339
                                       Attention: Chief Financial Officer
                                       Facsimile: (770) 988-2910

                                       with a copy to:

                                       McCown De Leeuw & Co.
                                       101 East 52nd Street
                                       31st Floor
                                       New York, New York  10022
                                       Attention:  Tyler T. Zachem
                                       Facsimile:  (212) 355-6283
                                                   (212) 355-6945


                                     IX-B-18
                                       and a copy to:

                                       White & Case
                                       1155 Avenue of the Americas
                                       New York, New York 10036
                                       Attention:  Frank L. Schiff, Esq.
                                       Facsimile:  (212) 819-7817


                                     IX-B-19

                                       SUNTRUST BANK, ATLANTA,
                                       as Secured Party



                                       By:_____________________________________
                                          Name:
                                          Title:



                                       By:_____________________________________
                                          Name:
                                          Title:


                                     IX-B-20

                                   SCHEDULE I
                    TO LIMITED PARTNERSHIP SECURITY AGREEMENT

                              Partnership Interests

1.   [Name of Agreement of Limited Partnership]


     =============================================================
      Partner (General or Limited)       Partnership Interests
     =============================================================

     -------------------------------------------------------------

     -------------------------------------------------------------

     =============================================================


                                     IX-B-21

                                   SCHEDULE II
                    TO LIMITED PARTNERSHIP SECURITY AGREEMENT

                                Office Locations

                                  Other Names


Name of Company/Limited Partnership      Other Names
-----------------------------------      -----------


                                     IX-B-22

                                  SCHEDULE III
                    TO LIMITED PARTNERSHIP SECURITY AGREEMENT

                                 Filing Offices


                                     IX-B-23

                                   SCHEDULE IV
                    TO LIMITED PARTNERSHIP SECURITY AGREEMENT

                               [FORM OF AMENDMENT]

     This Amendment, dated _______________, [199_] [200_] is delivered pursuant to Section 6(b) of the Limited Partnership Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Limited Partnership Security Agreement dated as of November 6, 1996, by and among the Grantors referred to therein and SunTrust Bank, Atlanta, as Secured Party (the "Limited Partnership Security Agreement", capitalized terms defined therein being used herein as therein defined), and that the partnership interests listed on this Amendment shall be deemed to be part of the Collateral and shall secure all Secured Obligations.

                                        [NAME OF GRANTOR]


                                        By:___________________________________
                                          Name:
                                          Title:


                              Partnership Interests

1.   [Name of Agreement of Limited Partnership]

     =============================================================
      Partner (General or Limited)       Partnership Interests
     =============================================================

     -------------------------------------------------------------

     -------------------------------------------------------------

     =============================================================


                                     IX-B-24

                                   SCHEDULE V
                    TO LIMITED PARTNERSHIP SECURITY AGREEMENT

                            [FORM OF ACKNOWLEDGEMENT]

     This Acknowledgement, dated _______________, [199_] [200_], is delivered pursuant to Section 20 of the Limited Partnership Security Agreement referred to below. The undersigned hereby agrees that this Acknowledgement may be attached to the Limited Partnership Security Agreement dated November 6, 1996, by and among the Grantors referred to therein and SunTrust Bank, Atlanta, as Secured Party (the "Limited Partnership Security Agreement", capitalized terms defined therein being used herein as therein defined), that the undersigned by executing and delivering this Acknowledgement hereby becomes a Grantor under the Limited Partnership Security Agreement in accordance with Section 20 thereof and agrees to be bound by all of the terms thereof, and that the partnership interests described on this Acknowledgement shall be deemed to be part of the and shall become part of the Collateral and shall secure all Secured Obligations.

                                       [NAME OF ADDITIONAL GRANTOR]


                                       By:____________________________________
                                          Name:
                                          Title:

                                       Notice Address:

                                       _________________________________

                                       _________________________________

                                       _________________________________

                                       _________________________________


                              Partnership Interests

1.   [Name of Agreement of Limited Partnership]

     =============================================================
      Partner (General or Limited)       Partnership Interests
     =============================================================

     -------------------------------------------------------------

     -------------------------------------------------------------

     =============================================================


                                     IX-B-25

                                  EXHIBIT IX-C

                     [FORM OF TRADEMARK SECURITY AGREEMENT]

                          TRADEMARK SECURITY AGREEMENT

     This TRADEMARK SECURITY AGREEMENT (this "Agreement") is dated as of November 6, 1996 and entered into by and among OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Company"), THE UNDERSIGNED DIRECT AND INDIRECT DOMESTIC SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "Subsidiary Grantor" and collectively "Subsidiary Grantors" and each of Company and Subsidiary Grantors being a "Grantor" and collectively, "Grantors"; provided that after the Closing Date, "Grantors" shall include any Additional Grantors (as hereinafter defined)) and SUNTRUST BANK, ATLANTA, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

     A. Pursuant to that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) by and among Company, Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Secured Party, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

     B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreement (collectively, the "Lender Interest Rate Agreements") with one or more Lenders or their Affiliates (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "Interest Rate Obligations"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

     C. Subsidiary Grantors have executed and delivered that certain Subsidiary Guaranty dated as of November 6, 1996 (said Subsidiary Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Subsidiary Grantors have guarantied the prompt payment and performance when due


                                     IX-C-1
of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.

     D. Grantors own and use in their business, and will in the future adopt and so use, various intangible assets, including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (collectively, the "Trademarks").

     E. Secured Party desires Grantors to assign and grant to it a lien on and security interest in all of Grantors' existing and future Trademarks, all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (the "Registrations"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "Trademark Rights"), all goodwill of Grantors' business symbolized by the Trademarks and associated therewith, including without limitation the documents and things described in Section 1(b) (the "Associated Goodwill"), and all proceeds of the Trademarks, the Registrations, the Trademark Rights and the Associated Goodwill, and Grantors agree to assign and grant to Secured Party a secured and protected interest in the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and all the proceeds thereof as provided herein.

     F. Pursuant to the Security Agreement, each Grantor has assigned and granted to Secured Party a lien on and security interest in, among other assets, all Grantors' equipment, inventory, accounts and general intangibles relating to the products and services sold or delivered under or in connection with the Trademarks such that, upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement), Secured Party would be able to exercise its remedies consistent with the Security Agreement, this Agreement and applicable law to foreclose upon Grantors' business and use the Trademarks, the Registrations and the Trademark Rights in conjunction with the continued operation of such business, maintaining substantially the same product and service specifications and quality as maintained by Grantors, and benefit from the Associated Goodwill.

     G. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors shall have assigned and granted the security interests and undertaken the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest


                                     IX-C-2

Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

SECTION 1.  Assignment and Grant of Security.

     Each Grantor hereby grants to Secured Party a security interest in all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

          (a) each of the Trademarks and rights and interests in Trademarks which are presently, or in the future may be, owned or held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part (including without limitation the Trademarks specifically identified in Schedule I annexed hereto, as the same may be amended pursuant hereto from time to time), and including all Trademark Rights with respect thereto and all federal, state and foreign Registrations therefor heretofore or hereafter granted or applied for, the right (but not the obligation) to register claims under any state or federal trademark law or regulation or any trademark law or regulation of any foreign country and to apply for, renew and extend the Trademarks, Registrations and Trademark Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of such Grantor or in the name of Secured Party or otherwise for past, present and future infringements of the Trademarks, Registrations or Trademark Rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the Associated Goodwill; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to the Trademarks, Registrations or Trademark Rights presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

          (b) the following documents and things in such Grantor's possession, or subject to such Grantor's right to possession, related to (Y) the production, sale and delivery by such Grantor, or by any Affiliate, licensee or subcontractor of such Grantor, of products or services sold or delivered by or under the authority of such Grantor in connection with the Trademarks, Registrations or Trademark Rights (which products and services shall, for purposes of this Agreement, be deemed to include, without limitation, products and services sold or delivered pursuant to merchandising operations utilizing any Trademarks, Registrations or Trademark Rights); or (Z) any retail or other merchandising operations conducted under the name of or in connection with the Trademarks, Registrations or Trademark Rights by such Grantor or any Affiliate, licensee or subcontractor of such Grantor:


                                     IX-C-3

               (i) all lists and ancillary documents that identify and describe any of such Grantor's customers, or those of their Affiliates, licensees or subcontractors, for products sold and services delivered under or in connection with the Trademarks or Trademark Rights, including without limitation any lists and ancillary documents that contain a customer's name and address, the name and address of any of its warehouses, branches or other places of business, the identity of the Person or Persons having the principal responsibility on a customer's behalf for ordering products or services of the kind supplied by such Grantor, or the credit, payment, discount, delivery or other sale terms applicable to such customer, together with information setting forth the total purchases, by brand, product, service, style, size or other criteria, and the patterns of such purchases;

               (ii) all product and service specification documents and production and quality control manuals used in the manufacture or delivery of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights;

               (iii) all documents which reveal the name and address of any source of supply, and any terms of purchase and delivery, for any and all materials, components and services used in the production of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights; and

               (iv) all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor or its Affiliates, licensees or subcontractors of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights including, without limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and services; and

          (c) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.


                                     IX-C-4

SECTION 2.  Security for Obligations.

     This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations with respect to such Grantor. "Secured Obligations" means

          (a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Interest Rate Agreement, and

          (b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Guaranty, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

SECTION 3.  Grantors Remains Liable.

     Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                                     IX-C-5

SECTION 4.  Representations and Warranties.

     Each Grantor represents and warrants as follows:

          (a) Ownership of Collateral. Except as expressly permitted by the Credit Agreement and for the security interest assigned and created by this Agreement, such Grantor is the legal and beneficial owner of the entire right, title and interest in and to each Material Trademark Property, free and clear of any Lien other than Liens of mechanics, materialmen, attorneys and other similar liens imposed by laws in the ordinary course of business in connection with the establishment, creation or application for Registration of any Trademarks, Registrations or Trademark Rights for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "Permitted Trademark Liens"). Except such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the United States Patent and Trademark Office.

          (b) Description of Collateral. A true and complete list of all Trademarks, Registrations and Trademark Rights owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule I annexed hereto. Each Trademark, Registration or Trademark Right designated on
     Schedule I annexed hereto as a Material Trademark Property, and each other Trademark, Registration or Trademark Right hereafter arising or otherwise owned, held or used by any Grantor that is material to any of such Grantor's business or operations is referred to herein as a "Material Trademark Property".

          (c) Validity and Enforceability of Collateral. To the knowledge of Grantors, each Material Trademark Property is valid, subsisting and enforceable. As of the Closing Date, such Grantor is not aware of any pending or threatened claim by any third party that any Material Trademark Property is invalid or unenforceable or that the use of any Material Trademark Property violates the rights of any third person or of any basis for any such claim, and there is no such pending or threatened claim whether arising prior to or after the Closing Date, that could reasonably be expected to have a Material Adverse Effect.

          (d) Office Locations. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Collateral is, and has been for the four month period preceding the date hereof, at the locations set forth on Schedule II annexed hereto.

          (e) Names. No Grantor has in the past done, and no Grantor now does, business under any other name (including any tradename or fictitious business name) except under the names listed on Schedule III annexed hereto.


                                     IX-C-6

          (f) Perfection. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers hereunder constitute valid security interests in the Collateral. Upon the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices set forth on Schedule 4(g) annexed hereto and the recording of this Agreement with the United Sates Patent and Trademark Office, the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers will, to the extent a security interest in the Collateral may be perfected by filing UCC financing statements and recording this Agreement, constitute valid and perfected security interests therein prior to all other Liens (subject only to Permitted Trademark Liens).

SECTION 5. Further Assurances; New Trademarks, Registrations and Trademark Rights; Certain Inspection Rights.

     (a) Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest assigned or purported to be assigned or granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) use its best efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral, and (iv) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

     (b) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     (c) Each Grantor hereby authorizes Secured Party to modify this Agreement without obtaining such Grantor's approval of or signature to such modification by amending Schedule I annexed hereto to include reference to any right, title or interest in any existing Trademark, Registration or Trademark Right or any Trademark, Registration or Trademark Right acquired or developed by any Grantor after the hereof or to delete any reference to any right,


                                     IX-C-7
title or interest in any Trademark, Registration or Trademark Right in which no Grantor has or claims any right, title or interest.

     (d) Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

     (e) If any Grantor shall obtain rights to any new Trademarks, Registrations or Trademark Rights, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any rights to any new Trademarks or Trademark Rights acquired by such Grantor after the date hereof and of any Registrations issued or applications for Registration made after the date hereof, which notice shall state whether such Trademark, Registration or Trademark Right constitutes a Material Trademark Property. Concurrently with the filing of an application for Registration for any Trademark, the applicable Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Trademark Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Secured Party, pursuant to which such Grantor shall assign and grant a security interest to the extent of its interest in such Registration as provided herein to Secured Party unless so doing would, in the reasonable judgment of such Grantor, after due inquiry, result in the grant of a Registration in the name of Secured Party, in which event such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the Registration.

     (f) Each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilitates and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Trademarks, Registrations or Trademark Rights (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable notice to such Grantor and as often as my be reasonably requested.

SECTION 6. Certain Covenants of Grantors.

     Each Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change;


                                     IX-C-8

          (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business or chief executive office or the office where such Grantor keeps its records regarding the Collateral;

          (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

          (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement;

          (f) except for Permitted Trademark Liens and the security interest assigned and created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person;

          (g) diligently keep reasonable records respecting the Collateral assigned by it hereunder and at all times keep at least one complete set of its records concerning substantially all of the Trademarks, Registrations and Trademark Rights at its chief executive office or principal place of business;

          (h) not permit the inclusion in any contract to which it becomes a party of any provision that could or might in any way conflict with this Agreement or impair or prevent the assignment and creation of a security interest in any Grantor's rights and interests in any property included within the definitions of any Trademarks, Registrations, Trademark Rights and Associated Goodwill acquired;

          (i) use proper statutory notice in connection with its use of each Material Trademark Property to the extent reasonably necessary for the protection of such Material Trademark Property;

          (j) use consistent standards of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks, Registrations and Trademark Rights, including, to the extent applicable, in the operation and maintenance of its retail stores and other merchandising operations; and

          (k) upon any officer of such Grantor obtaining knowledge thereof, promptly notify Secured Party in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof, the ability of any Grantor or Secured Party


                                     IX-C-9
     to dispose of the Collateral or any portion thereof, or the rights and remedies of Secured Party in relation thereto, including without limitation the levy of any legal process against the Collateral or any portion thereof.

SECTION 7.  Amounts Payable in Respect of the Collateral.

     Except as otherwise provided in this Section 7, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantors in respect of the Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of such amounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest assigned and created hereby, and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of Grantors, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 14, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

SECTION 8. Trademark Applications and Litigation.

     (a) Each Grantor shall have the duty diligently to prosecute any trademark application relating to any Material Trademark Property that is pending as of the date of this Agreement, to make federal application on any existing or future registerable but unregistered Material Trademark Property (whenever it is commercially reasonable in the reasonable judgement of such Grantor to do so), and to file and prosecute opposition and cancellation proceedings, renew Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Material Trademark Properties. Any expenses incurred in connection therewith shall be borne solely by Grantors. No Grantor shall abandon any Material Trademark Property.

     (b) Except as provided in Section 8(d), each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral.


                                     IX-C-10

Secured Party shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

     (c) Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in Section 8(a) or 8(b) or regarding such Grantor's claim of ownership in or right to use any of the Trademarks, Registrations or Trademark Rights, its right to register the same, or its right to keep and maintain such Registration. Such Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

     (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Trademark, Registration, Trademark Right and any license thereunder and to enforce its rights hereunder in Associated Goodwill, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in
Section 15 in connection with the exercise of its rights under this Section 8. To the extent that Secured Party shall elect not to bring suit to enforce any Trademark, Registration, Trademark Right or any license thereunder or to enforce its rights hereunder in Associated Goodwill as provided in this Section 8(d), each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Trademarks, Registrations or Trademark Rights or of Grantors' or Secured Party's rights in Associated Goodwill by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

SECTION 9.  Non-Disturbance Agreements, etc.

     If and to the extent that any Grantor is permitted to license the Collateral, Secured Party shall enter into a non-disturbance agreement or other similar arrangement, at Grantors' request and expense, with such Grantor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Secured Party pursuant to which (a) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest assigned and created in favor of Secured Party and the other terms of this Agreement.


                                     IX-C-11

SECTION 10.  Secured Party Appointed Attorney-in-Fact.

     Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to endorse such Grantor's name on all applications, documents, papers and instruments necessary for Secured Party in the use or maintenance of the Collateral;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand; and

          (f) upon the occurrence and during the continuance of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Secured Party pursuant to Section 13(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.


                                     IX-C-12

SECTION 11.  Secured Party May Perform.

     If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Grantor under Section 15.

SECTION 12.  Standard of Care.

     The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.

SECTION 13.  Remedies.

     If any Event of Default shall have occurred and be continuing:

          (a) Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate,
     (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantors under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such


                                     IX-C-13
     time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees (as defined in Section 17(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Trademarks, Registrations, Trademark Rights and the Associated Goodwill and such other documents as are requested by Secured Party. Each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

          (c) Within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within each applicable Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Registrations and Trademark Rights, such persons


                                     IX-C-14
     to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at Grantors' expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

SECTION 14.  Application of Proceeds.

     Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

SECTION 15.  Indemnity and Expenses.

     (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

     (c) The obligations of Grantors in this Section 15 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Interest Rate Agreements, the Credit Agreement and the other Loan Documents.

SECTION 16.  Continuing Security Interest; Transfer of Loans.

     This Agreement shall assign and create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantors and their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any


                                     IX-C-15
other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest assigned and granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 17.  Secured Party as Agent.

     (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 13 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 17(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 17(a).

     (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.5 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor


                                     IX-C-16

Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 18.  Amendments; Etc.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided that any amendment hereto pursuant to Section 21 or Section 5(c) shall be effective upon by any Additional Grantor and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 19.  Notices.

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 20.  Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


                                     IX-C-17

SECTION 21.  Additional Grantors.

     The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Grantors (each an "Additional Grantor"), by executing an acknowledgement to this Agreement substantially in the form of
Schedule V annexed hereto. Upon delivery of any such acknowledgment to Chase Co-Administrative Agent and Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Chase Co-Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 22.  Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 23.  Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24.  Governing Law; Terms; Rules of Construction.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are


                                     IX-C-18
used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 25.  Consent to Jurisdiction and Service of Process.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 19; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 25 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 26.  Waiver of Jury Trial.

     GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS


                                     IX-C-19

WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS
SECTION 26 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 27.  Counterparts.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]


                                     IX-C-20

     IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       OUTSOURCING SOLUTIONS INC.
                                       ALASKA FINANCIAL SERVICES, INC.
                                       CFC SERVICES CORP.
                                       THE CONTINENTAL ALLIANCE, INC.
                                       SOUTHWEST CREDIT SERVICES, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS, L.P.
                                       GULF STATE CREDIT, L.P.
                                       PERIMETER CREDIT, L.P.

                                       By:  ACCOUNT PORTFOLIOS G.P., INC.,
                                            general partner



                                            By:________________________________
                                               Name:
                                               Title:



                                     IX-C-21

                                       A.M. MILLER & ASSOCIATES, INC.
                                       ACCOUNT PORTFOLIOS G.P., INC.
                                       ACCOUNT PORTFOLIOS, INC.
                                       ASSET RECOVERY & MANAGEMENT CORP.
                                       FM SERVICES CORPORATION
                                       FURST AND FURST, INC.
                                       INDIANA MUTUAL CREDIT ASSOCIATION, INC.
                                       JENNIFER LOOMIS & ASSOCIATES, INC.
                                       NATIONAL ACCOUNT SYSTEMS, INC.
                                       PAYCO AMERICAN CORPORATION
                                       PAYCO AMERICAN INTERNATIONAL CORP.
                                       PAYCO-GENERAL AMERICAN CREDITS, INC.
                                       PROFESSIONAL RECOVERIES INC.
                                       QUALINK, INC.
                                       UNIVERSITY ACCOUNTING SERVICE, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Notice Address for the foregoing
                                       Grantors:

                                       300 Galleria Parkway
                                       Suite 690
                                       Atlanta, Georgia 30339
                                       Attention: Chief Financial Officer
                                       Facsimile: (770) 988-2910

                                       with a copy to:

                                       McCown De Leeuw & Co.
                                       101 East 52nd Street
                                       31st Floor
                                       New York, New York  10022
                                       Attention:  Tyler T. Zachem
                                       Facsimile:  (212) 355-6283
                                                   (212) 355-6945


                                     IX-C-22
                                       and a copy to:

                                       White & Case
                                       1155 Avenue of the Americas
                                       New York, New York 10036
                                       Attention:  Frank L. Schiff, Esq.
                                       Facsimile:  (212) 819-7817


                                     IX-C-23

                                       SUNTRUST BANK, ATLANTA,
                                       as Secured Party



                                       By:_____________________________________
                                          Name:
                                          Title:



                                       By:_____________________________________
                                          Name:
                                          Title:


                                     IX-C-24

                                   SCHEDULE I
                                       TO
                          TRADEMARK SECURITY AGREEMENT


Registered            United States Trademark      Registration     Registration
   Owner              Description                     Number             Date
----------            -----------                  ------------     ------------



                                     IX-C-25

                                   SCHEDULE II
                                       TO
                          TRADEMARK SECURITY AGREEMENT

                                Office Locations

Name of Company/Limited Partnership        Office Location
-----------------------------------        ---------------


                                     IX-C-26

                                  SCHEDULE III
                                       TO
                          TRADEMARK SECURITY AGREEMENT

                                   Other Names

Name of Company/Limited Partnership      Other Names
-----------------------------------      -----------



                                     IX-C-27

                                   SCHEDULE IV
                                       TO
                          TRADEMARK SECURITY AGREEMENT

                                 Filing Offices


                                     IX-C-28

                                   SCHEDULE V
                         TO TRADEMARK SECURITY AGREEMENT

                            [FORM OF ACKNOWLEDGEMENT]

     This Acknowledgement, dated _______________, [199_] [200_], is delivered pursuant to Section 20 of the Trademark Security Agreement referred to below. The undersigned hereby agrees that this Acknowledgement may be attached to the Trademark Security Agreement dated November 6, 1996, by and among the Grantors referred to therein and SunTrust Bank, Atlanta, as Secured Party (the "Trademark Security Agreement", capitalized terms defined therein being used herein as therein defined), that the undersigned by executing and delivering this Acknowledgement hereby becomes a Grantor under the Trademark Security Agreement in accordance with Section 20 thereof and agrees to be bound by all of the terms thereof, and that the Registrations and Trademark Rights described on this Acknowledgement shall be deemed to be part of the and shall become part of the Collateral and shall secure all Secured Obligations.

                                       [NAME OF ADDITIONAL GRANTOR]


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Notice Address:

                                       _________________________________

                                       _________________________________

                                       _________________________________

                                       _________________________________


                                  Registrations


Registered     Trademark         Registration     Registration
   Owner       Description          Number             Date         Jurisdiction
----------     ---------         ------------     ------------      ------------


                                     IX-C-29

                                    EXHIBIT X

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

          (1) I am the duly elected [Title] of Outsourcing Solutions Inc., a Delaware corporation ("Company");

          (2) I have reviewed the terms of that certain Credit Agreement dated as of November 6, 1996, by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

          (3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

     [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________]

     The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, [199_] [200_] pursuant to subsection 6.1(iv) of the Credit Agreement.

                                       OUTSOURCING SOLUTIONS INC.


                                       By:_____________________________________
                                          Name:
                                          Title:

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE


     This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, [199_][200_] and pertains to the period from ____________, [199_][200_] to ____________, [199_][200_]. Subsection
references herein relate to subsections of the Credit Agreement.

A.   Indebtedness

     1.   Indebtedness under Capital Leases of the type described
          in subsection 7.1(iv):                                   $____________

     2.   Indebtedness secured by Liens permitted under
          subsection 7.2A(iii):                                    $____________

     3.   Indebtedness of the type described in subsection
          7.1(iv) (A.1 + A.2):                                     $____________

     4.   Maximum Indebtedness permitted under subsection
          7.1(iv):                                                 $  15,000,000

     5.   Aggregate amount of Permitted Seller Notes issued after
          the Closing Date:                                        $____________

     6.   Maximum amount of Permitted Seller Notes permitted to
          be issued under subsection 7.1(vii):                     $____________

     7.   Indebtedness of the type described in subsection
          7.1(viii):                                               $____________

     8.   Maximum Indebtedness permitted under subsection 7.1(v-
          iii):                                                    $   5,000,000

B.   Liens

     1.   Indebtedness secured by Liens described in subsection
          7.2A(iv):                                                $____________

     2.   Maximum Indebtedness permitted to be secured by Liens
          under subsection 7.2A(iv):                               $   2,000,000

C.   Investments

     1.   Investments made after the Closing Date in Joint
          Ventures of the type described in subsection 7.3(v):     $____________

     2.   Maximum permitted under subsection 7.3(v):               $   5,000,000

     3.   Investments consisting of notes received in Asset Sales
          of the type described in subsection 7.3(vi):             $____________

     4.   Total sales price of assets sold in applicable Asset
          Sales in which notes described under subsection 7.3(vi)
          are received:                                            $____________

     5.   Maximum portion of sales price permitted to be received
          as notes under subsection 7.3(vi) (.20 x (C.4)):         $____________

     6.   Maximum outstanding principal amount of notes permitted
          under subsection 7.3(vi):                                $   2,000,000

     7.   Investments of the type described in subsection
          7.3(ix):                                                 $____________

     8.   Maximum permitted under subsection 7.3(ix):              $   2,500,000

D.   Contingent Obligations

     1.   Contingent Obligations of the type described in
          subsection 7.4(iv):                                      $____________

     2.   Maximum permitted under subsection 7.4(iv):              $   1,000,000

     3.   Contingent Obligations of the type described in
          subsection 7.4(ix):                                      $____________

     4.   Maximum permitted under subsection 7.4(ix):              $   1,000,000

E.   Restricted Junior Payments

     1.   Restricted Junior Payments of the type described in
          subsection 7.5(iii):                                     $____________

     2.   Maximum permitted under subsection 7.5(iii):             $   1,000,000

F. Minimum Interest Coverage Ratio (for the Calculation Period ending _____________, [199_] [200_])

     1.   Consolidated Net Income:                                 $____________

     2.   Consolidated Interest Expense:                           $____________

     3.   Provisions for taxes based on income:                    $____________

     4.   Total depreciation expense:                              $____________

     5.   Total amortization expense:                              $____________

     6.   Other non-cash items reducing Consolidated Net Income:   $____________

     7.   Non-recurring charges identified prior to the first
          Anniversary with respect to the rationalization of the
          business of Company and its Subsidiaries following the
          Acquisition, to the extent deducted in determining
          Consolidated Net Income (if greater than $10,000, enter
          "$10,000"):                                              $____________

     8.   Non-recurring charges identified incurred after the
          Closing Date in connection with the resolution of
          litigation of Company and its Subsidiaries disclosed in
          the Offering Circular relating to the Subordinated
          Notes, to the extent deducted in determining
          Consolidated Net Income:                                 $____________

     9.   Non-cash items increasing Consolidated Net Income:       $____________

     10.  Payments made with respect to Earn Out Agreements
          permitted under the Credit Agreement, to the extent
          not otherwise deducted in determining Consolidated
          Net Income:                                              $____________

     11.  Payments made with respect to Management Fees, to the extent not otherwise deducted in determining
          Consolidated Net Income:                                 $____________

     12.  Consolidated EBITDA ((F.1 + F.2 + F.3 + F.4 + F.5 +
          F.6 + F.7 + F.8) - (F.9 + F.10 + F.11)):                 $____________

     13.  Consolidated Interest Expense:                           $____________

     14.  Interest Coverage Ratio ((F.12):(F.13)):                 _____:1.00

     15.  Minimum Interest Coverage Ratio required under
          subsection 7.6A:                                         _____:1.00

G.   Maximum Leverage Ratio (as of _____________, [199_] [200_])

     1.   Consolidated Total Debt:                                 $____________

     2.   Consolidated EBITDA for the Calculation Period ended on
          the above date (F.12 above):                             $____________

     3.   Maximum Leverage Ratio permitted under subsection 7.6B:  _____:1.00

H. Minimum Fixed Charge Coverage Ratio (for Calculation Period ending _____________, [199_] [200_])

     1.   Consolidated EBITDA (F.12 above):                        $____________

     2. Scheduled cash repayments of principal of all Indebtedness (as reduced by prepayments previously
          made):                                                   $____________

     3.   Consolidated Interest Expense (F.13 above):              $____________

     4.   Consolidated Maintenance Capital Expenditures:           $____________

     5.   Taxes based on income actually paid in cash:             $____________

     6.   Consolidated Fixed Charges (H.2 + H.3 + H.4 + H.5):      $____________

     7.   Fixed Charge Coverage Ratio ((H.1):(H.6)):               _____:1.00

     8.   Minimum Fixed Charge Coverage Ratio required under
          subsection 7.6C:                                         _____:1.00

I.   Consolidated Maintenance Capital Expenditures (for the
     Fiscal Year ending December 31, [199_] [200_] [to date])      $____________

     1.   Consolidated Maintenance Capital Expenditures:           $____________

     2.   Maximum Consolidated Maintenance Capital Expenditures
          Amount permitted under subsection 7.6D (as adjusted
          (calculations and supporting information therefor
          attached hereto) in accordance with the provisos to
          such subsection):                                        $____________

J.   Fundamental Changes

     1.   Aggregate fair market value of assets sold in Asset
          Sales described in subsection 7.7(iv) during the
          period commencing _________________, [199_] [200_]:      $____________

     2.   Consolidated EBITDA (F.12 above):                        $____________

     3.   Maximum Asset Sales permitted under subsection
          7.7(iv) (.20 x (J.2)):                                   $____________

     4.   Permitted Acquisitions made during preceding 12-month
          period:                                                  $____________

     5.   Permitted Portfolio Acquisitions made during preceding
          12-month period:                                         $____________

     6.   Aggregate amount expended for acquisitions described
          under subsection 7.7(v) for the preceding 12-month
          period:                                                  $____________

     7.   Maximum amount permitted to be expended on acquisitions
          permitted under subsection 7.7(v) (calculations and
          supporting information therefor attached hereto), as
          adjusted in accordance with the proviso to such
          subsection:                                              $____________

[K.  Consolidated Excess Cash Flow (for the Fiscal Year ending
     December 31, [199_] [200_]) [for Fiscal Years 1997 and thereafter]

     1.   Consolidated EBITDA (F.12 above):                        $____________

     2.   Consolidated Working Capital Adjustment:                 $____________

     3.   Voluntary and scheduled cash repayments of
          Consolidated Total Debt (excluding repayments of
          Revolving Loans
          except to the extent the Revolving Loan Commitments
          are permanently reduced):                                $____________

     4.   Consolidated Capital Expenditures (minus any portion
          thereof financed with proceeds of Indebtedness):         $____________

     5.   Consolidated Interest Expense (F.13 above):              $____________

     6.   Provisions for current taxes based on income and
          payable in cash:                                         $____________

     7.   Consolidated Excess Cash Flow ((K.1 + K.2) -
          (K.3 + K.4 + K.5 + K.6)):                                $____________

     8.   Portion of Consolidated Excess Cash Flow required
          to be prepaid (.50 x (K.7 [- $7,500,000 [FOR 1997
          ONLY]])):                                                $____________

L.   Leverage Ratio (as of ___________, [199_] [200_], for
     purposes of determining Pricing Reduction, if any)

     1.   Consolidated Total Debt:                                 $____________

     2.   Consolidated EBITDA (F.12 above):                        $____________

     3.   Leverage Ratio ((L.1):(L.2))                             _____:1.00

                                   EXHIBIT XI

                        [FORM OF OPINION OF WHITE & CASE]


                                     XI-A-1

                                   EXHIBIT XII

                   [FORM OF OPINION OF O'MELVENY & MYERS LLP]
                               [O'M&M Letterhead]


                                     [Date]

                                      1996

                                                                     657,392-031
                                                                        [doc ID]

Goldman Sachs Credit Partners L.P.,
as Arranging Agent and Co-Administrative Agent
85 Broad Street
New York, New York  10004

The Chase Manhattan Bank,
as Co-Administrative Agent
Chase Securities Inc.,
as Arranging Agent
270 Park Avenue
New York, New York  10017

SunTrust Bank, Atlanta,
as Collateral Agent
25 Park Place, 23rd Floor
Atlanta, Georgia 30303

        and

The Lenders Party to the Credit
  Agreement Referenced Below

     Re:  Loans to Outsourcing Solutions Inc.

Ladies and Gentlemen:

     We have acted as counsel to Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents (in such capacity, "Co-Administrative Agents"), and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents (in such capacity, the "Arranging Agents"), in connection with the preparation and delivery of a Credit


                                      XII-1

Goldman Sachs Credit Partners L.P.
The Chase Manhattan Bank
Chase Securities Inc.
SunTrust Bank, Atlanta
[date]
Page 2


Agreement dated as of November 6, 1996 (the "Credit Agreement") among Outsourcing Solutions Inc., a Delaware corporation ("Company"), the financial institutions listed therein as lenders, Arranging Agents, SunTrust Bank, Atlanta, as Collateral Agent (in such capacity, "Collateral Agent"), and Co-Administrative Agents (collectively, Co-Administrative Agents, Collateral Agent and Arranging Agents are "Agents") and in connection with the preparation and delivery of certain related documents.

     We have participated in various conferences with representatives of Company and Agents and conferences and telephone calls with White & Case, counsel to Loan Parties, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinion of White & Case (the "Opinion") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

     Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinion and the officers' certificates and other documents delivered in connection with the and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                       Respectfully submitted,



                                      XII-2

                                  EXHIBIT XIII

                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, restated, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

     IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Assignment and Assumption.

     (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "Assigned Share"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

     (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available


                                     XIII-1
funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

     (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Tranche A Term Loan, the outstanding Tranche B Term Loan and the Pro Rata Share corresponding to the Assigned Share.

     (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Agents, Assignor and the other Lenders and their respective successors and permitted assigns.

     (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Tranche A Term Loan, the outstanding Tranche B Term Loan and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans corresponding thereto, and (iii) from and after the Settlement Date, Chase Co-Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (1) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (2) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Chase Co-Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

SECTION 2.  Certain Representations, Warranties and Agreements.

     (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

     (b) Assignor shall not be responsible to Assignee for the , effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written


                                     XIII-2
or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf Company or of any other Loan Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

     (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making or purchasing of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

     (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

     (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

SECTION 3.  Miscellaneous.

     (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such


                                     XIII-3
additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

     (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

     (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

     (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the of a counterpart hereof by each of Assignor and Assignee, (ii) the giving of notice to Company, (iii) the receipt by Chase Co-Administrative Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement,
(iv) in the event Assignee is a Non-US Lender (as defined in subsection


                                     XIII-4

2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Chase Co-Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Chase Co-Administrative Agent pursuant to said subsection 2.7B(iii)(a), (v) the of a counterpart hereof by each Co-Administrative Agent as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement and by Chase Co-Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, (vi) the receipt by Chase Co-Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Chase Co-Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.


                                     XIII-5

                                SCHEDULE OF TERMS

1.   Company: OUTSOURCING SOLUTIONS INC.

2. Name and Date of Credit Agreement: Credit Agreement dated as of November 6, 1996, by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administra- tive Agents, SunTrust Bank, Atlanta, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents.

3.   Amounts:                            Re: Tranche A   Re: Tranche B  Re: Revolving
                                           Term Loans      Term Loans     Loans
     (a)  Aggregate Commitments of all
          all Lenders:                   $               $              $
                                         -----------     -----------    -----------
     (b)  Assigned Share/Pro Rata Share:            %               %              %
                                         -----------     -----------    -----------
     (c)  Amount of Assigned Share of
          Commitments:                   $               $              $
                                         -----------     -----------    -----------
     (d)  Amount of Assigned Share of
          Term Loans:                    $               $
                                         -----------     -----------


4.   Settlement Date: ____________, [199_][200_]

5.   Payment Instructions:

     ASSIGNOR:                               ASSIGNEE:
     ___________________________             __________________________________
     ___________________________             __________________________________
     ___________________________             __________________________________
     Attention:_________________             Attention:________________________
     Reference:_________________             Reference:________________________

6.   Notice Addresses:

     ASSIGNOR:                               ASSIGNEE:
     ___________________________             __________________________________
     ___________________________             __________________________________
     ___________________________             __________________________________
     Attention:_________________             Attention:________________________
     Reference:_________________             Reference:________________________


                                     XIII-6

7.   Signatures:


     [NAME OF ASSIGNOR],                     [NAME OF ASSIGNEE],
     as Assignor                             as Assignee


     By:__________________________           By:__________________________
        Name:                                   Name:
        Title:                                  Title:


     Consented to in accordance with         Consented to and accepted in accor-
     subsection 10.1B(i) of the Credit       dance with subsections 10.1B(i) and
     Agreement                               (ii) of the Credit Agreement



     GOLDMAN SACHS CREDIT                    THE CHASE MANHATTAN
       PARTNERS L.P.,                          BANK,
     as Co-Administrative Agent              as Chase Co-Administrative Agent


     By:__________________________           By:__________________________
        Name:                                   Name:
        Title:                                  Title:


                                     XIII-7

                                   EXHIBIT XIV

                         [FORM OF PERMITTED SELLER NOTE]

                       % NON-NEGOTIABLE SUBORDINATED NOTE


[Insert Date]                                                     $_____________

     OUTSOURCING SOLUTIONS INC., a Delaware corporation (the "Borrower"), hereby promises upon the terms and subject to the provisions hereof to pay to [NAME OF SELLER] (the "Holder"), the principal amount of [___________] Dollars ($____________).

     This ___% Non-Negotiable Junior Subordinated Note (the "Note") was issued pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of [__________, [199_] [200_], between the Borrower and the Holder.

     1. Definitions. As used herein, the following terms shall have the following meanings:

     "Indebtedness" means (i) all obligations for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations contingent or otherwise in connection with acceptance, letter of credit or similar facilities, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments or securities, (iii) all indebtedness created or arising under any sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all rental obligations under capital leases to the extent not included in clause (iii) above, (v) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and all other contingent obligations in respect of, or obligations to purchase or otherwise acquire or to assure payment of, indebtedness of others and (vi) indebtedness of others secured by any lien upon property, whether or not assumed, but only to the extent of such property's fair market value.

     "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

     "Senior Agent" shall mean The Chase Manhattan Bank, N.A., as Co-Administrative Agent for the Lenders under the Senior Credit Agreement, and its successors in such capacity, or if there is then no acting Administrative Agent under the Senior Credit Agreement, financial institutions holding a majority in principal amount of the Senior Debt outstanding thereunder.


                                      XIV-1

     "Senior Credit Agreement" shall mean the Credit Agreement, dated as of November 6, 1996, by and among the Borrower, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, N.A., as Co-Administrative Agents, SunTrust Bank, Atlanta, as Collateral Agent, Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, and the financial institutions listed therein as Lenders, as amended, restated, modified or supplemented from time to time hereafter, together with any credit agreement or similar document from time to time executed by the Borrower to evidence any Refinancing (as defined in the definition of Senior Indebtedness) or successive Refinancings.

     "Senior Indebtedness" shall mean (i) all Obligations (as defined in the Senior Credit Agreement) (including Contingent Obligations, as defined in the Senior Credit Agreement) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Debt Documents, (ii) any additional Indebtedness incurred under or pursuant to the Senior Credit Agreement and the other Senior Debt Documents whether such Obligations or additional Indebtedness involve principal prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding) indemnities or reimbursement of fees, expenses or other amounts, and (iii) any indebtedness incurred for the purpose of refinancing, restructuring, extending or renewing (collectively, "Refinancing") the obligations of the Borrower under the Senior Credit Agreement as set forth in clauses (i) and (ii) above.

     "Senior Debt Documents" shall mean the Senior Credit Agreement and all other documents and instruments delivered or filed in connection with the creation or incurrence of any Senior Indebtedness (including, without limitation, the guaranty agreements executed and delivered by the subsidiaries of the Borrower in respect of the Obligations under the Senior Credit Agreement).

     "Senior Lenders" shall mean the financial institutions party to the Senior Credit Agreement as "Lenders" from time to time.

     2. Payment of Interest. Interest shall accrue on the unpaid principal amount of this Note from the date hereof at the rate of [____]% per annum [NOT TO EXCEED 12%] (the "Interest Rate"), calculated on the basis of a 365 day year. The Borrower shall pay interest semi-annually in arrears on the fifteenth day of January and July in each year (each, an "Interest Payment Date") commencing on ___________, [199_][200_].

     3. Payment of Principal.

     (a) Scheduled Payment. Subject to the provisions of Section 4 hereof, on [_____________], [199_][200_] (the "Maturity Date"), the Borrower shall pay to the holder of this Note the entire principal amount of this Note, plus all accrued and unpaid interest hereon which is then unpaid.

     (b) Optional Prepayments. Subject to the provisions of Section 4 hereof, the Borrower may, at any time and from time to time, without premium or penalty, prepay all or a


                                      XIV-2
portion of the unpaid principal amount of this Note, together with unpaid interest accrued since the preceding Interest Payment Date to which interest has been paid on such portion of the principal amount which it is prepaying; provided, that no such prepayment shall be made if such prepayment is then prohibited by the terms of any Senior Indebtedness. A prepayment of less than all of the unpaid principal amount of this Note shall not relieve the Borrower of its obligation to make the scheduled payment on this Note on the Maturity Date. Each partial payment under this Note shall first be credited to accrued and unpaid interest on the principal being prepaid, and the remainder shall be credited to principal. Whenever any payment to be made hereunder shall be due on a date which is not a business day, the payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of interest with respect to such payment

     4. Subordination.

     (a) Agreement to Subordinate. The Borrower and, by its acceptance hereof, each Holder agree that the indebtedness of the Borrower evidenced by this Note, whether for principal, interest on any other amount payable under or in respect hereof and all rights or claims arising out of or associated with such Indebtedness (the "Subordinated Obligations"), shall be junior and subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness, in accordance with the provisions of this Section 4. Each holder of Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the agreements of the Borrower and the holder of this Note contained in this Section 4. The provisions of this Section 4 shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Borrower. Any provision of this Note to the contrary notwithstanding (other than the provision contained in Section 6), the Borrower shall not make, and no Holder shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever (including without limitation by distribution of assets, set off, exchange or any other manner) with respect to the Subordinated Obligations at any time when any of the Senior Indebtedness remains outstanding. Holder may receive interest payments in respect of the Subordinated Obligations in accordance with the terms of this Note except to the extent and at the times prohibited or restricted by the provisions of this Section 4. In no event shall the Holder commence any action or proceeding to contest the provisions of this Section 4 or the priority of the Liens (as defined in the Senior Credit Agreement) granted to the holders of the Senior Indebtedness by the Borrower. No Holder shall take, accept or receive any collateral security from the Borrower for the payment of the Subordinated Obligations.

     (b) Liquidation, Dissolution, Bankruptcy. In the event of any insolvency, bankruptcy, dissolution, winding up, liquidation, arrangement, reorganization, marshalling of assets or liabilities, composition, assignment for the benefit of creditors or other similar proceedings relating to the Borrower, its debts, its property or its operations, whether voluntary or involuntary, including, without limitation the filing of any petition or the taking of any action to commence any of the foregoing (which, in the case of action by a third party, is not dismissed within 60 days) (a "Bankruptcy Event"), all Senior Indebtedness shall first be paid in full in


                                      XIV-3
cash or other immediately available funds before Holder shall be entitled to receive or retain any payment or distribution of assets of the Borrower with respect to any Subordinated Obligations. In the event of any such Bankruptcy Event, any payment or distribution of assets to which Holder would be entitled if the Subordinated Obligations were not subordinated to the Senior Indebtedness in accordance with this Section 4, whether in cash, property, securities or otherwise, shall be paid or delivered by the debtor, custodian, trustee or agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the Senior Agent on behalf of the holders of the Senior Indebtedness for application to the payment of the Senior Indebtedness remaining unpaid, to the extent necessary to make payment in full in cash or other immediately available funds of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

     (c) No Payments with Respect to Subordinated Obligations in Certain Circumstances.

          (i) In circumstances in which Section 4(b) is not applicable, no payment of any nature (including, without limitation, any distribution of assets) in respect of the Subordinated Obligations (including, without limitation, pursuant to any judgment with respect thereto or on account of the purchase or redemption or other acquisition of Subordinated Obligations, by set off, prepayment exchange or other manner) shall be made by or on behalf of the Borrower if, at the time of such payment:

                    (A) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Indebtedness (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

                    (B) subject to the last sentence of this Section 4(c), (x) the Borrower shall have received notice from the Senior Agent of the occurrence of one or more Events of Default (as defined in the Senior Credit Agreement) in respect of the Senior Indebtedness (other than payment defaults described in Section 4(c)(i)(A) above), (y) each such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents, and (z) 180 days shall not have elapsed since the date such notice was received.

     The Borrower may resume payments (and may make any payments missed due to the application of Section 4(c)(i) in respect of the Subordinated Obligations or any judgment with respect thereto:

                    (A) in the case of a default referred to in clause (A) of this Section 4(c)(i), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or


                                      XIV-4

                    (B) in the case of an Event of Default or Events of Default referred to in clause (B) of this Section 4(c)(i), upon the earlier to occur of (1) the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or (2) the expiration of such period of 180 days.

          (ii) Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash, or provision for such payment shall be made in a manner satisfactory to the holders of the Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Obligations.

          (iii) The Borrower shall give prompt written notice to the Holder of
     (i) any default in respect of Senior Obligations referred to in Section 4(c)(i)(A) and (ii) any notice of the type described in Section 4(c)(i)(B) from the Senior Agent.

     (d) When Distribution Must Be Paid Over. In the event that Holder shall receive any payment or distribution of assets that Holder is not entitled to receive or retain under the provisions of this Note, Holder shall hold any amount so received in trust for the holders of Senior Indebtedness, shall segregate such assets from other assets held by Holder and shall forthwith turn over such payment or distribution (without liability for interest thereon) to the Senior Agent on behalf of the holders of Senior Indebtedness in the form received (with any necessary endorsement) to be applied to Senior Indebtedness.

     (e) Exercise of Remedies. So long as any Senior Indebtedness is outstanding (including any loans, any letters of credit, any commitments to lend or any lender guarantees), Holder (solely in its capacity as a holder of this Note) shall not exercise any rights or remedies with respect to an Event of Default under this Note, including, without limitation, any action (l) to demand or sue for collection of amounts payable hereunder, (2) to accelerate the principal of this Note, or (3) to commence or join with any other creditor (other than the holder of a majority in principal amount of the Senior Indebtedness) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event prior to the earlier of:

                    (A) the payment in full in cash or other immediately available funds of all Senior Indebtedness;

                    (B) the initiation of a proceeding (other than a proceeding prohibited by clause (3) of this Section 4(e)) in connection with or premised upon the occurrence of a Bankruptcy Event;

                    (C) the expiration of 180 days immediately following the receipt by the Senior Agent of notice of the occurrence of such Event of Default from the Holder; and

                    (D) the acceleration of the maturity of the Senior Indebtedness;


                                      XIV-5
provided, however, that if, with respect to (B) and (D) above, such proceeding or acceleration, respectively, is rescinded, or with respect to (C) above, during such 180-day period such Event of Default has been cured or waived, the prohibition against taking the actions described in this section 4(e) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In all events, unless an event described in clause (A), (B) or (D) above has occurred and not been rescinded, the Holder shall give thirty (30) days prior written notice to the Senior Agent before taking any action described in this Section 4(e), which notice shall describe with specificity the action that the Holder in good faith intends to take.

     (f) Acceleration of Payment of Note. If this Note is declared due and payable prior to the Maturity Date, no direct or indirect payment that is due solely by reason of such declaration shall be made, nor shall application be made of any distribution of assets of the Borrower (whether by set off or in any other manner, including, without limitation, from or by way of collateral) to the payment, purchase or other acquisition or retirement of this Note, unless, in either case, (i) all amounts due or to become due on or in respect of the Senior Indebtedness (including with respect to any outstanding letters of credit) shall have been previously paid in full in cash or other immediately available funds or in any other manner satisfactory to all holders of such Senior Indebtedness, (ii) all commitments to lend under Senior Indebtedness shall have been terminated, (iii) all guarantees constituting Senior Indebtedness shall have been terminated and (iv) all lender guarantees constituting Senior Indebtedness shall have been permanently reduced to zero.

     (g) Proceedings Against Borrower. So long as any Senior Indebtedness is outstanding (including any loans, any commitments to lend or open lender guarantees or any lender guarantees, Holder (solely in its capacity as a holder of this Note) shall not commence any bankruptcy, insolvency, reorganization or other similar proceeding against Borrower.

     (h) Amending Senior Indebtedness. Any holder of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Holder (i) modify or amend the terms of the Senior Indebtedness provided that such Senior Indebtedness cannot be extended or renewed past December 31, 2003, (ii) sell, exchange, release, fail to perfect a lien on or a security interest in or otherwise in any manner deal with or apply any property pledged or mortgaged to secure, or otherwise securing, Senior Indebtedness, (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness, (iv) exercise or refrain from exercising any rights against Borrower or any other person, (v) apply any sums by whomever paid or however realized to Senior Indebtedness or (vi) take any other action that might be deemed to impair in any way the rights of the holder of this Note. Any and all of such actions may be taken by the holders of Senior Indebtedness without incurring responsibility to Holder and without impairing or releasing the obligations of Holder to the holders of Senior Indebtedness.

     (i) Certain Rights in Bankruptcy. Holder hereby irrevocably authorizes and empowers each holder of Senior Indebtedness (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the terms of this Note, to file and prove all claims (including claims in bankruptcy) relating to this Note, to exercise any


                                      XIV-6
right to vote arising with respect to this Note and any claims hereunder in any bankruptcy, insolvency or similar proceeding and take any and all other actions in the name of Holder (solely in its capacity as a holder of this Note), as such holder of Senior Indebtedness determines to be necessary or appropriate.

     (j) Subrogation. No payment or distribution to any holder of Senior Indebtedness pursuant to the provisions of this Note shall entitle Holder to exercise any right of subrogation in respect thereof until (i)(w) all Senior Indebtedness shall have been paid in full in cash or other immediately available funds or in any other manner satisfactory to all holders of Senior Indebtedness,
(x) all commitments to lend under Senior Indebtedness shall have been terminated, (y) all guarantees constituting Senior Indebtedness shall have been terminated and (z) all lender guarantees constituting Senior Indebtedness shall have been permanently reduced to zero or (ii) all holders of Senior Indebtedness have consented in writing to the taking of such action.

     (k) Relative Rights. The provisions of this Section 4 are for the benefit of the holders of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against Holder. Holder acknowledges and agrees that any breach of the provisions of this Section 4 will cause irreparable harm for which the payment of monetary damages may be inadequate. For this reason, Holder agrees that, in addition to any remedies at law or equity to which a holder of the Senior Indebtedness may be entitled, a holder of the Senior Indebtedness will be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Section 4 and/or to compel specific performance of such provisions. The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made. The provisions of this
Section 4 are not intended to impair and shall not impair as between Borrower and Holder, the obligation of Borrower, which is absolute and unconditional, to pay Holder all amounts owing under this Note.

     (l) Reliance on Orders and Decrees. Subject to the provisions of Section 4(d) hereof, upon any payment or distribution of assets of Borrower, whether in cash, property, securities or otherwise, Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to Holder for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

                                      XIV-7

     5. Events of Default.

     (a) Definition. The following shall be an "Event of Default" under this Note;

               (i) the Borrower shall fail to make any payment of interest on this Note when the same shall become due and payable and such failure shall continue for a period of 5 days;

               (ii) the Borrower shall fail to make any payment of the principal of this Note when the same shall become due and payable, whether on the Maturity Date or otherwise;

               (iii) (A) the Borrower shall commence any case, proceeding or action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, (B) the Borrower shall make a general assignment for the benefit of its creditors,
     (C) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (A) above which shall not have been vacated or discharged within 60 days from the commencement thereof, or (iv) a court shall enter a decree or order for relief in any involuntary case under Title 11 of the United States Code, as amended from time to time, or any applicable bankruptcy or similar law now or hereafter in effect, which decree or order is not stayed, vacated, discharged, or bonded pending appeal within 60 days from the entry thereof; or

               (iv) the acceleration of the maturity of the Senior Indebtedness.

     (b) Remedies. If an Event of Default shall occur and be continuing, then, subject to the provisions of Section 4, the Holder may, upon written notice to the Borrower, declare all amounts owing under this Note to be immediately due and payable.

     Subject to the immediately preceding paragraph and to Section 4 above, the Holder shall also have all other rights in respect of this Note following the occurrence and during the continuance of an Event of Default which are available pursuant to applicable law or in equity.

     [6. Right of Set-Off. Anything in this Note to the contrary notwithstanding, nothing in this Note shall preclude the Borrower from timely exercising such Borrower's right pursuant to Section ______ of the Purchase Agreement to set-off indemnification claims against this Note and/or interest payments under this Note.]


                                   XIV-8

     7. No Presentment. The Borrower, for itself and any guarantors hereof, and their successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives any right to be released by reason of any extension of time or change in the terms of payment.

     8. Amendment. So long as any Senior Indebtedness is outstanding (including any commitment under the Senior Agent Documents) the terms of this Note may be amended only with the consent of the Senior Agent. Subject to the foregoing, without the consent of the Senior Agent hereof, this Note may be amended by the Borrower and the Holder to cure any ambiguity, defect or inconsistency that does not affect the subordination provisions hereof or the rights of the Senior Lenders.

     9. Cancellation. After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to the Borrower for cancellation and shall not be reissued.

     10. Transfer Restrictions: Acknowledgment of Security Interest. This Note shall not be transferrable by the Holder hereof without the prior written consent of the Borrower (which consent shall not be unreasonably withheld). The Holder hereby acknowledges, and agrees to, the Borrower's grant of its interest herein to the Lenders under the Credit Agreement, dated as of the date hereof, to collaterally secure the Borrower's obligations under such Credit Agreement.

     11. Payment of Expenses. The Borrower agrees to pay all costs and expenses (including reasonable attorneys' fees) reasonably incurred by the Holder after the occurrence and during the continuance of an Event of Default in enforcing any obligations under this Note or in collecting any payments due from Borrower under this Note (including in connection with a bankruptcy or insolvency proceeding with respect to the Borrower).

     12. Governing Law. The construction, validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     13. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only, and do not constitute a part of this Note.


                                      XIV-9

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date first written above.

                                       OUTSOURCING SOLUTIONS INC.



                                       By:____________________________________
                                          Name:
                                          Title:


Agreed:

[NAME OF SELLER]



By:________________________________
   Name:
   Title:


                                     XIV-10

                                   EXHIBIT XV

                    [FORM OF CERTIFICATE RE NON-BANK STATUS]

                         CERTIFICATE RE NON-BANK STATUS

     Reference is hereby made to that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as amended, restated, supplemented or otherwise modified to the date hereof, being the "Credit Agreement"), by and among Outsourcing Solutions Inc., a Delaware corporation, the financial institutions listed therein as Lenders ("Lenders"), Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as co-administrative agents for Lenders, SunTrust Bank, Atlanta, as collateral agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as arranging agents. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.


                                       [NAME OF LENDER]


                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT XVI

                     [FORM OF COLLATERAL ACCOUNT AGREEMENT]

                          COLLATERAL ACCOUNT AGREEMENT

     This COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is dated as of November 6, 1996 and entered into by and between OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Pledgor"), and SUNTRUST BANK, ATLANTA, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below.

                             PRELIMINARY STATEMENTS

     A. Pursuant to that certain Credit Agreement dated as of November 6, 1996 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Pledgor,, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Secured Party, as Collateral Agent, and Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

     B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

SECTION 1. Certain Definitions.

     The following terms used in this Agreement shall have the following meanings:

          "Collateral" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Collateral.


                                      XVI-1

          "Collateral Account" means the restricted deposit account established and maintained by Secured Party pursuant to subsection 2(a).

          "Secured Obligations" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

SECTION 2.  Establishment and Operation of Collateral Account.

     (a) Secured Party is hereby authorized to establish and maintain at its office at _____________________________________________, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Outsourcing Solutions Inc. Collateral Account".

     (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

     (c) All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgor but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Pledgor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account.

     (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

SECTION 3.  Deposits of Cash Collateral.

     (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds, in each case addressed as follows:


                                      XVI-2

         Account No.:
         ABA No.:
         Reference:
         Attention:

Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

     (b) If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the Collateral Account in accordance with Section 3(a). Upon any drawing under any outstanding Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event the amount deposited in the Collateral Account pursuant to this Section 3(b) exceeds the maximum amount available to be drawn under all Letters of Credit, Secured Party shall apply such excess amount then on deposit in the Collateral Account in accordance with subsection 2.4D of the Credit Agreement.

     (c) Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

SECTION 4.  Pledge of Security for Secured Obligations.

     Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all Secured Obligations.

SECTION 5. No Investment of Amounts in the Collateral Account; Interest on Amounts in the Collateral Account.

     (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

     (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.


                                      XVI-3

     (c) Subject to Secured Party's rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with subsection 5(b) shall be deposited directly in, and held in the Collateral Account.

SECTION 6.  Representations and Warranties.

     Pledgor represents and warrants as follows:

          (a) Ownership of Collateral. Pledgor is (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement.

          (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the , delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

          (c) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

          (d) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

SECTION 7.  Further Assurances.

     Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Secured Party's security interest in all or any part of the Collateral.


                                      XVI-4

SECTION 8.  Transfers and other Liens.

     Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

SECTION 9.  Secured Party Appointed Attorney-in-Fact.

     Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

SECTION 10.  Secured Party May Perform.

     If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under subsection 10.2 of the Credit Agreement.

SECTION 11.  Standard of Care.

     The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.


                                      XVI-5

SECTION 12. Remedies.

     (a) If any Event of Default or Potential Event of Default shall have occurred and be continuing, Secured Party may (i) transfer any or all of the Collateral to an account established in Secured Party's name (whether at Secured Party or otherwise) or (ii) otherwise register title to any Collateral in the name of Secured Party or one of its nominees or agents, without reference to any interest of Pledgor.

     (b) If any Event of Default shall have occurred and be continuing, subject to the provisions of subsection 3(b), Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral).

     (c) If the proceeds of any disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

     (d) Anything contained herein to the contrary notwithstanding, any of the Collateral consisting of cash held by Secured Party in the Collateral Account shall be subject to Secured Party's rights of set-off under subsection 10.4 of the Credit Agreement.

SECTION 13.  Continuing Security Interest; Transfer of Loans.

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.


                                      XVI-6

SECTION 14.  Secured Party as Agent.

     (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

     (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.5 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 15.  Amendments; Etc.

     No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.


                                      XVI-7

SECTION 16.  Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

SECTION 17.  Failure or Indulgence Not Waiver; Remedies Cumulative.

     No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 18.  Severability.

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 19.  Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 20.  Governing Law; Terms.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST

                                      XVI-8

HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 21.  Counterparts.

     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]


                                      XVI-9

     IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       OUTSOURCING SOLUTIONS INC.



                                       By:_____________________________________
                                          Name:
                                          Title:


                                     XVI-10

                                       SUNTRUST BANK, ATLANTA,
                                       as Secured Party



                                       By:_____________________________________
                                          Name:
                                          Title:



                                       By:_____________________________________
                                          Name:
                                          Title:


                                     XVI-11